                                               Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-63082

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION. DATED JULY 12, 2002.
       PROSPECTUS SUPPLEMENT NO. -- TO THE PROSPECTUS DATED JUNE 25, 2001
               AND THE PROSPECTUS SUPPLEMENT DATED JUNE 25, 2001.

                         THE GOLDMAN SACHS GROUP, INC.
[GOLDMAN SACHS LOGO]
                          MEDIUM-TERM NOTES, SERIES B
                            ------------------------

                                $
                   INTERNATIONAL INDEX LINKED NOTES DUE 2004
 (Linked to a Basket of Dow Jones Euro STOXX 50(SM) Index, FTSE(TM) 100 Index,
                          Nikkei 225(TM) Index and the
                              Swiss Market Index)
                            ------------------------

    Your return on the international indexed linked notes is linked to the local currency performance of a basket of the following four international equity indices, with each index having a relative weighting on the trade date as indicated: 36.3% for the Dow Jones Euro STOXX 50 Index, 32% for the FTSE 100 Index, 23% for the Nikkei 225 Index and 8.7% for the Swiss Market Index. Your return on the notes also will reflect changes in the exchange rate between the U.S. dollar and the currencies in which the respective indices are denominated. AS A RESULT, IF THE VALUE OF THE U.S. DOLLAR APPRECIATES AGAINST SOME OR ALL OF THE RELEVANT LOCAL CURRENCIES, YOU MAY NOT RECEIVE ANY RETURN ON YOUR NOTES, DESPITE THE FACT THAT THERE HAVE BEEN INCREASES IN ALL OF THE RESPECTIVE INDICES, AND YOU MAY LOSE UP TO 10% OF YOUR INVESTMENT.

    IN ADDITION, IF THERE IS NO CHANGE IN THE LEVELS OF THE INDICES AND IN ANY OF THE RELEVANT EXCHANGE RATES, YOU WILL RECEIVE ONLY 90% OF THE FACE AMOUNT OF YOUR NOTE AND WILL LOSE 10% OF YOUR INVESTMENT. No matter how each of these indices perform, however, you will receive at least 90% of the face amount of
the notes on the stated maturity of the notes, which is              , 2004
(unless that date is extended due to market disruption, currency disruption or non-business days). You will not receive any interest or other payment with respect to the notes prior to the stated maturity date.

    On the stated maturity date, we will pay you an amount in cash equal to 90% of the face amount of your note plus the supplemental payment amount, if any. We will calculate the supplemental payment amount on each note as follows:

    - First, for each of the four indices, we will convert the closing index level on the determination date (subject to certain adjustments) into U.S. dollars at the effective currency exchange rate on such date for each index. We will multiply these U.S. dollar values by their respective fixed
      reference amounts (             for the Dow Jones Euro STOXX 50 Index,
                   for the FTSE 100 Index,              for the Nikkei 225 Index
      and              for the Swiss Market Index). The sum of these four
      results is the final basket level.

    - Then, we will calculate the basket return by determining the percentage increase or decrease, if any, of the final basket level from USD 100 (the initial basket level). There may be an increase, a decrease or no change in one or more of the four indices in U.S. dollar terms.

    - Next, we will multiply the face amount by the basket return determined in the step above. This is the supplemental payment amount. In no event will the supplemental payment amount be less than zero.

    - Finally, we will take 90% of the face amount of the note and add it to the supplemental payment amount. If the supplemental payment amount is zero (which would have occurred if the final basket level is at the same level or lower than the initial basket level), you will receive only 90% of the face amount of your note.

    Because we have provided only a brief summary of the terms of your note above, you should read the detailed description of the terms of the notes found in "Summary Information" on page S-2 and "Specific Terms of Your Note" beginning on page S-17.

YOUR INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS AND WE ENCOURAGE YOU TO READ "ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTE" ON PAGE S-10 SO THAT YOU MAY BETTER UNDERSTAND THOSE RISKS.

ORIGINAL ISSUE DATE:               , 2002
ORIGINAL ISSUE PRICE:  100% of the face amount
NET PROCEEDS TO THE GOLDMAN SACHS GROUP, INC.:      % of the face amount
                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    Goldman Sachs may use this prospectus supplement in the initial sale of the notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this prospectus supplement in a market-making transaction in a note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS SUPPLEMENT IS BEING USED IN A MARKET-MAKING TRANSACTION.

The Dow Jones Euro STOXX 50(SM) Index is owned by STOXX LIMITED. The name of the index is a service mark of DOW JONES & COMPANY, INC. and has been licensed for certain purposes by us. The notes are not sponsored, endorsed, sold or promoted by STOXX LIMITED or DOW JONES & COMPANY, INC.

"FTSE(TM)", "FT-SE(R)", and "Footsie(R)" are trademarks of the London Stock Exchange Plc and The Financial Times Ltd. and are used by FTSE International Limited under license. The notes are not sponsored, endorsed or otherwise promoted by FTSE International Ltd or by the London Stock Exchange Plc or by The Financial Times Ltd.

Nikkei 225 is a trademark of Nihon Keizai Shimbun, Inc. The notes are not sponsored, endorsed or otherwise promoted by NKS and NKS makes no representation regarding the advisability of investing in the notes.

SMI(R) (Swiss Market Index) is a registered trademark of SWX Swiss Exchange which is used under license. The notes are neither endorsed, issued, sold or promoted by SWX Swiss Exchange. All liability is excluded.

                              GOLDMAN, SACHS & CO.
                            ------------------------

               Prospectus Supplement dated                , 2002.

                              SUMMARY INFORMATION

We refer to the notes we are offering by this prospectus supplement as the "offered notes" or the "notes". Each of the offered notes, including your note, has the terms described below and under "Specific Terms of Your Note" on page S-17. Please note that in this prospectus supplement, references to "The Goldman Sachs Group, Inc.", "we", "our" and "us" mean only The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries. Also, references to the "accompanying prospectus" mean the accompanying prospectus, dated June 25, 2001, as supplemented by the accompanying prospectus supplement, dated June 25, 2001, of The Goldman Sachs Group, Inc.

                                   KEY TERMS

ISSUER:  The Goldman Sachs Group, Inc.

FACE AMOUNT:  as specified in the note; $          in the aggregate for all the
offered notes

INDICES: the Dow Jones Euro STOXX 50 Index (Bloomberg: DJST), FTSE 100 Index (Bloomberg: UKX), the Nikkei 225 Index (Bloomberg: NKY) and the Swiss Market Index (Bloomberg: SMI(R)) (or all of them as the case may be)

FOREIGN EXCHANGE RATES: USD/EUR, USD/GBP, JPY/USD and CHF/USD (or all of them as the case may be). In this prospectus, when we refer to "USD", "EUR", "GBP", "JPY" and "CHF", we mean U.S. dollar, euro, British pound sterling, Japanese yen and Swiss franc, respectively

INITIAL FOREIGN EXCHANGE RATE (TO BE DETERMINED ON THE TRADE DATE):
for USD/EUR,           for USD/GBP,           for JPY/USD and           for
CHF/USD

FINAL FOREIGN EXCHANGE RATE: with respect to each FX rate, the spot foreign exchange rate specified on the Reuters FEDSPOT page at 12:00 noon, New York City time, on the determination date (other than when a currency disruption event shall have occurred or be continuing)

INITIAL INDEX LEVEL (TO BE DETERMINED ON THE TRADE DATE):           for the Dow
Jones Euro STOXX 50 Index,           for the FTSE 100 Index,           for the
Nikkei 225 Index and           for the Swiss Market Index

FINAL INDEX LEVEL: with respect to each index, the closing level of the index on the determination date, subject to adjustment as provided under "Specific Terms of Your Note -- Discontinuance or Modification of the Index" below

PAYMENT AMOUNT: on the stated maturity date, we will pay the holder of the note cash equal to the sum of (i) 90% of the outstanding face amount of the note and
(ii) the supplemental payment amount

SUPPLEMENTAL PAYMENT AMOUNT:  the greater of (i) zero or (ii) the product of:

     - the outstanding face amount of the note multiplied by

     - the basket return

BASKET RETURN: the final basket level divided by the initial basket level, minus one

INITIAL BASKET LEVEL: The initial basket level will be set at USD 100. It is calculated as the weighted sum of the initial index levels, with each such level converted to U.S. dollars at its respective initial foreign exchange rate. The weight for each index in the basket is calculated so that the value of each index is equal to the initial stated weighting on the trade date as specified in the table below.

                              DOW JONES
                            EURO STOXX 50              FTSE 100               NIKKEI 225             SWISS MARKET
                            -------------       ----------------------  ----------------------  ----------------------
Initial index level...  EUR                     GBP                     JPY                     CHF
Initial foreign
exchange rate.........  USD/EUR                 USD/GBP                 JPY/USD                 CHF/USD
Initial weight          36.3                    32.0                    23.0                    8.7
  (USD)...............
Reference amount......  36.3/(initial index     32/(initial index       23/(initial index       8.7/(initial index
(constant value)        level x initial         level x initial         level/initial foreign   level/initial foreign
                        foreign exchange rate)  foreign exchange rate)  exchange rate)          exchange rate)

FINAL BASKET LEVEL: The final basket level is calculated as the weighted sum of the closing levels of the four indices on the determination date, with each such closing level converted to U.S. dollars at its respective final foreign exchange rate. The weight for each index is the constant reference amount, which will be determined on the trade date.

TRADE DATE:            , 2002

STATED MATURITY DATE:            , 2004, unless extended for up to six business
days

DETERMINATION DATE:  the fifth business day prior to           , 2004, unless
extended for up to five business days

NO INTEREST: the offered notes will not bear interest prior to the stated maturity date

NO LISTING: the offered notes will not be listed on any securities exchange, the Nasdaq National Market System or any electronic communications network

CALCULATION AGENT:  Goldman, Sachs & Co.

BUSINESS DAY:  as described on page S-21

                                      Q&A

                             HOW DO THE NOTES WORK?

     The notes offered by this prospectus supplement will have a stated maturity date two years after the original issue date. The return on the notes will be linked to the performance of a weighted basket of four international equity indices as well as their respective foreign exchange rates. The initial weightings of the four indices are 36.3% for the Dow Jones Euro STOXX 50 Index, 32% for the FTSE 100 Index, 23% for the Nikkei 225 Index and 8.7% for the Swiss Market Index. Your return on the notes also will reflect changes in the exchange rate between the U.S. dollar and the currencies in which the respective indices are denominated. As a result, if the value of the U.S. dollar appreciates against some or all of the relevant local currencies, you may not receive any return on your notes, despite the fact that there have been increases in all of the respective indices.

     The notes will bear no interest and no other payments will be made prior to the stated maturity date. However, the notes will provide 90% principal protection of the face amount if held to the stated maturity date. Depending on the performance of the indices and the foreign exchange rates, you may also receive a supplemental payment on the stated maturity date. If there is no change in the levels of the indices and in any of the relevant exchange rates, you will receive only 90% of the face amount of your note and you will lose 10% of your investment. In addition, even if some of the indices increase, a decrease in one or more of the other indices may offset those increases, and even if all of the index levels increase, those increases may be offset by changes in the applicable foreign exchange rates. In either event, you may receive only 90% of the face amount of your note and you may lose up to 10% of your investment. For more details, see "Additional Risk Factors Specific to Your Note -- You May Lose Some Of Your Principal" below.

     As discussed in the accompanying prospectus, the notes are indexed debt securities and are part of a series of debt securities entitled "Medium-Term Notes, Series B" issued by The Goldman Sachs Group, Inc. The notes will rank equally with all other unsecured and unsubordinated debt of The Goldman Sachs Group, Inc. For more details, see "Specific Terms of Your Note" below.

         WHAT WILL I RECEIVE ON THE STATED MATURITY DATE OF THE NOTES?

     We have designed the notes for investors who want to protect their investment by receiving at the stated maturity at least 90% of the face amount of their note, while also having an opportunity to participate in unlimited potential appreciation of a basket of four local currency-denominated international equity indices. However, if the amount payable on your note on the stated maturity date is the face amount of your note, or even if the amount payable exceeds the face amount, the overall return you earn on your note may be less than you would have earned by investing in a non- indexed debt security that bears interest at a prevailing market rate. For more details, see "Additional Risk Factors Specific to Your Note -- Your Note Does Not Bear Periodic Interest" below.

     For each offered note, we will pay at maturity an amount equal to 90% of the outstanding face amount of the note plus the supplemental payment amount, if any. The supplemental payment amount is the greater of (i) zero or (ii) the product of:

     - the outstanding face amount of the note multiplied by

     - the basket return

     The basket return equals the final basket level divided by the initial basket level, minus one. The initial basket level will be set at USD 100. The final basket level is calculated as the weighted sum of the final index levels of the four indices on the determination date, with each such final index level converted to U.S. dollars at its respective final foreign exchange rate. The weight for each index is the constant reference amount, which will be determined on the trade date as described in the table below.

                              DOW JONES
                            EURO STOXX 50              FTSE 100               NIKKEI 225             SWISS MARKET
                            -------------       ----------------------  ----------------------  ----------------------
Initial index level...  EUR                     GBP                     JPY                     CHF
Initial foreign
exchange rate.........  USD/EUR                 USD/GBP                 JPY/USD                 CHF/USD
Initial weight          36.3                    32.0                    23.0                    8.7
  (USD)...............
Reference amount......  36.3/(initial index     32/(initial index       23/(initial index       8.7/(initial index
(constant value)        level x initial         level x initial         level/initial foreign   level/initial foreign
                        foreign exchange rate)  foreign exchange rate)  exchange rate)          exchange rate)

     The calculation agent will determine the final index level for each index, which will be the closing level of that index on the determination date as calculated and published by the index sponsors. The calculation agent will also determine the final foreign exchange rate, which will be the spot foreign exchange rate corresponding to the currency of the applicable index as specified on the Reuters FEDSPOT page at 12:00 noon, New York City time on the determination date (other than when a currency disruption event shall have occurred or be continuing).

     We will pay you a supplemental payment amount only if the final basket level is greater than the initial basket level. If the final basket level is less than or equal to the initial basket level, the supplemental payment amount will be zero.

   WHAT WILL I RECEIVE IF I SELL THE NOTE PRIOR TO THE STATED MATURITY DATE?

     The market price for your note may be influenced by many factors, such as interest rates, foreign currency exchange rates and the volatility of the indices. Depending on the impact of these factors, you may receive less than 90% of the face amount of your note in any sale of your note prior to the stated maturity date. For more details, see "Additional Risk Factors Specific to Your Note -- The Market Price of Your Note May Be Influenced by Many Factors That Are Unpredictable and Interrelated in Complex Ways" below.

                             HYPOTHETICAL EXAMPLES

     If the final basket level is greater than the initial basket level (see examples I and II below), the payment amount on each offered note at the stated maturity will exceed 90% of the outstanding face amount. If the final basket level is less than or equal to the initial basket level (see examples III, IV and V below), the holder of each offered note will receive only 90% of the face amount. In no event will you lose more than 10% of your initial investment in a note if you buy the note upon issuance and hold it until the stated maturity date. Note that the final basket level can appreciate or depreciate due to changes in both index levels and foreign currency exchange rates. For more details about hypothetical pre-tax returns on your note, please see the following examples and "Hypothetical Pre-Tax Returns on Your Note".

     We have assumed for the following examples that the closing level of the indices on the determination date will be the same as they are on the stated maturity date. The following examples also assume that the note is purchased on the original issue date and held until the stated maturity date. If you sell your note before the stated maturity date, your return will depend upon the market value of your note at the time of sale, which may be affected by a number of factors that are not reflected in the examples below. For a discussion of some of these factors, see "Additional Risk Factors Specific to Your Note" below.

     The following examples are based on index returns and foreign exchange returns that are entirely hypothetical and do not take into account any taxes that you may owe as the result of owning your note; no one can predict what the value of the indices or foreign exchange rates will be on the determination date. The actual initial index levels and foreign exchange rates, which will serve as the basis for determining the reference amounts, may differ substantially from the initial index levels and foreign exchange rates on the date of this prospectus supplement (and may also differ from the levels on the day you purchase any offered notes). Consequently, the actual performance of the indices and foreign exchange rates over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples set forth below.

     The examples below assume that there is no change in or affecting the composition of the index stocks in the indices or the method by which the index sponsors calculate the index levels, that there is no change in the relative weighting of any index stock in a particular index, and that no market disruption event or currency disruption event occurs with respect to any index.

     In the table below, we provide a range of hypothetical final basket levels. Based on these hypothetical final basket levels, we illustrate a range of hypothetical pre-tax payment amounts as a percentage of the face amount that will be payable on the stated maturity date.

                                 HYPOTHETICAL PRE-TAX
    HYPOTHETICAL FINAL       PAYMENT AMOUNT AS PERCENT OF
BASKET LEVEL AS PERCENT OF    FACE AMOUNT ON THE STATED
   INITIAL BASKET LEVEL             MATURITY DATE
--------------------------   ----------------------------
           175%                          165%
           150%                          140%
           125%                          115%
           110%                          100%
           100%                           90%
            90%                           90%
            75%                           90%
            50%                           90%

     Note that you will not receive 100% of your investment at the stated maturity unless the hypothetical final basket level is 110% of the initial basket level.

     The final basket level will be determined by the performance of each of the indices and their associated foreign exchange rates. The following examples demonstrate how these factors may affect the pre-tax payment amount that the holder of each offered note will receive on the stated maturity date, expressed as a percentage of the face amount.

EXAMPLE I: ALL FOUR INDEX RETURNS ARE POSITIVE, AND ALL FOUR FOREIGN CURRENCIES
           APPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS GREATER THAN THE INITIAL BASKET LEVEL BY MORE THAN 10%. THE PRE-TAX PAYMENT AMOUNT IS GREATER THAN THE FACE AMOUNT.

                                DOW JONES
                              EURO STOXX 50   FTSE 100   NIKKEI 225   SWISS MARKET
                              -------------   --------   ----------   ------------
Initial index level                2,945.17   4,546.80   10,812.30      5,863.80
Initial foreign exchange
  rate                               0.9779     1.5235      120.11         1.495
                                   (USD/EUR)  (USD/GBP)   (JPY/USD)     (CHF/USD)
Reference amount                  0.0126038   0.0046196  0.2554988     0.0022181
Final index level                  3,386.95   5,092.42   12,434.15      6,567.46
Final foreign exchange rate           1.076      1.645     114.105        1.3605
                                   (USD/EUR)  (USD/GBP)   (JPY/USD)     (CHF/USD)
INITIAL BASKET LEVEL                                                      100.00
FINAL BASKET LEVEL                                                        123.18
BASKET RETURN                                                               23.2%
SUPPLEMENTAL PAYMENT AMOUNT
  AS PERCENTAGE OF FACE
  AMOUNT                                                                    23.2%
PRE-TAX PAYMENT AMOUNT AS
  PERCENTAGE OF FACE AMOUNT                                                113.2%

EXAMPLE II: ALL FOUR INDEX RETURNS ARE POSITIVE, BUT ALL FOUR FOREIGN CURRENCIES
            DEPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS GREATER THAN THE INITIAL BASKET LEVEL BUT BY LESS THAN 10%. THE SUPPLEMENTAL PAYMENT AMOUNT IS GREATER THAN ZERO BUT THE PRE-TAX PAYMENT AMOUNT IS LESS THAN THE FACE AMOUNT.

                                DOW JONES
                              EURO STOXX 50   FTSE 100    NIKKEI 225   SWISS MARKET
                              -------------   --------    ----------   ------------
Initial index level              2,945.17      4,546.80   10,812.30      5,863.80
Initial foreign exchange
  rate                             0.9779        1.5235      120.11         1.495
                                (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
Reference amount                0.0126038     0.0046196   0.2554988     0.0022181
Final index level                3,386.95      5,092.42   12,434.15      6,567.46
Final foreign exchange rate         0.880         1.402     126.116        1.6296
                                (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
INITIAL BASKET LEVEL                                                       100.00
FINAL BASKET LEVEL                                                         104.67
BASKET RETURN                                                                 4.7%
SUPPLEMENTAL PAYMENT AMOUNT
  AS PERCENTAGE OF FACE
  AMOUNT                                                                      4.7%
PRE-TAX PAYMENT AMOUNT AS
  PERCENTAGE OF FACE AMOUNT                                                  94.7%

EXAMPLE III: ALL FOUR INDEX RETURNS ARE POSITIVE, BUT ALL FOUR FOREIGN
             CURRENCIES DEPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS LESS THAN THE INITIAL BASKET LEVEL. THE SUPPLEMENTAL PAYMENT AMOUNT IS ZERO. THE PRE-TAX PAYMENT AMOUNT IS 90% OF THE FACE AMOUNT.

                                DOW JONES
                              EURO STOXX 50   FTSE 100    NIKKEI 225   SWISS MARKET
                              -------------   --------    ----------   ------------
Initial index level              2,945.17      4,546.80   10,812.30      5,863.80
Initial foreign exchange
  rate                             0.9779        1.5235      120.11         1.495
                                (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
Reference amount                0.0126038     0.0046196   0.2554988     0.0022181
Final index level                3,180.78      4,819.61   11,569.16      6,567.46
Final foreign exchange rate         0.880         1.402     126.116        1.6296
                                (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
INITIAL BASKET LEVEL                                                       100.00
FINAL BASKET LEVEL                                                          98.87
BASKET RETURN                                                                -1.1%
SUPPLEMENTAL PAYMENT AMOUNT
  AS PERCENTAGE OF FACE
  AMOUNT                                                                      0.0%
PRE-TAX PAYMENT AMOUNT AS
  PERCENTAGE OF FACE AMOUNT                                                  90.0%

EXAMPLE IV: ALL FOUR INDEX RETURNS ARE NEGATIVE, AND ALL FOUR FOREIGN CURRENCIES
            DEPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS LESS THAN THE INITIAL BASKET LEVEL. THE SUPPLEMENTAL PAYMENT AMOUNT IS ZERO. THE PRE-TAX PAYMENT AMOUNT IS 90% OF THE FACE AMOUNT.

                                DOW JONES
                              EURO STOXX 50   FTSE 100    NIKKEI 225   SWISS MARKET
                              -------------   --------    ----------   ------------
Initial index level              2,945.17      4,546.80   10,812.30      5,863.80
Initial foreign exchange
  rate                             0.9779        1.5235      120.11         1.495
                                (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
Reference amount                0.0126038     0.0046196   0.2554988     0.0022181
Final index level                2,503.39      4,001.18    9,190.46      5,160.14
Final foreign exchange rate         0.880         1.402     126.116        1.6296
                                (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
INITIAL BASKET LEVEL                                                       100.00
FINAL BASKET LEVEL                                                          79.32
BASKET RETURN                                                               -20.7%
SUPPLEMENTAL PAYMENT AMOUNT
  AS PERCENTAGE OF FACE
  AMOUNT                                                                      0.0%
PRE-TAX PAYMENT AMOUNT AS
  PERCENTAGE OF FACE AMOUNT                                                  90.0%

EXAMPLE V:  ALL FOUR INDEX RETURNS REMAIN UNCHANGED, AND ALL FOUR FOREIGN
            CURRENCIES ARE UNCHANGED AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS EQUAL TO THE INITIAL BASKET LEVEL. THE SUPPLEMENTAL PAYMENT AMOUNT IS ZERO. THE PRE-TAX PAYMENT AMOUNT IS 90% OF THE FACE AMOUNT.

                                DOW JONES
                              EURO STOXX 50   FTSE 100    NIKKEI 225   SWISS MARKET
                              -------------   --------    ----------   ------------
Initial index level              2,945.17      4,546.80   10,812.30      5,863.80
Initial foreign exchange
  rate                             0.9779        1.5235      120.11         1.495
                                (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
Reference amount                0.0126038     0.0046196   0.2554988     0.0022181
Final index level                2,945.17      4,546.80   10,812.30      5,863.80
Final foreign exchange rate        0.9779        1.5235      120.11         1.495
                                (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
INITIAL BASKET LEVEL                                                       100.00
FINAL BASKET LEVEL                                                         100.00
BASKET RETURN                                                                 0.0%
SUPPLEMENTAL PAYMENT AMOUNT
  AS PERCENTAGE OF FACE
  AMOUNT                                                                      0.0%
PRE-TAX PAYMENT AMOUNT AS
  PERCENTAGE OF FACE AMOUNT                                                  90.0%

          WHO PUBLISHES THE INDICES AND WHAT DOES EACH INDEX MEASURE?

     Please see "The Indices" below for a description of the four indices.

                               WHAT ABOUT TAXES?

     If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based upon an estimated yield for the notes, even though you will not receive any payments from us until maturity. This estimated yield is determined solely to calculate the amount you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize upon the sale or maturity of the notes will be taxed as ordinary interest income. If you purchase the notes at a time other than the original issue date, the tax consequences to you may be different.

     For further information you should refer to "Supplemental Discussion of Federal Income Tax Consequences" below.

                 ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTE

--------------------------------------------------------------------------------
An investment in your note is subject to the risks described below, as well as the risks described under "Considerations Relating to Indexed Securities" in the accompanying prospectus dated June 25, 2001. Your note is a riskier investment than ordinary debt securities. Also, your note is not equivalent to investing directly in the index stocks, i.e., the stocks comprising the indices to which your note is linked. You should carefully consider whether the offered notes are suited to your particular circumstances.
--------------------------------------------------------------------------------

                      YOU MAY LOSE SOME OF YOUR PRINCIPAL

     If the final basket level does not exceed the initial basket level by at least 10%, you will receive less than the outstanding face amount of your note on the stated maturity date. This will be the case even if the final basket level exceeds the initial basket level on the date of this prospectus supplement or if the level of the basket at any time during the life of the note -- no matter how long -- exceeds the initial basket level specified in the first page of this prospectus supplement. However, in all cases, the payment on the stated maturity date will not be less than 90% of the outstanding face amount of your note.

                   YOUR NOTE DOES NOT BEAR PERIODIC INTEREST

     You will not receive any periodic interest payments on your note. Even if the amount payable on your note on the stated maturity date exceeds the face amount of your note, the overall return you earn on your note may be less than you would have earned by investing in a non-indexed debt security that bears interest at a prevailing market rate. Moreover, under applicable United States tax law as described under "Supplemental Discussion of Federal Income Tax Consequences" below, you will have to pay tax on deemed interest amounts even though your note does not bear periodic interest.

       THE RETURN ON YOUR NOTE WILL DEPEND ON CHANGES IN THE LEVEL OF THE
             INDICES AND IS SUBJECT TO CURRENCY EXCHANGE RATE RISK

     Any amount we pay on the stated maturity date that exceeds 90% of the outstanding face amount of your note will be based upon the difference between the final basket level and the initial basket level. Fluctuations in the exchange rates between the euro, British pound sterling, Japanese yen and Swiss franc (in which the indices are denominated), on the one hand, and the U.S. dollar (in which your note is denominated), on the other hand, will affect the market price of your notes, the level of the basket and the amount payable at maturity. For example, if the U.S. dollar appreciates, we expect that the market value of your note will decrease and, conversely, if the U.S. dollar depreciates, we expect that the market value of your note will increase.

     These foreign exchange rates vary over time, and may vary considerably during the life of your note. Changes in the exchange rates result from the interaction of many factors directly or indirectly affecting economic and political conditions in Europe, Japan and the United States, including economic and political developments in other countries. Of particular importance are:

     - rates of inflation;

     - interest rate levels;

     - the balances of payments among countries;

     - the extent of governmental surpluses or deficits in Europe, Japan and the United States; and

     - other financial, economic, military and political factors.

     All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries in Europe, Japan, the United States and other countries important to international trade and finance.

     The price of the notes and payment on the stated maturity date could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad with respect to the basket or other de facto restrictions on the repatriation of U.S. dollars, such as a currency disruption event (as defined under "Specific Terms of Your Note - Special Calculation Provisions" below).

     AN INVESTMENT IN THE OFFERED NOTES IS SUBJECT TO RISKS ASSOCIATED WITH
                           FOREIGN SECURITIES MARKETS

     The indices that comprise the basket include stocks issued by foreign companies. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

     Securities prices in Europe and Japan are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

THE RETURN ON YOUR NOTE WILL NOT REFLECT ANY DIVIDENDS PAID ON THE INDEX STOCKS

     The return on your note will not reflect the return you would realize if you actually owned the stocks included in each of the indices and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the index stocks by the index stock issuers.

    THE MARKET PRICE OF YOUR NOTE MAY BE INFLUENCED BY MANY FACTORS THAT ARE
                 UNPREDICTABLE AND INTERRELATED IN COMPLEX WAYS

     When we refer to the market value of your note, we mean the value that you could receive for your note if you chose to sell it in the open market before the stated maturity date. The market value of your note will be affected by many factors that are beyond our control and are unpredictable.

     Moreover, these factors interrelate in complex ways, and the effect of one factor on the market value of your note may offset or enhance the effect of another factor. For example, an increase in U.S. interest rates, which could have a negative effect on the market value of your note, may offset any positive effect that an increase in the level of the basket attributable to favorable political or economic developments in Europe and Japan could have. The following paragraphs describe the expected impact on the market value of your note given a change in a specific factor, assuming all other conditions remain constant.

THE LEVEL OF THE BASKET WILL AFFECT THE MARKET VALUE OF YOUR NOTE

     We expect that the market value of your note at any particular time will depend substantially on the amount, if any, by which the level of the basket at that time has risen above or has fallen below the initial basket level. If you sell your note at a time when the level of the basket exceeds the initial basket level, you may receive substantially less than the amount that would be payable on the stated maturity date based on a closing level of the basket equal to that current level because of an expectation that the level of the basket will continue to fluctuate until the final level of the basket is determined. If you sell your note at a time when the level of the basket is below, or not sufficiently above, the initial basket level, you may receive less than the face amount of your note. Fluctuating foreign dividend rates may affect the level of the basket and, indirectly, the market value of your note. Political, economic, military and other developments that affect the stocks underlying the basket may also affect the level of the basket and, indirectly, the market value of your note.

     As indicated under "The Indices -- Historical Closing Levels of the Indices", the levels of the indices comprised in the basket have been highly volatile at times in the past. It is impossible to predict whether the levels of the basket will rise or fall. In addition, we cannot predict whether future changes in the market prices of the basket stocks will correlate with changes that occurred in the past.

CHANGES IN INTEREST RATES ARE LIKELY TO AFFECT THE MARKET VALUE OF YOUR NOTE

     Although the offered notes will pay no interest, we expect that the market value of your note, like that of a traditional debt security, will be affected by changes in interest rates, although these changes may affect your note and a traditional debt security to different degrees. In general, if U.S. interest rates increase, we expect that the market value of your note will decrease and, conversely, if U.S. interest rates decrease, we expect that the market value of your note will increase. In general, if foreign interest rates in Japan and Europe increase, we expect that the market value of your note will increase and, conversely, if foreign interest rates decrease, we expect that the market value of your note will decrease.

CHANGES IN THE VOLATILITY OF THE LEVELS OF THE INDICES ARE LIKELY TO AFFECT THE MARKET VALUE OF YOUR NOTE

     The volatility of the indices refers to the size and frequency of the changes in the level of the indices. In general, if the volatility of the level of the indices comprising the basket increases, we expect that the market value of your note will increase and, conversely, if the volatility of the level of the indices comprising the basket decreases, we expect that the market value of your note will decrease.

CHANGES IN THE FOREIGN EXCHANGE RATES ARE LIKELY TO AFFECT THE MARKET VALUE OF YOUR NOTE

     The foreign currency to U.S. dollar rate refers to a foreign exchange spot rate that measures the relative values of two currencies, that foreign currency and the U.S. dollar. This rate reflects the amount of the foreign currency that can be purchased for one U.S. dollar. Because your note is payable in U.S. dollars, the value of the foreign currency to U.S. dollar exchange rate will affect the market value of your note. In general, if the U.S. dollar appreciates, we expect that the market value of your note will decrease and, conversely, if the U.S. dollar depreciates, we expect that the market value of your note will increase.

THE TIME REMAINING TO MATURITY IS LIKELY TO AFFECT THE MARKET VALUE OF YOUR NOTE

     Prior to the stated maturity date, the market value of your note may be higher than one would expect if that value were based solely on the level of the basket and the level of interest rates. This difference would reflect a "time premium" due to expectations concerning the level of the basket and interest rates during the time remaining to the stated maturity date. However, as the time remaining to the stated maturity date decreases, we expect that this time premium will decrease, lowering the market value of your note.

CHANGES IN OUR CREDIT RATINGS MAY AFFECT THE MARKET VALUE OF YOUR NOTE

     Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered notes. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your note. However, because your return on your note is dependent upon factors, such as the level of the basket and interest rates, in addition to our ability to pay our obligation on your note, an improvement in our credit ratings will not reduce the other investment risks related to your note.

       IF THE LEVELS OF THE INDICES CHANGE, THE MARKET VALUE OF YOUR NOTE
                       MAY NOT CHANGE IN THE SAME MANNER

     Your note may trade quite differently from the performance of the indices comprising the basket. Changes in the levels of those indices may not result in a comparable change in the market value of your note. In part, this is because of the weightings assigned to the indices and the impact from foreign currency exchange rates. We discuss some of the reasons for this disparity under "-- The Market Price of Your Note May Be Influenced by Many Factors That Are Unpredictable and Interrelated in Complex Ways" above.

                   THE STATED MATURITY DATE MAY BE POSTPONED
        IF A MARKET DISRUPTION EVENT OR CURRENCY DISRUPTION EVENT OCCURS

     If the calculation agent determines that, on the determination date, a market disruption event or a currency disruption event has occurred or is continuing, the determination date will be postponed until the first business day on which no market disruption event or currency disruption event occurs or is continuing. As a result, the stated maturity date for your note will also be postponed, although not by more than six business days. Thus, you may not receive the cash payment that we are obligated to make on the stated maturity date until several days after the originally scheduled due date. Moreover, if any of the indices comprising the basket or any of the final foreign exchange rates are not available on the determination date because of a continuing market disruption event, currency disruption event or for any other reason, the calculation agent will nevertheless determine the final level of the basket based on its assessment, made in its sole discretion, of the closing level of the indices or the relevant exchange rates, as the case may be, at that time.

  TRADING AND OTHER TRANSACTIONS BY GOLDMAN SACHS IN SECURITIES LINKED TO THE
                   INDICES MAY IMPAIR THE VALUE OF YOUR NOTE

     As we describe under "Use of Proceeds and Hedging" below, we, through Goldman, Sachs & Co. or one or more of our other affiliates, expect to hedge our obligations under the offered notes by purchasing instruments linked to the indices and foreign currencies. We also expect to adjust the hedge by, among other things, purchasing or selling any such instruments, at any time and from time to time, and to unwind our hedge by selling any such instruments, perhaps on or before the determination date. We may also enter into, adjust and unwind hedging transactions relating to other index-linked notes whose returns are linked to the same indices. Any of these hedging activities may adversely affect the index levels and foreign exchange rates, and therefore the market value of your note and the amount we will pay on your note at maturity. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your note may decline. See "Use of Proceeds and Hedging" below for a further discussion of securities transactions in which we or one or more of our affiliates may engage.

     Goldman, Sachs & Co. and our other affiliates may also engage in trading in one or more of the index stocks or instruments whose returns are linked to any of the indices or index stocks for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities of Goldman, Sachs & Co. or our other affiliates could adversely affect the index levels and, therefore, the market value of your note and the amount we will pay on your note at maturity. We may also issue, and Goldman, Sachs & Co. and our other affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked to changes in the levels of the indices or one or more of the index stocks. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of your note and the amount we will pay on your note at maturity.

         YOU HAVE NO SHAREHOLDER RIGHTS OR RIGHTS TO RECEIVE ANY STOCK

     Investing in your note will not make you a holder of any of the index stocks. Neither you nor any other holder or owner of your note will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the index stocks. Your note will be paid in cash, and you will have no right to receive delivery of any index stock.

  OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST BETWEEN YOU AND US

     As we have noted above, Goldman, Sachs & Co. and our other affiliates expect to engage in trading activities related to the indices, the index stocks, and in the local currencies that are not for your account or on your behalf. These trading activities may present a conflict between your interest in your note and the interests Goldman, Sachs & Co. and our other affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the levels of the indices and foreign exchange rates, could be adverse to your interests as a beneficial owner of your note.

     Goldman, Sachs & Co. and our other affiliates may, at present or in the future, engage in business with the issuers of the index stocks, including making loans to or equity investments in those companies or providing advisory services to those companies. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of Goldman, Sachs & Co. or another affiliate of Goldman Sachs and your interests as a beneficial owner of a note. Moreover, one or more of our affiliates have published and, in the future, expect to publish research reports with respect to some or all of the issuers of the index stocks and with respect to any of the indices. Any of these activities by any of our affiliates may affect the levels of the indices and, therefore, the market value of your note and the amount we will pay on your note at maturity.

     AS CALCULATION AGENT, GOLDMAN, SACHS & CO. WILL HAVE THE AUTHORITY TO
      MAKE DETERMINATIONS THAT COULD AFFECT THE MARKET VALUE OF YOUR NOTE,
         WHEN YOUR NOTE MATURES AND THE AMOUNT YOU RECEIVE AT MATURITY

     As calculation agent for your note, Goldman, Sachs & Co. will have discretion in making various determinations that affect your note, including determining the reference amounts on the trade date, final basket level on the determination date, which we will use to calculate how much cash we must pay on the stated maturity date, and determining whether to postpone the stated maturity date because of a market disruption event or a currency disruption event. See "Specific Terms of Your Note" below. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your note and may present Goldman, Sachs & Co. with a conflict of interest of the kind described under "-- Our Business Activities May Create Conflicts of Interest Between You and Us" above.

 THE POLICIES OF THE INDEX SPONSORS AND CHANGES THAT AFFECT THE INDICES OR THE INDEX STOCKS COULD AFFECT THE AMOUNT PAYABLE ON YOUR NOTE AND ITS MARKET VALUE

     The policies of the index sponsors concerning the calculation of the index levels, additions, deletions or substitutions of index stocks and the manner in which changes affecting the index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the index levels could affect the index levels and, therefore, the amount payable on your note on the stated maturity date and the market value of your note prior to that date. The amount payable on your note and its market value could also be affected if the index sponsors change these policies, for example by changing the manner in which they calculate the index levels, or if the index sponsors discontinue or suspend calculation or publication of the index levels, in which case it may become difficult to determine the market value of your note. If events such as these occur, or if the index levels are not available because of a market disruption event or for any other reason, the calculation agent -- which initially will be Goldman, Sachs & Co., our affiliate -- may determine the index levels on the determination date and, ultimately, the amount payable on the stated maturity date -- in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the index levels on the determination dateand the amount payable on your note more fully under "Specific Terms of Your Note -- Discontinuance or Modification of the Indices" and "-- Role of Calculation Agent" below.

   THERE IS NO AFFILIATION BETWEEN THE INDEX STOCK ISSUERS AND US, AND WE ARE
         NOT RESPONSIBLE FOR ANY DISCLOSURE BY THE INDEX STOCK ISSUERS

     Goldman Sachs is not affiliated with the issuers of the index stocks or the index sponsors. As we have described above, however, we or our affiliates may currently or from time to time in the future engage in business with many of the index stock issuers. Nevertheless, neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of any publicly available information about the indices and the index stock issuers. You, as an investor in your note, should make your own investigation into the indices and the index stock issuers. See "The Indices" below for additional information about the indices.

     Neither the index sponsors nor the index stock issuers are involved in this offering of your note in any way and none of them have any obligation of any sort with respect to your note. Thus, neither the index sponsors nor the index stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the value of your note.

                YOUR NOTE MAY NOT HAVE AN ACTIVE TRADING MARKET

     Your note will not be listed or displayed on any securities exchange, the Nasdaq National Market system or any electronic communications network, and there may be little or no secondary market for your note. Even if a secondary market for your note develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your note in any secondary market could be substantial.

   CERTAIN CONSIDERATIONS FOR INSURANCE COMPANIES AND EMPLOYEE BENEFIT PLANS

     Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a "prohibited transaction" under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes. This is discussed in more detail under "Employee Retirement Income Security Act" below.

                          SPECIFIC TERMS OF YOUR NOTE

Please note that in this section entitled "Specific Terms of Your Note", references to "holders" mean those who own notes registered in their own names on the books that we or the trustee maintain for this purpose, and not indirect holders who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company. Please review the special considerations that apply to indirect holders in the accompanying prospectus, under "Legal Ownership and Book-Entry Issuance".

     The offered notes are part of a series of debt securities, entitled "Medium-Term Notes, Series B", that we may issue under the indenture from time to time. The offered notes are also "indexed debt securities", as defined in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the offered notes, including your note; terms that apply generally to all Series B medium-term notes are described in "Description of Notes We May Offer" in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

     In addition to those terms described on the first two pages, the following terms will apply to your note:

     NO INTEREST:  we will pay no interest on your note

     SPECIFIED CURRENCY:

     - U.S. Dollars

     FORM OF NOTE:

     - global form only: yes, at DTC

     - non-global form available: no

     DENOMINATIONS: each note registered in the name of a holder must have a face amount of $1,000 or any multiple of $1,000

     DEFEASANCE APPLIES AS FOLLOWS:

     - full defeasance: no

     - covenant defeasance: no

     OTHER TERMS:

     - the default amount will be payable on any acceleration of the maturity of your note as described under "-- Special Calculation Provisions" below

     - a business day for your note will not be the same as a business day for our other Series B medium-term notes, as described under "-- Special Calculation Provisions" below

     Please note that the information about the original issue date, original issue price and net proceeds to The Goldman Sachs Group, Inc. on the front cover page relates only to the initial sale of the notes. If you have purchased your note in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

     We describe the terms of your note in more detail below.

                    INDICES, INDEX SPONSORS AND INDEX STOCKS

     In this prospectus supplement, when we refer to the indices, we mean the indices specified on the cover page, or any successor to any of the indices, as it may be modified, replaced or adjusted from time to time as described under "-- Discontinuance or Modification of the Indices" below. When we refer to an index sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable index as then in effect. When we refer to the index stocks as of any time, we mean the stocks that comprise the indices as then in effect, after giving effect to any additions, deletions or substitutions.

                  PAYMENT OF PRINCIPAL ON STATED MATURITY DATE

     On the stated maturity date, we will pay as principal, to the holder of your note, cash in an amount equal to the sum of:

     - 90% of the outstanding face amount plus

     - the supplemental payment amount. The supplemental payment amount is the greater of (i) zero or (ii) the product of:

     - the outstanding face amount of the note multiplied by

     - the basket return

     The basket return equals the final basket level divided by the initial basket level, minus one. The initial basket level will be set at USD 100. It is calculated as the weighted sum of the initial index levels with each such level converted to U.S. dollars at its respective initial foreign exchange rate. The weight for each index in the basket is calculated so that the value of each index is equal to the initial stated weighting on the trade date as specified in the table below. The final basket level is calculated as the weighted sum of the final index levels of the four indices on the determination date, with each such final index level converted to U.S. dollars at its respective final foreign exchange rate. The weight for each index is the constant reference amount, which will be determined on the trade date as described in the table below.

                              DOW JONES
                            EURO STOXX 50              FTSE 100               NIKKEI 225             SWISS MARKET
                            -------------       ----------------------  ----------------------  ----------------------
Initial index level...  EUR                     GBP                     JPY                     CHF
Initial foreign
  exchange rate.......  USD/EUR                 USD/GBP                 JPY/USD                 CHF/USD
Initial weight          36.3                    32.0                    23.0                    8.7
  (USD)...............
Reference amount......  36.3/(initial index     32/(initial index       23/(initial index       8.7/(initial index
(constant value)        level x initial         level x initial         level/initial foreign   level/initial foreign
                        foreign exchange rate)  foreign exchange rate)  exchange rate)          exchange rate)

     As a result, we will pay you a supplemental payment amount only if the final basket level is greater than the initial basket level. If the final basket level is less than or equal to the initial basket level, the supplemental payment amount will be zero.

     Because your note is 90% principal protected, we will not pay less than 90% of the outstanding face amount of your note on the stated maturity date, even if the index level on the determination date is lower than the initial index level.

     The calculation agent will determine the final index levels, which will be the closing levels of each of the indices on the determination date as calculated and published by the index sponsors. However, the calculation agent will have discretion to adjust the closing levels on any particular day or to determine them in a different manner as described under "-- Discontinuance or Modification of the Indices" below.

STATED MATURITY DATE

     The stated maturity date will be           , 2004 unless that day is not a
business day, in which case the stated maturity date will be the next following business day. If the fifth business day before this applicable day is not the determination date described below, however, then the stated maturity date will be the fifth business day following the determination date, provided that the stated maturity date will never be later than the fifth business day after
          , 2004 or, if           , 2004 is not a business day, later than the
sixth business day after           , 2004. The calculation agent may postpone
the determination date -- and therefore the stated maturity date -- if a market disruption event or a currency disruption event occurs or is continuing on a day that would otherwise be the determination date. We describe market disruption events and currency disruption events under "-- Special Calculation Provisions" below.

     The calculation agent may also postpone the stated maturity date if a currency disruption event occurs on a day on which a spot foreign exchange transaction executed on the determination date would otherwise settle and is continuing on each business day up to the stated maturity date. The consequences of such an event are discussed under "Consequences of a Market Disruption Event or Currency Disruption Event" below.

DETERMINATION DATE

     The determination date will be the fifth business day before           ,
2004 unless the calculation agent determines that a market disruption event or a currency disruption event occurs or is continuing on that fifth prior business day. In that event, the determination date will be the first following business day on which the calculation agent determines that neither a market disruption event nor a currency disruption event occurs or is continuing. In no event,
however, will the determination date be later than           , 2004 or, if
          , 2004 is not a business day, later than the first business day after , 2004. If the determination date is postponed to the last possible day but a market disruption event or a currency disruption event occurs or is continuing on that day, that day will nevertheless be the determination date.

FINAL FOREIGN EXCHANGE RATES

     The final foreign exchange rate, with respect to each foreign exchange rate (USD/EUR, USD/GBP, JPY/USD and CHF/USD), will be determined by the calculation agent to be the spot foreign exchange rate specified on the Reuters FEDSPOT page at 12:00 noon, New York City time, on the determination date (other than when a currency disruption event shall have occurred or be continuing) or any replacement page or pages as determined by the calculation agent. In the event any one of the exchange rates does not appear on that page, or in the event a currency disruption event shall have occurred or be continuing, then those affected final foreign exchange rate(s) on the determination date shall be the arithmetic mean, as determined by the calculation agent, of the currency mid-quotations obtained by the calculation agent from as many recognized foreign exchange dealers (which may include the calculation agent or any of its affiliates), but not exceeding three, as will make such mid-quotations available to the calculation agent as of 12:00 noon, New York City time, on the determination date (other than when a currency disruption event shall have occurred or be continuing).

CONSEQUENCES OF A MARKET DISRUPTION EVENT OR CURRENCY DISRUPTION EVENT

     As indicated above, if a market disruption event or a currency disruption event occurs or is continuing on a day that would otherwise be the determination date, then the determination date will be postponed to the next business day on which a market disruption event or a currency disruption event does not occur and is not continuing. In no event, however, will the determination date be postponed by more than five business days. If the determination date is postponed to the last possible day but a market disruption event or currency disruption event occurs or is continuing on that day, that day will nevertheless be the determination date. Moreover, if any of the indices comprising the basket or any of the final foreign exchange rates are not available on the last possible determination date because of a continuing market disruption event, currency disruption event or for any other reason, the calculation agent will nevertheless determine the final level of the basket based on its assessment, made in its sole discretion, of the closing levels of the indices or the relevant exchange rates, as the case may be, at that time.

     If the currency disruption event occurs or is continuing on a day on which a foreign exchange transaction executed on the determination date would otherwise settle, then, if such currency disruption event is continuing on each day up to and including the business day immediately preceding the stated maturity date, the stated maturity date will be postponed to the next business day following the date on which such currency disruption event ceases, provided that the stated maturity date will never be later than the fifth business day
after           , 2004 or, if           , 2004 is not a business day, the sixth
business day after           , 2004. If the currency disruption event is
continuing on the business day immediately preceding the last possible day of the postponed stated maturity date, then the calculation agent will, notwithstanding the availability of a final foreign exchange rate on the determination date, adjust the final foreign exchange rate to reflect a lack of convertibility, based on the calculation agent's assessment, made in its sole discretion of a lack of convertibility of the applicable currency.

     For the avoidance of doubt, if a currency disruption event constitutes or coincides with any market disruption event, the terms of the notes shall be adjusted to reflect the currency disruption event only after any necessary adjustments have been made as a result of the market disruption event.

DISCONTINUANCE OR MODIFICATION OF THE INDICES

     If any of the index sponsors discontinues publication of its applicable index and that index sponsor or anyone else publishes a substitute index that the calculation agent determines is comparable to the applicable index, then the calculation agent will determine the amount payable on the stated maturity date by reference to the substitute index. We refer to any substitute index approved by the calculation agent as a successor index.

     If the calculation agent determines that the publication of any of the indices is discontinued and there is no successor index, or that the level of any of the indices is not available on the determination date because of a market disruption event or for any other reason, the calculation agent will determine the amount payable on the stated maturity date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable index.

     If the calculation agent determines that any index, the stocks comprising any index or the method of calculating any index is changed at any time in any respect -- including any addition, deletion or substitution and any reweighting or rebalancing of the index stocks and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index stocks or their issuers or is due to any other reason -- then the calculation agent will be permitted (but not required) to make such adjustments in the applicable index or the method of its calculation as it believes are appropriate to ensure that the applicable final index level used to determine the amount payable on the stated maturity date is equitable.

     All determinations and adjustments to be made by an index sponsor or the calculation agent with respect to any index may be made by the applicable index sponsor or calculation agent, as the case may be, in its sole discretion. The calculation agent is not obligated to make any such adjustments.

DEFAULT AMOUNT ON ACCELERATION

     If an event of default occurs and the maturity of your note is accelerated, we will pay the default amount in respect of the principal of your note at the maturity. We describe the default amount under "-- Special Calculation Provisions" below.

     For the purpose of determining whether the holders of our Series B medium-term notes, which include the offered notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each offered note as the outstanding principal amount of that note. Although the terms of the offered notes differ from those of the other Series B medium-term notes, holders of specified percentages in principal amount of all Series B medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series B medium-term notes, including the offered notes. This action may involve changing some of the terms that apply to the Series B medium-term notes, accelerating the maturity of the Series B medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under "Description of Debt Securities We May Offer -- Default, Remedies and Waiver of Default" and "-- Modification of the Indentures and Waiver of Covenants".

                               MANNER OF PAYMENT

     Any payment on your note at maturity will be made to an account designated by the holder of your note and approved by us, or at the office of the trustee in New York City, but only when your note is surrendered to the trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary.

                             MODIFIED BUSINESS DAY

     As described in the accompanying prospectus, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your note, however, the term business day has a different meaning than it does for other Series B medium-term notes. We discuss this term under "-- Special Calculation Provisions" below.

                           ROLE OF CALCULATION AGENT

     The calculation agent in its sole discretion will make all determinations regarding the reference amount, the final level of the basket, the basket return, the closing levels of the four indices, the final foreign exchange rates, market disruption events, currency disruption events, business days, the default amount and the amount payable in respect of your note on the stated maturity date. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

     Please note that Goldman, Sachs & Co., our affiliate, is the calculation agent as of the original issue date of your note. We may change the calculation agent after the original issue date without notice.

                         SPECIAL CALCULATION PROVISIONS

BUSINESS DAY

     When we refer to a business day with respect to your note, we mean a day that is a business day of the kind described in the accompanying prospectus and that is also a day on which all of the index sponsors are open for business and all of the indices are calculated and published by the index sponsors.

DEFAULT AMOUNT

     The default amount for your note on any day will be an amount, in the specified currency for the principal of your note, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your note as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your note. That cost will equal:

     - the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

     - the reasonable expenses, including reasonable attorneys' fees, incurred by the holder of your note in preparing any documentation necessary for this assumption or undertaking.

     During the default quotation period for your note, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest -- or, if there is only one, the only -- quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

     The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

     - no quotation of the kind referred to above is obtained or

     - every quotation of that kind obtained is objected to within five business days after the due day as described above.

     If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

     In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of your note.

QUALIFIED FINANCIAL INSTITUTIONS

     For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of

America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

     - A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

     - P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

MARKET DISRUPTION EVENT

     Any of the following will be a market disruption event with respect to any one of the four indices:

     - a suspension, absence or material limitation of trading in index stocks constituting 20% or more, by weight, of the index on their respective primary markets, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

     - a suspension, absence or material limitation of trading in option or futures contracts relating to the index or to index stocks constituting 20% or more, by weight, of the index, if available, in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

     - index stocks constituting 20% or more, by weight, of the index, or option or futures contracts relating to the index or to index stocks constituting 20% or more, by weight, of the index, if available, do not trade on what were the respective primary markets for those index stocks or contracts, as determined by the calculation agent in its sole discretion, and, in any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc., any of its affiliates, or a similarly situated party to unwind all or a material portion of a hedge with respect to the offered notes.

     The following events will not be market disruption events with respect to an index:

     - a limitation on the hours or numbers of days of trading, but only if the limitation results from a previously announced change in the regular business hours of the relevant market, and

     - a decision to permanently discontinue trading in the option or futures contracts relating to any of the indices or to any index stock.

     For this purpose, an "absence of trading" in the primary securities market on which an index stock, or on which option or futures contracts relating to any of the indices or index stock, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an index stock or in option or futures contracts relating to the index or an index stock, if available, in the primary market for that index stock or those contracts, by reason of:

     - a price change exceeding limits set by that market, or

     - an imbalance of orders relating to that index stock or those contracts, or

     - a disparity in bid and ask quotes relating to that index stock or those contracts,

will constitute a suspension or material limitation of trading in that index stock or those contracts in that primary market.

     As is the case throughout this prospectus supplement, references to an index in this description of market disruption events includes the index and any successor index as it may be modified, replaced or adjusted from time to time.

CURRENCY DISRUPTION EVENT

     A currency disruption event with respect to any of the four currencies applicable to the offered notes means the occurrence or continuance of any of the following, as determined by the calculation agent:

     - The failure by the central bank of the local jurisdiction (or any successor to the central bank of the local jurisdiction as the central and monetary authority of the local jurisdiction) to approve to the extent legally required or permit the exchange of local currency for U.S. dollars, or any other action of the dominant authority (including the promulgation, operation or enforcement of any law, act, decree, regulation, ordinance, order, policy or determination, or modification of, or change in the interpretation of any of the foregoing) or any event in the local jurisdiction that has the effect of preventing such exchange, the transfer of any U.S. dollars from accounts in the local jurisdiction to accounts outside of the local jurisdiction or the transfer of local currency between accounts in the local jurisdiction to a person that is a non-resident of the local jurisdiction by The Goldman Sachs Group, Inc. or any of its affiliates, or if U.S. dollars are unavailable in any legal exchange market for purchase with local currency settled through the banking system of the local jurisdiction in accordance with normal commercial practice; provided that any such failure, action, event or unavailability is not the result of the failure by The Goldman Sachs Group, Inc. or any of its affiliates to comply with all legal requirements of the local jurisdiction (unless such legal requirements are imposed after the trade date for your note) except if and when required by U.S. law,

     - The failure of the government of the local jurisdiction, or any agency or subdivision thereof, to make timely payment in full of any principal, interest or other amounts due on any security issued by such entity,

     - A declared moratorium, waiver, deferral, repudiation or rescheduling of any security issued by the government of the local jurisdiction, or any agency or subdivision thereof, or the amendment or modification of the terms and conditions of the security issued by such entity in a way that has a material adverse effect on the holders of such security,

     - The existence of any restriction on the receipt within the local jurisdiction or the repatriation outside of the local jurisdiction of all or any portion of the principal, interest, capital gains or other proceeds of assets owned by foreign persons or entities in the local jurisdiction, including but not limited to any restriction imposed by the government of the local jurisdiction or any agency or subdivision thereof,

     - A declaration of a banking moratorium or any suspension of payments by banks in the local jurisdiction,

     - Any expropriation, confiscation, requisition, nationalization or other action by any dominant authority that could deprive any party in the local jurisdiction, including The Goldman Sachs Group, Inc. or any of our affiliates, which has an interest in the offered notes, of all or a substantial portion of its assets (including rights to receive payment) in the local jurisdiction; provided that such actions are not the result of the failure of The Goldman Sachs Group, Inc. or any of its affiliates to comply with all legal requirements of the local jurisdiction (unless such legal requirements are imposed after the trade date for your note or constitute an expropriation in and of themselves) except if and when required by U.S. law, or

     - Any war (whether or not declared), resolution, insurrection or hostile act that prevents the transfer of U.S. dollars outside of the local jurisdiction or lawfully converting local currency to U.S. dollars.

     For purposes of this definition:

     - "Dominant authority" means at any time the government of the local jurisdiction or any political subdivision thereof or any other authority asserting governmental, military or political power of any kind in the local jurisdiction at such time, whether or not such authority is recognized as de facto or de jure government.

     - "Local currency" means with respect to the basket, euro, British pound sterling, Japanese yen and Swiss franc, as applicable.

     - "Local jurisdiction" means with respect to the initial basket, Great Britain, the European Monetary Union, Japan and Switzerland, as applicable.

                   HYPOTHETICAL PRE-TAX RETURNS ON YOUR NOTE

     The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various hypothetical final basket levels could have on the pre-tax payment amount, assuming all other variables remained constant.

     The examples below assume that there is no change in or affecting the composition of index stocks in the indices or the method by which the index sponsors calculate the index levels, that there is no change in the relative weighting of any index stock, and that no market disruption event or currency disruption event occurs with respect to any index.

     Any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the index stocks. Among other things, the return on the notes will not reflect any dividends that may be paid on the index stocks. Also, the hypothetical returns shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your note, tax liabilities could affect the after-tax rate of return on your note to a comparatively greater extent than the after-tax return on the index stocks.

     If the final basket level is greater than the initial basket level (see examples I and II below), the payment amount on each offered note at the stated maturity will exceed 90% of the outstanding face amount. If the final basket level is less than or equal to the initial basket level (see examples III, IV and V below), the holder of each offered note will receive only 90% of the face amount. In no event will you lose more than 10% of your initial investment in a note if you buy the note upon issuance and hold it until the stated maturity date. Note that the final basket level can appreciate or depreciate due to both index levels and foreign currency exchange rates.

     We have assumed for the following examples that the closing level of the indices on the determination date will be the same as it is on the stated maturity date. The following examples also assume that the note is purchased on the original issue date and held until the stated maturity date. If you sell your note before the stated maturity date, your return will depend upon the market value of your note at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see "Additional Risk Factors Specific to Your Note" above.

     The following examples are based on index returns and foreign exchange returns that are entirely hypothetical; no one can predict what the value of the indices or foreign exchange rates will be on the determination date. The actual initial index levels and initial foreign exchange rates, which will serve as the basis for determining the reference amounts, may differ substantially from the index levels and foreign exchange rates on the date of this prospectus supplement (and may also differ from the levels on the day you purchase any offered notes). Consequently, the actual performance of the indices and foreign exchange rates over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples set forth below.

     In the table below, we provide a range of hypothetical final basket levels. Based on these hypothetical final basket levels, we illustrate a range of hypothetical pre-tax payment amounts as a percentage of the face amount that will be payable on the stated maturity date.

                                                      HYPOTHETICAL PRE-TAX
              HYPOTHETICAL FINAL                  PAYMENT AMOUNT AS PERCENT OF
          BASKET LEVEL AS PERCENT OF               FACE AMOUNT ON THE STATED
             INITIAL BASKET LEVEL                        MATURITY DATE
          --------------------------              ----------------------------
                     175%                                     165%
                     150%                                     140%
                     125%                                     115%
                     110%                                     100%
                     100%                                      90%
                      90%                                      90%
                      75%                                      90%
                      50%                                      90%

     Note that you will not receive 100% of your investment at the stated maturity unless the hypothetical final basket level is 110% of the initial basket level.

     The final basket level will be determined by the performance of each of the indices and their associated foreign exchange rates. The following examples demonstrate how these factors may affect the pre-tax payment amount that the holder of each offered note will receive on the stated maturity date, expressed as a percentage of the face amount.

EXAMPLE I: ALL FOUR INDEX RETURNS ARE POSITIVE, AND ALL FOUR FOREIGN CURRENCIES
           APPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS GREATER THAN THE INITIAL BASKET LEVEL BY MORE THAN 10%. THE PRE-TAX PAYMENT AMOUNT IS GREATER THAN THE FACE AMOUNT.

                                 DOW JONES
                                    EURO
                                  STOXX 50     FTSE 100    NIKKEI 225   SWISS MARKET
                                 ---------     --------    ----------   ------------
Initial index level                2,945.17     4,546.80    10,812.30      5,863.80
Initial foreign exchange rate        0.9779       1.5235       120.11         1.495
                                  (USD/EUR)    (USD/GBP)    (JPY/USD)     (CHF/USD)
Reference amount                  0.0126038    0.0046196    0.2554988     0.0022181
Final index level                  3,386.95     5,092.42    12,434.15      6,567.46
Final foreign exchange rate           1.076        1.645      114.105        1.3605
                                  (USD/EUR)    (USD/GBP)    (JPY/USD)     (CHF/USD)
INITIAL BASKET LEVEL                                                         100.00
FINAL BASKET LEVEL                                                           123.18
BASKET RETURN                                                                  23.2%
SUPPLEMENTAL PAYMENT
  AMOUNT AS PERCENTAGE OF FACE
  AMOUNT                                                                       23.2%
PRE-TAX PAYMENT AMOUNT AS
  PERCENTAGE OF FACE AMOUNT                                                   113.2%

EXAMPLE II: ALL FOUR INDEX RETURNS ARE POSITIVE, BUT ALL FOUR FOREIGN CURRENCIES
            DEPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS GREATER THAN THE INITIAL BASKET LEVEL BUT BY LESS THAN 10%. THE SUPPLEMENTAL PAYMENT AMOUNT IS GREATER THAN ZERO BUT THE PRE-TAX PAYMENT AMOUNT IS LESS THAN THE FACE AMOUNT.

                                     DOW JONES
                                   EURO STOXX 50   FTSE 100    NIKKEI 225   SWISS MARKET
                                   -------------   --------    ----------   ------------
Initial index level                   2,945.17      4,546.80   10,812.30      5,863.80
Initial foreign exchange rate           0.9779        1.5235      120.11         1.495
                                     (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
Reference amount                     0.0126038     0.0046196   0.2554988     0.0022181
Final index level                     3,386.95      5,092.42   12,434.15      6,567.46
Final foreign exchange rate              0.880         1.402     126.116        1.6296
                                     (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
INITIAL BASKET LEVEL                                                            100.00
FINAL BASKET LEVEL                                                              104.67
BASKET RETURN                                                                      4.7%
SUPPLEMENTAL PAYMENT AMOUNT AS
  PERCENTAGE OF FACE AMOUNT                                                        4.7%
PRE-TAX PAYMENT AMOUNT AS
  PERCENTAGE OF FACE AMOUNT                                                       94.7%

EXAMPLE III: ALL FOUR INDEX RETURNS ARE POSITIVE, BUT ALL FOUR FOREIGN
             CURRENCIES DEPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS LESS THAN THE INITIAL BASKET LEVEL. THE SUPPLEMENTAL PAYMENT AMOUNT IS ZERO. THE PRE-TAX PAYMENT AMOUNT IS 90% OF THE FACE AMOUNT.

                                     DOW JONES
                                   EURO STOXX 50   FTSE 100    NIKKEI 225   SWISS MARKET
                                   -------------   --------    ----------   ------------
Initial index level                   2,945.17      4,546.80   10,812.30      5,863.80
Initial foreign exchange rate           0.9779        1.5235      120.11         1.495
                                     (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
Reference amount                     0.0126038     0.0046196   0.2554988     0.0022181
Final index level                     3,180.78      4,819.61   11,569.16      6,567.46
Final foreign exchange rate              0.880         1.402     126.116        1.6296
                                     (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
INITIAL BASKET LEVEL                                                            100.00
FINAL BASKET LEVEL                                                               98.87
BASKET RETURN                                                                     -1.1%
SUPPLEMENTAL PAYMENT AMOUNT AS
  PERCENTAGE OF FACE AMOUNT                                                        0.0%
PRE-TAX PAYMENT AMOUNT AS
  PERCENTAGE OF FACE AMOUNT                                                       90.0%

EXAMPLE IV: ALL FOUR INDEX RETURNS ARE NEGATIVE, AND ALL FOUR FOREIGN CURRENCIES
            DEPRECIATE AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS LESS THAN THE INITIAL BASKET LEVEL. THE SUPPLEMENTAL PAYMENT AMOUNT IS ZERO. THE PRE-TAX PAYMENT AMOUNT IS 90% OF THE FACE AMOUNT.

                                     DOW JONES
                                   EURO STOXX 50   FTSE 100    NIKKEI 225   SWISS MARKET
                                   -------------   --------    ----------   ------------
Initial index level                   2,945.17      4,546.80   10,812.30      5,863.80
Initial foreign exchange rate           0.9779        1.5235      120.11         1.495
                                     (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
Reference amount                     0.0126038     0.0046196   0.2554988     0.0022181
Final index level                     2,503.39      4,001.18    9,190.46      5,160.14
Final foreign exchange rate              0.880         1.402     126.116        1.6296
                                     (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
INITIAL BASKET LEVEL                                                            100.00
FINAL BASKET LEVEL                                                               79.32
BASKET RETURN                                                                    -20.7%
SUPPLEMENTAL PAYMENT AMOUNT AS
  PERCENTAGE OF FACE AMOUNT                                                        0.0%
PRE-TAX PAYMENT AMOUNT AS
  PERCENTAGE OF FACE AMOUNT                                                       90.0%

EXAMPLE V: ALL FOUR INDEX RETURNS REMAIN UNCHANGED, AND ALL FOUR FOREIGN
           CURRENCIES ARE UNCHANGED AGAINST THE U.S. DOLLAR. THE FINAL BASKET LEVEL IS EQUAL TO THE INITIAL BASKET LEVEL. THE SUPPLEMENTAL PAYMENT AMOUNT IS ZERO. THE PRE-TAX PAYMENT AMOUNT IS 90% OF THE FACE AMOUNT.

                                     DOW JONES
                                   EURO STOXX 50   FTSE 100    NIKKEI 225   SWISS MARKET
                                   -------------   --------    ----------   ------------
Initial index level                   2,945.17      4,546.80   10,812.30      5,863.80
Initial foreign exchange rate           0.9779        1.5235      120.11         1.495
                                     (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
Reference amount                     0.0126038     0.0046196   0.2554988     0.0022181
Final index level                     2,945.17      4,546.80   10,812.30      5,863.80
Final foreign exchange rate              0.978         1.524     120.110        1.4950
                                     (USD/EUR)     (USD/GBP)   (JPY/USD)     (CHF/USD)
INITIAL BASKET LEVEL                                                            100.00
FINAL BASKET LEVEL                                                              100.00
BASKET RETURN                                                                      0.0%
SUPPLEMENTAL PAYMENT AMOUNT AS
  PERCENTAGE OF FACE AMOUNT                                                        0.0%
PRE-TAX PAYMENT AMOUNT AS
  PERCENTAGE OF FACE AMOUNT                                                       90.0%

We cannot predict the actual final basket level on the determination date or the market value of your note, nor can we predict the relationship between the basket level and the market value of your note at any time prior to the stated maturity date. The actual amount that a holder of the offered notes will receive at stated maturity and the total and pre-tax rates of return on the offered notes will depend entirely on the actual final basket level determined by the calculation agent as described above. In particular, the final basket level could be lower or higher than the levels reflected in the hypothetical examples above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your note on the stated maturity date may be very different from the information reflected in the hypothetical examples above.

                          USE OF PROCEEDS AND HEDGING

     We will use the net proceeds we receive from the sale of the offered notes for the purposes we describe in the accompanying prospectus under "Use of Proceeds". We or our affiliates also expect to use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

     In anticipation of the sale of the offered notes, we and/or our affiliates expect to hedge transactions involving purchases of listed futures linked to the indices and purchases of the relevant foreign currencies with respect to the U.S. dollar on the trade date. In addition, from time to time after we issue the offered notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered notes and perhaps in connection with other notes we issue, some of which may have returns linked to the indices or the index stocks. Consequently, with regard to your note, from time to time, we and/or our affiliates:

     - expect to acquire and dispose of positions in listed or over-the-counter options, futures or other instruments linked to the indices or some or all of the index stocks,

     - may take or dispose of positions in the securities of the index stock issuers themselves,

     - may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the European and Japanese stock exchanges or other components of the European and Japanese equity markets,

     - may take short positions in the index stocks or other securities of the kind described above -- i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser, and/or

     - may acquire or dispose of U.S. dollars in foreign exchange transactions involving the euro, British pound sterling, Japanese yen and Swiss franc.

     We and/or our affiliates may acquire a long or short position in securities similar to the offered notes from time to time and may, in our or their sole discretion, hold or resell those securities.

     In the future, we and/or our affiliates expect to close out a hedge position relating to your note and perhaps hedge positions relating to other notes with returns linked to the indices or the index stocks. Those steps, which could occur on or before the determination date for your note, are likely to involve sales of listed or over-the-counter options, futures or other instruments linked to the indices or perhaps to many of the index stocks. They may also involve sales and/or purchases of many of the index stocks as well as listed or over-the-counter options, futures or other instruments linked to the indices, some or all of the index stocks or indices designed to track the performance of the European and Japanese stock exchanges or other components of the European and Japanese equity markets.

--------------------------------------------------------------------------------
The hedging activity discussed above may adversely affect the market value of your note from time to time and the amount we will pay on your note at maturity. See "Additional Risk Factors Specific to Your Note -- Trading and Other Transactions by Goldman Sachs in Securities Linked to the Index Stocks May Impair the Value of Your Note" and "-- Our Business Activities May Create Conflicts of Interest Between You and Us" below for a discussion of these adverse effects.
--------------------------------------------------------------------------------

                                  THE INDICES

-------------------------------------------------------------------------------
     We have derived all information regarding the four indices contained in this prospectus supplement, from publicly available information, without independent verification. Each of the index sponsors owns the copyright and all rights to its applicable index. None of the index sponsors have an obligation to continue to publish, and may discontinue publication of, its applicable index. The consequences of any of the index sponsor discontinuing its applicable index are described in the section entitled "Specific Terms of Your
Note -- Discontinuance or Modification of the Indices" above.
--------------------------------------------------------------------------------

                         DOW JONES EURO STOXX 50 INDEX

     The Dow Jones STOXX 50 Index is a capitalization-weighted index of 50 European blue-chip stocks. The index was developed with a base value of 1,000 as of December 31, 1991. Additional information about the index is available on the following web site http://www.stoxx.com.

                                 FTSE 100 INDEX

     The FTSE 100 Index is a capitalization-weighted index of the 100 most highly capitalized companies traded on the London Stock Exchange. The index was developed with a base level of 1,000 as of January 3, 1984. Additional information about the index is available on the web site http://www.ftse.com.

                                NIKKEI 225 INDEX

     The Nikkei-225 Stock Average is a price-weighted index of 225 top-rated Japanese companies listed in the First Section of the Tokyo Stock Exchange. The Nikkei Stock Average was first published on May 16, 1949, where the average price was Y176.21 with a divisor of 225. Additional information about the index is available on the web site http://www.nni.nikkei.co.jp/
FR/SERV/nikkei  indexes/nifaq225.html.

                               SWISS MARKET INDEX

     The Swiss Market Index is a capitalization-weighted index of the largest and most liquid stocks traded on the Electronic Bourse System. The SMI(R) was developed with a base value of 1,500 as of June 30, 1988. Additional information about the index is available on the web site http://www.swx.com.

                    HISTORICAL CLOSING LEVELS OF THE INDICES

     The respective closing levels of the indices have fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the indices during any period shown below is not an indication that the indices are more or less likely to increase or decrease at any time during the term of your note. You should not take the historical levels of the indices as an indication of future performance. We cannot give you any assurance that the future performance of the indices will result in you receiving an amount greater than 90% of the outstanding face amount of your note on the stated maturity date.

     The table below shows the high, the low and the last closing levels of the index for each of the four calendar quarters in 2000, 2001 and for the first three calendar quarters in 2002 through

July 10, 2002. We obtained the closing levels listed in the four tables below from Bloomberg Financial Services, without independent verification.

     QUARTERLY HIGH, LOW AND CLOSING LEVELS OF THE DOW JONES EURO STOXX 50

                                                               HIGH        LOW       CLOSE
                                                               ----        ---       -----
2000
  Quarter ended March 31....................................  5464.43    4500.69    5249.55
  Quarter ended June 30.....................................  5434.81    4903.92    5145.35
  Quarter ended September 30................................  5392.63    4915.18    4915.18
  Quarter ended December 31.................................  5101.40    4614.24    4772.39
2001
  Quarter ended March 31....................................  4787.45    3891.49    4185.00
  Quarter ended June 30.....................................  4582.07    4039.16    4243.91
  Quarter ended September 30................................  4304.44    2877.68    3296.66
  Quarter ended December 31.................................  3828.76    3208.31    3806.13
2002
  Quarter ended March 31....................................  3833.09    3430.18    3784.05
  Quarter ended June 30.....................................  3748.44    2928.72    3133.39
  Quarter ended September 30 (through July 10, 2002)........  3087.37    2879.64    2925.91
  Closing level of the index on July 10, 2002...............                        2925.91

             QUARTERLY HIGH, LOW AND CLOSING LEVELS OF THE FTSE 100

                                                               HIGH        LOW       CLOSE
                                                               ----        ---       -----
2000
  Quarter ended March 31....................................  6738.50    6005.20    6540.20
  Quarter ended June 30.....................................  6626.40    5994.60    6312.70
  Quarter ended September 30................................  6798.10    6199.20    6294.20
  Quarter ended December 31.................................  6477.40    6097.50    6222.50
2001
  Quarter ended March 31....................................  6334.50    5314.80    5633.70
  Quarter ended June 30.....................................  5976.60    5463.10    5642.50
  Quarter ended September 30................................  5716.70    4433.70    4903.40
  Quarter ended December 31.................................  5369.80    4785.60    5217.40
2002
  Quarter ended March 31....................................  5323.80    5024.10    5271.80
  Quarter ended June 30.....................................  5263.90    4531.00    4656.40
  Quarter ended September 30 (through July 10, 2002)........  4685.80     4392.6    4420.10
  Closing level of the index on July 10, 2002...............                        4420.10

            QUARTERLY HIGH, LOW AND CLOSING LEVELS OF THE NIKKEI 225

                                                           HIGH          LOW         CLOSE
                                                           ----          ---         -----
2000
  Quarter ended March 31...............................  20,706.65    18,168.27    20,337.32
  Quarter ended June 30................................  20,833.21    16,008.14    17,411.05
  Quarter ended September 30...........................  17,614.66    15,626.96    15,747.26
  Quarter ended December 31............................  16,149.08    13,423.21    13,785.69
2001
  Quarter ended March 31...............................  14,032.42    11,819.70    12,999.70
  Quarter ended June 30................................  14,529.41    12,574.26    12,969.05
  Quarter ended September 30...........................  12,969.05      9504.41      9774.68
  Quarter ended December 31............................   11064.30      9774.68     10542.62
2002
  Quarter ended March 31...............................   11919.30      9420.85     11333.11
  Quarter ended June 30................................   11979.85     10074.56     10621.84
  Quarter ended September 30 (through July 10, 2002)...   10960.25     10595.44     10608.71
  Closing level of the index on July 10, 2002..........                             10608.71

              QUARTERLY HIGH, LOW AND CLOSING LEVELS OF THE SMI(R)

                                                               HIGH        LOW       CLOSE
                                                               ----        ---       -----
2000
  Quarter ended March 31....................................  7513.90    6781.40    7428.10
  Quarter ended June 30.....................................  7938.30    7329.60    7761.60
  Quarter ended September 30................................  8377.00    7761.60    7771.50
  Quarter ended December 31.................................  8164.80    7586.20    8135.40
2001
  Quarter ended March 31....................................  8135.40    6574.00    7167.80
  Quarter ended June 30.....................................  7705.80    6825.40    7240.20
  Quarter ended September 30................................  7316.00    5110.20    6014.20
  Quarter ended December 31.................................  6605.60    5858.90    6417.80
2002
  Quarter ended March 31....................................  6655.20    6105.20    6655.20
  Quarter ended June 30.....................................  6694.10    5594.20    5979.70
  Quarter ended September 30(through July 10, 2002).........  6024.20    5711.40    5775.50
  Closing level of the index on July 10, 2002...............                        5775.50

                            ------------------------

                               LICENSE AGREEMENTS

     We have entered or expect to enter into non-exclusive license agreements with each of the sponsors of the Dow Jones Euro STOXX 50, FTSE 100, Nikkei 225 and Swiss Market indices, whereby we and our affiliates, in exchange for a fee, will be permitted to use the indices in connection with the offer and sale of the notes. We are not affiliated with any of the index sponsors; the only relationship between any of the index sponsors and us is the licensing of the use of such index and trademarks relating to such index.

     Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the indices or any successor indices.

LICENSE AGREEMENT FOR THE DOW JONES EURO STOXX 50 INDEX

     The Dow Jones Euro STOXX 50 Index is owned and published by STOXX. The license agreement between STOXX and Goldman Sachs & Co. provides that the following language must be set forth in the prospectus supplement: The notes are not sponsored, endorsed, sold or promoted by STOXX LIMITED ("STOXX") or DOW JONES & COMPANY, INC. ("DOW JONES"). Neither STOXX nor DOW JONES makes any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. The only relationship of STOXX to the Licensee is as the licensor of the Euro STOXX 50 Index(TM) and of certain trademarks, trade names and service marks of STOXX, and as the sublicensor of the DOW JONES INDEXES(SM) and of certain trademarks, trade names and service marks of DOW JONES. The aforementioned Indexes are determined, composed and calculated by STOXX or DOW JONES, as the case may be, without regard to the Licensee or the Product(s). Neither STOXX nor DOW JONES is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither STOXX nor DOW JONES has any obligation or liability in connection with the administration, marketing or trading of the notes.

     NEITHER STOXX NOR DOW JONES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN, AND NEITHER SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER STOXX NOR DOW JONES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NEITHER STOXX NOR DOW JONES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL EITHER STOXX OR DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX AND THE LICENSEE OTHER THAN LICENSEE'S AFFILIATES.

LICENSE AGREEMENT FOR THE FTSE 100 INDEX

     The FTSE 100 Index is calculated by FTSE. The license agreement between FTSE International Limited and Goldman Sachs provides that the following language must be set forth in the prospectus supplement: The notes are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited ("FTSE") or by the London Stock Exchange Plc (the "Exchange") or by the Financial Times Limited ("FT") and neither FTSE nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the FTSE 100 Index stands at any particular time on any particular day or otherwise. The FTSE 100 Index is compiled and calculated by FTSE. However, neither FTSE nor Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FTSE or Exchange or FT shall be under any obligation to advise any person or any error therein.

     "FTSE(TM)", "FT-SE(R)" and "Footsie(R)" are trademarks of the London Stock Exchange Plc and The Financial Times Ltd. and are used by FTSE International Limited under license.

LICENSE AGREEMENT FOR THE NIKKEI 225 INDEX

     We have entered into a non-exclusive license agreement with NKS, whereby we and our affiliates, in exchange for a fee, will be permitted to use the Nikkei 225 Index in connection with the offer and sale of the offered notes. We are not affiliated with NKS; the only relationship between NKS and Goldman Sachs is the licensing of the use of the Nikkei 225 Index and trademarks relating to the Nikkei 225 Index.

     NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The offered notes are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this prospectus supplement that NKS makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the offered notes or any member of the public regarding the advisability of investing in securities generally or in the offered notes in particular or the ability of the Nikkei 225 Index to track general stock market performance.

     NKS determines, composes and calculates the Nikkei 225 Index without regard to your note. NKS has no obligation to take into account your interest, or that of anyone else having an interest, in your note in determining, composing or calculating the Nikkei 225 Index. NKS is not responsible for and has not participated in the determination of the terms, prices or amount of your note and will not be responsible for or participate in any determination or calculation regarding the principal amount of your note payable at the stated maturity date. NKS has no obligation or liability in connection with the administration, marketing or trading of your note.

     NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Nikkei 225 Index is applied in determining any initial Nikkei 225 index level or final Nikkei 225 index level or any amount payable upon maturity of the offered notes.

     NKS DOES NOT GUARANTEE THE ACCURACY OF THE COMPLETENESS OF THE NIKKEI 225 INDEX OR ANY DATA INCLUDED IN THE NIKKEI 225 INDEX. THE NIKKEI 225 INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

LICENSE AGREEMENT FOR THE SWISS MARKET INDEX

     The use of and reference to the SMI(R) in connection with the notes has been consented to by the SWX Swiss Exchange, the publisher of the SMI(R), providing that the following language must be set forth in this prospectus supplement: The notes are not in any way sponsored, endorsed, sold or promoted by the SWX Swiss Exchange and the Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI(R) Index and/or the figure at which the SMI(R) Index stands at any particular time on any particular day or otherwise. The SMI(R) Index is compiled and calculated solely by the SWX Swiss Exchange. However, the SWX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI(R) Index and the SWX Swiss Exchange shall not be under any obligation to advise any person of any error therein. SMI(R) is a registered trademark of SWX Swiss Exchange which is used under license.

                 HISTORICAL CURRENCY EXCHANGE RATE INFORMATION

     Provided below are historical mid-exchange rates between the euro, British pound sterling, Japanese yen, Swiss franc and the U.S. dollar for the four calendar quarters in 2000, 2001 and 2002, through July 10, 2002. We make no representation that these foreign currency amounts could have been or could be converted into U.S. dollars as the case may be, at any particular rate or at any rate. The data presented in this prospectus supplement relating to the foreign exchange rates for the U.S. dollar are furnished for informational purposes only and based on public information. We cannot assure you that such disclosure is accurate. See "Additional Risk Factors Specific to Your Note -- Return on Your Note Will Depend on Changes in the Level of the Indices and is Subject to Currency Exchange Rate Risk" above.

     The fluctuation in the exchange rate between the respective foreign currencies and the U.S. dollar will affect the amount payable at maturity. Governmental actions affecting such exchange rate in the past and over the life of the notes may include the imposition of exchange or regulatory controls or taxes, the intervention by the central bank, the replacement of the respective foreign currency or the alteration of the exchange rate or the relative exchange characteristics by devaluation or revaluation of the respective foreign currency. We cannot assure you that the respective governments will not impose foreign currency exchange controls in the future.

     The exchange rate between each of the respective foreign currencies and the U.S. dollar varies over time. Changes in the exchange rates result from the interaction of many factors directly or indirectly affecting economic and political conditions in Europe, Japan and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in Europe, Japan and the United States and other countries important to international trade and finance.

     The price of the notes could also be adversely affected by delays in, or refusal to grant, any required government approval for conversions of a local currency and remittances abroad with respect to the indices comprising the basket or other de facto restrictions on the repatriation of U.S. dollars.

     The following tables set forth, for the periods indicated, the high, low and closing mid-exchange rates. We obtained the exchange rates listed below from Bloomberg Financial Services, without independent verification

                          USD/EUR                              HIGH     LOW     CLOSE
                          -------                              ----     ---     -----
2000
  Quarter ended March 31....................................  1.0336   0.9514   0.9553
  Quarter ended June 30.....................................  0.9650   0.8895   0.9525
  Quarter ended September 30................................  0.9553   0.8493   0.8827
  Quarter ended December 31.................................  0.9427   0.8272   0.9427
2001
  Quarter ended March 31....................................  0.9570   0.8767   0.8767
  Quarter ended June 30.....................................  0.9042   0.8424   0.8490
  Quarter ended September 30................................  0.9277   0.8364   0.9114
  Quarter ended December 31.................................  0.9205   0.8770   0.8895
2002
  Quarter ended March 31....................................  0.9033   0.8593   0.8717
  Quarter ended June 30.....................................  0.9914   0.8750   0.9914
  Quarter ending September 30 (through July 10, 2002).......  0.9931   0.9727   0.9892
  Mid-exchange closing rate on July 10, 2002................                    0.9892

                          USD/GBP                              HIGH     LOW     CLOSE
                          -------                              ----     ---     -----
2000
  Quarter ended March 31....................................  1.6537   1.5689   1.5911
  Quarter ended June 30.....................................  1.5964   1.4702   1.5141
  Quarter ended September 30................................  1.5171   1.3977   1.4754
  Quarter ended December 31.................................  1.4965   1.3994   1.4930
2001
  Quarter ended March 31....................................  1.5038   1.4161   1.4161
  Quarter ended June 30.....................................  1.4467   1.3727   1.4153
  Quarter ended September 30................................  1.4763   1.3995   1.4743
  Quarter ended December 31.................................  1.4842   1.4095   1.4546
2002
  Quarter ended March 31....................................  1.4534   1.4082   1.4259
  Quarter ended June 30.....................................  1.5335   1.4308   1.5335
  Quarter ending September 30 (through July 10, 2002).......  1.5484   1.5222   1.5484
  Mid-exchange closing rate on July 10, 2002................                    1.5484

                          JPY/USD                              HIGH     LOW     CLOSE
                          -------                              ----     ---     -----
2000
  Quarter ended March 31....................................  111.36   101.45   102.78
  Quarter ended June 30.....................................  109.65   104.54   106.12
  Quarter ended September 30................................  109.59   105.17   108.14
  Quarter ended December 31.................................  114.41   107.07   114.41
2001
  Quarter ended March 31....................................  126.33   113.57   126.33
  Quarter ended June 30.....................................  126.80   119.22   124.65
  Quarter ended September 30................................  125.87   116.38   119.56
  Quarter ended December 31.................................  131.79   119.88   131.66
2002
  Quarter ended March 31....................................  134.71   127.56   132.73
  Quarter ended June 30.....................................  133.48   119.47   119.47
  Quarter ending September 30 (through July 10, 2002).......  120.43   117.66   117.66
  Mid-exchange closing rate on July 10, 2002................                    117.66

                          CHF/USD                              HIGH      LOW      CLOSE
                          -------                              ----      ---      -----
2000
  Quarter ended March 31....................................  1.6773    1.5486    1.6653
  Quarter ended June 30.....................................  1.7404    1.6172    1.6343
  Quarter ended September 30................................  1.7854    1.6228    1.7247
  Quarter ended December 31.................................  1.8214    1.6111    1.6111
2001
  Quarter ended March 31....................................  1.7428    1.5980    1.7428
  Quarter ended June 30.....................................  1.8052    1.6916    1.7921
  Quarter ended September 30................................  1.8181    1.5790    1.6204
  Quarter ended December 31.................................  1.6936    1.6081    1.6603
2002
  Quarter ended March 31....................................  1.7192    1.6442    1.6813
  Quarter ended June 30.....................................  1.6759    1.4810    1.4810
  Quarter ending September 30 (through July 10, 2002).......  1.5075    1.4822    1.4855
  Mid-exchange closing rate on July 10, 2002................                      1.4855

           SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

     The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus with respect to United States holders. The following section is the opinion of Sullivan & Cromwell, counsel to The Goldman Sachs Group, Inc.

     This section applies to you only if you are a United States holder that holds your note as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a note and you are:

     - a citizen or resident of the United States;

     - a domestic corporation;

     - an estate whose income is subject to United States federal income tax regardless of its source; or

     - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

     This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

     - a dealer in securities or currencies;

     - a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

     - a bank;

     - a life insurance company;

     - a tax exempt organization;

     - a person that owns a note as a hedge or that is hedged against interest rate or currency risks;

     - a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

     - a person whose functional currency for tax purposes is not the U.S.
       dollar.

     This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

-------------------------------------------------------------------------------
Please consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your note in your particular circumstances.
-------------------------------------------------------------------------------

     Your note will be treated as a single debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your note and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your note (the "comparable yield") and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of your note prior to your receipt of cash attributable to such income.

     You may obtain the comparable yield and projected payment schedule from us by contacting the Goldman Sachs Corporate Treasury Department, Debt Administration Group, at 212-902-1000. You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your note, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

--------------------------------------------------------------------------------
The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your note, and we make no representation regarding the amount of contingent payments with respect to your note.
--------------------------------------------------------------------------------

     If you purchase your note for an amount that differs from the note's adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for your note and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly. The adjusted issue price of your note will equal your note's original issue price plus any interest deemed to be accrued on your note (under the rules governing contingent payment obligations) as of the time you purchase your note.

     If the adjusted issue price of your note is greater than the price you paid for your note, you must make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year, and the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated to each of interest and projected payment schedule; if the adjusted issue price of your note is less than the price you paid for your note, you must make negative adjustments, decreasing the amount of interest that you must include in income each year, and the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon maturity by the amounts allocated to each of interest and projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

     Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of a note at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

     You will recognize gain or loss upon the sale or maturity of your note in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in your note. In general, your adjusted basis in your note will equal the amount you paid for your note, increased by the amount of interest you previously accrued with respect to your note (in accordance with the comparable yield and the projected payment schedule for your note) and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your note at a price other than the adjusted issue price determined for tax purposes.

     Any gain you recognize upon the sale or maturity of your note will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your note, and thereafter, capital loss.

                  BACKUP WITHHOLDING AND INFORMATION REPORTING

     Please see the discussion under "United States Taxation -- Taxation of Debt Securities -- Backup Withholding and Information Reporting -- United States Holders" in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your note.

                    EMPLOYEE RETIREMENT INCOME SECURITY ACT

--------------------------------------------------------------------------------
This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the offered notes.
-------------------------------------------------------------------------------

     The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA" and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction".

     The Goldman Sachs Group, Inc. and certain of its affiliates each may be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, The Goldman Sachs Group, Inc. (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue
Code), which we call "Plans", and with respect to which The Goldman Sachs Group, Inc. or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a "qualified professional asset manager" or an "in-house asset manager", for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the offered notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the offered notes, or any exercise related thereto or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the offered notes and the transactions contemplated with respect to the offered notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the offered notes, you should consult your legal counsel.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

     The Goldman Sachs Group, Inc. has agreed to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. has agreed to purchase from The Goldman Sachs Group, Inc., the aggregate face amount of the offered notes specified on the front cover of this prospectus supplement. Offered notes sold by Goldman, Sachs & Co. to the public will initially be offered at the original issue price. If all of the offered notes are not sold at the original issue price, Goldman, Sachs & Co. may change the offering price and the other selling terms.

     In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell the offered notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the accompanying prospectus.

                                                Filed pursuant to Rule 424(b)(2)
                                            Registration Statement No. 333-63082

            Prospectus Supplement to Prospectus dated June 25, 2001.

                                $25,000,000,000
                         THE GOLDMAN SACHS GROUP, INC.

                          Medium-Term Notes, Series B

[GOLDMAN SACHS LOGO]

                            ------------------------

                                 TERMS OF SALE

     The following terms may apply to the notes that The Goldman Sachs Group, Inc. may sell from time to time. The final terms of each note will be included in a pricing supplement. Goldman Sachs will receive between $24,775,000,000 and $24,975,000,000 of the proceeds from the sale of the notes, after paying the agents' commissions of between $25,000,000 and $225,000,000.

      --  stated maturity of 12 months or longer

      -- fixed or floating interest rate, zero-coupon or issued with original issue discount; a floating interest rate may be based on:

           --  commercial paper rate;

           --  prime rate;

           --  LIBOR;

           --  EURIBOR;

           --  treasury rate;

           --  CMT rate;

           --  CD rate;

           --  federal funds rate; and/or

           --  11th district cost of funds rate

      -- amount of principal or interest may be determined by reference to an index or formula

      --  may be book-entry form only

      -- may be subject to redemption at the option of Goldman Sachs or repayment at the option of the holder

      --  not amortized or subject to a sinking fund

      --  interest on fixed rate notes paid semi-annually

      -- interest on floating rate notes paid monthly, quarterly, semi-annually or annually

      --  denominations of $1,000 and multiples of $1,000

      -- may be denominated in a currency other than U.S. dollars or in a composite currency

      --  settlement in immediately available funds

     Goldman Sachs does not plan to list the notes for trading on a securities exchange.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     Goldman Sachs may sell the notes directly or through one or more agents or dealers, including the agent listed below. The agents are not required to sell any particular amount of the notes.

     Goldman Sachs may use this prospectus in the initial sale of any note. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this prospectus in a market-making transaction in any note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS IS BEING USED IN A MARKET-MAKING TRANSACTION.

                              GOLDMAN, SACHS & CO.

                            ------------------------

                   Prospectus Supplement dated June 25, 2001.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                              Page
                                                              ----
Use of Proceeds.............................................   S-2
Description of Notes We May Offer...........................   S-3
United States Taxation......................................  S-20
Employee Retirement Income Security Act.....................  S-20
Supplemental Plan of Distribution...........................  S-20
Validity of the Notes.......................................  S-22
                            Prospectus
Available Information.......................................     2
Prospectus Summary..........................................     4
Ratio of Earnings to Fixed Charges..........................     7
Description of Debt Securities We May Offer.................     8
Description of Warrants We May Offer........................    31
Description of Purchase Contracts We May Offer..............    49
Description of Units We May Offer...........................    54
Description of Preferred Stock We May Offer.................    60
Description of Capital Stock................................    67
Legal Ownership and Book-Entry Issuance.....................    73
Considerations Relating to Securities Issued in Bearer
  Form......................................................    79
Considerations Relating to Indexed Securities...............    83
Considerations Relating to Securities Denominated or Payable
  in or Linked to a Non-U.S. Dollar Currency................    86
United States Taxation......................................    89
Plan of Distribution........................................   109
Employee Retirement Income Security Act.....................   111
Validity of the Securities..................................   112
Experts.....................................................   112
Cautionary Statement Pursuant to the Private Securities
  Litigation Reform Act of 1995.............................   113

                                USE OF PROCEEDS

     We intend to use the net proceeds from the sales of notes to provide additional funds for our operations and for other general corporate purposes, although we have not yet determined a specific use.

     We will receive the net proceeds only from sales of the notes made in connection with their original issuance. We have not received, and do not expect to receive, any proceeds from resales of the notes by Goldman, Sachs & Co. or any of our other affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

                       DESCRIPTION OF NOTES WE MAY OFFER

Please note that in this section entitled "Description of Notes We May Offer", references to "The Goldman Sachs Group, Inc.", "we", "our" and "us" refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

                       INFORMATION ABOUT OUR MEDIUM-TERM
                                  NOTE PROGRAM

     The notes are a separate series of our debt securities. We summarize various terms that apply generally to our debt securities, including the notes, in the accompanying prospectus under the caption "Description of Debt Securities We May Offer". The following description of the notes supplements that description of the debt securities. Consequently, you should read this prospectus supplement together with the accompanying prospectus in order to understand the terms of the notes. However, if this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement controls with regard to the notes.

     This section summarizes the material terms that will apply generally to the notes as a series. Each particular note will have financial and other terms specific to it, and the specific terms of each note will be described in a pricing supplement that will accompany this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your note as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section and in the accompanying prospectus. If your pricing supplement is inconsistent with this prospectus supplement or the accompanying prospectus, your pricing supplement will control with regard to your note. Thus, the statements we make in this section or in the accompanying prospectus may not apply to your note.

     When we refer to your pricing supplement, we mean the pricing supplement describing the specific terms of the note you purchase. Unless we say otherwise below, the terms we use in this prospectus supplement that we also use in the accompanying prospectus have the meanings we give them in that document. Similarly, the terms we use in any pricing supplement that we also use in this document will have the meanings we give them in this document, unless we say otherwise in the pricing supplement.

THE NOTES WILL BE ISSUED UNDER THE SENIOR DEBT INDENTURE

     The notes are governed by a document called the senior debt indenture. The senior debt indenture is a contract between us and The Bank of New York, which acts as trustee. The trustee has two main roles:

      -- First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe under "Description of Debt Securities We May Offer -- Default, Remedies and Waiver of Default" in the accompanying prospectus; and

      -- Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

WE MAY ISSUE OTHER SERIES OF DEBT SECURITIES

     The senior debt indenture permits us to issue different series of debt securities from time to time. The Series B medium-term notes will be a single, distinct series of debt securities. We may, however, issue notes in such amounts, at such times and on such terms as we wish. The notes will differ from one another, and from other series, in their terms.

     When we refer to the "notes", the "Series B medium-term notes" or "these notes", we mean our Medium-Term Notes, Series B. When we refer to a "series" of debt securities, we mean a series, such as the notes, issued under our senior debt indenture.

AMOUNTS THAT WE MAY ISSUE

     Our senior debt indenture does not limit the aggregate amount of debt securities that we may issue. Nor does it limit the number of series or the aggregate amount of any particular series that we may issue. Also, if we issue notes having the same terms in a particular offering, we may "reopen" that offering at any later time and offer additional notes having those terms.

     We have already issued Series B medium-term notes, many of which are currently outstanding. We intend to issue additional Series B medium-term notes, initially in an amount having the aggregate offering price specified on the cover of this prospectus supplement. However, we may issue additional Series B medium-term notes in amounts that exceed the amount on the cover at any time, without your consent and without notifying you.

     Our affiliates may use this prospectus supplement to resell notes in market-making transactions from time to time, including both notes that we have issued before the date of this prospectus supplement and notes that we have not yet issued. We describe these transactions under "Supplemental Plan of Distribution" below.

     The senior debt indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes or our senior debt indenture, except as described under "Description of Debt Securities We May Offer -- Restriction on Liens" in the accompanying prospectus.

HOW THE NOTES RANK AGAINST OTHER DEBT

     The Series B medium-term notes will not be secured by any property or assets of The Goldman Sachs Group, Inc. or its subsidiaries. Thus, by owning a note, you are one of our unsecured creditors.

     The notes will not be subordinated to any of our other debt obligations. This means that, in a bankruptcy or liquidation proceeding against us, the notes would rank equally in right of payment with all other unsecured and unsubordinated debt of The Goldman Sachs Group, Inc.

     An investment in the notes involves risks because we are a holding company and because our principal U.S. subsidiary, Goldman, Sachs & Co., is a partnership in which we are a general partner. We summarize these risks under "Description of Debt Securities We May Offer -- We Are a Holding Company" in the accompanying prospectus.

THIS SECTION IS ONLY A SUMMARY

     Our senior debt indenture and its associated documents, including your note, contain the full legal text of the matters described in this section and your pricing supplement. Our senior debt indenture and the notes are governed by New York law. A copy of our senior debt indenture has been filed with the SEC as part of our registration statements. See "Available Information" in the accompanying prospectus for information on how to obtain a copy.

     Investors should carefully read the description of the terms and provisions of our debt securities and our senior debt indenture under "Description of Debt Securities We May Offer" in the accompanying prospectus. That section, together with this prospectus supplement and your pricing supplement, summarize all the material terms of our senior debt indenture and your note. They do not, however, describe every aspect of our senior debt indenture and your note. For example, in this section entitled "Description of Notes We May Offer", the accompanying prospectus and your pricing supplement, we use terms that have been given special meaning in our senior debt indenture, but we describe the meaning of only the more important of those terms.

                          FEATURES COMMON TO ALL NOTES

CURRENCY OF NOTES

     The notes will be payable in U.S. dollars unless the applicable pricing supplement specifies otherwise. Before you purchase any note payable in a non-U.S. dollar currency, composite currency, basket of currencies or currency unit or units, as described in the applicable pricing supplement, you should read carefully the section entitled "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency" in the accompanying prospectus.

TYPES OF NOTES

     We may issue the following three types of notes:

      -- FIXED RATE NOTES. A note of this type will bear interest at a fixed rate described in the applicable pricing supplement. This type includes zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

      -- FLOATING RATE NOTES. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below in "-- Interest
          Rates -- Floating Rate Notes". If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in your pricing supplement.

      -- INDEXED NOTES. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

         --  one or more securities;

         --  one or more currencies;

         --  one or more commodities;

         -- any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance; and/or

         --  indices or baskets of any of these items.

     If you are a holder of an indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index at maturity. That value may fluctuate over time. Some indexed notes may also be exchangeable, at our option or the option of the holder, into securities of an issuer other than

The Goldman Sachs Group, Inc. or into other property. If you purchase an indexed note, your pricing supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. Before you purchase any indexed note, you should read carefully the section entitled "Considerations Relating to Indexed Securities" in the accompanying prospectus.

ORIGINAL ISSUE DISCOUNT NOTES

     A fixed rate note, a floating rate note or an indexed note may be an original issue discount note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See "United States
Taxation -- Taxation of Debt Securities -- United States Holders -- Original Issue Discount" in the accompanying prospectus for a brief description of the U.S. federal income tax consequences of owning an original issue discount note.

INFORMATION IN THE PRICING SUPPLEMENT

     Your pricing supplement will describe one or more of the following terms of your note:

      --  the stated maturity;

      -- the specified currency or currencies for principal and interest, if not U.S. dollars;

      -- the price at which we originally issue your note, expressed as a percentage of the principal amount, and the original issue date;

        -- MARKET-MAKING TRANSACTIONS. If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Goldman, Sachs & Co. or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note;

      -- whether your note is a fixed rate note, a floating rate note or an indexed note;

      -- if your note is a fixed rate note, the yearly rate at which your note will bear interest, if any, and the interest payment dates, if different from those stated below under "-- Interest Rates -- Fixed Rate Notes";

      -- if your note is a floating rate note, the interest rate basis, which may be one of the nine base rates described in "-- Interest
          Rates -- Floating Rate Notes" below; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; and the interest reset, determination, calculation and payment dates, all of which we describe under "-- Interest Rates -- Floating Rate Notes" below;

      -- if your note is an indexed note, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your note will be exchangeable for or payable in cash, securities of an issuer other than The Goldman Sachs Group, Inc. or other property;

      -- if your note is an original issue discount note, the yield to maturity;

      -- if applicable, the circumstances under which your note may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s), all of which we describe under "Description of Debt Securities We May Offer -- Redemption and Repayment" in the accompanying prospectus;

      -- the depositary for your note, if other than DTC, and any circumstances under which the holder may request notes in non-global form, if we choose not to issue your note in book-entry form only;

      -- if we choose to issue your note in bearer form, any special provisions relating to bearer notes that are not addressed the accompanying prospectus; and

      -- any other terms of your note, which could be different from those described in this prospectus supplement and the accompanying prospectus.

                FORM, DENOMINATION AND LEGAL OWNERSHIP OF NOTES

     Your note will be issued in registered form, without interest coupons, in any authorized denominations. The authorized denominations will be $1,000 and multiples of $1,000.

     Your note will be issued in book-entry form and represented by a global note or a master global note. You should read the section "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

                                 INTEREST RATES

     This subsection describes the different kinds of interest rates that may apply to your note, if it bears interest.

FIXED RATE NOTES

     Unless otherwise specified in the applicable pricing supplement, interest on a fixed rate note will be payable semiannually each May 15 and November 15, which will be the interest payment dates for a fixed rate note, and at maturity. For each fixed rate note that bears interest, interest will accrue, and we will compute and pay accrued interest, as described in the accompanying prospectus under "Description of Debt Securities We May Offer -- Types of Debt
Securities -- Fixed Rate Debt Securities" and "-- Payment Mechanics for Debt Securities".

FLOATING RATE NOTES

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms appear in BOLD, ITALICIZED type the first time they appear, and we define these terms in "-- Special Rate Calculation Terms" at the end of this subsection.

     For each floating rate note, interest will accrue, and we will compute and pay accrued interest, as described in the accompanying prospectus under "Description of Debt Securities We May Offer -- Types of Debt
Securities -- Floating Rate Debt Securities" and "-- Payment Mechanics for Debt Securities". In addition, the following will apply to floating rate notes.

     BASE RATES. We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following base rates:

      --  commercial paper rate;

      --  prime rate;

      --  LIBOR;

      --  EURIBOR;

      --  treasury rate;

      --  CMT rate;

      --  CD rate;

      --  federal funds rate; and/or

      --  11th district cost of funds rate.

We describe each of these base rates in further detail below in this subsection. If you purchase a floating rate note, your pricing supplement will specify the type of base rate that applies to your note.

     Interest payable on a floating rate note for any particular interest period will be calculated as described in the accompanying prospectus using an interest factor, expressed as a decimal, applicable to each day during the period. The interest factor for each day will be calculated by dividing the interest rate, expressed as a decimal, applicable to that day by the following:

 -- 360, in the case of commercial paper rate notes, prime rate notes, LIBOR notes, EURIBOR notes, CD rate notes, federal funds rate notes and 11th district cost of funds rate notes; or

 -- the actual number of days in the year, in the case of treasury rate notes and CMT rate notes.

See "Description of Debt Securities We May Offer -- Types of Debt
Securities -- Floating Rate Debt Securities -- Calculation of Interest" for more information about calculation mechanics.

     INITIAL BASE RATE. For any floating rate note, the base rate in effect from the original issue date to the first interest reset date will be the initial base rate. We will specify the initial base rate in the applicable pricing supplement.

     SPREAD OR SPREAD MULTIPLIER. In some cases, the base rate for a floating rate note may be adjusted:

      -- by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

      -- by multiplying the base rate by a specified percentage, called the spread multiplier.

If you purchase a floating rate note, your pricing supplement will specify whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier.

     MAXIMUM AND MINIMUM RATES. The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

      -- a maximum rate -- i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

      -- a minimum rate -- i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

If you purchase a floating rate note, your pricing supplement will specify whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

     Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

     The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

     INTEREST RESET DATES. The rate of interest on a floating rate note will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable pricing supplement, the interest reset date will be as follows:

      --  for floating rate notes that reset daily, each BUSINESS DAY;

      -- for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

      -- for treasury rate notes that reset weekly, the Tuesday of each week, except as otherwise described in the next to last paragraph under "-- Interest Determination Dates" below;

      -- for floating rate notes that reset monthly, the third Wednesday of each month;

      -- for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

      -- for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as specified in the applicable pricing supplement; and

      -- for floating rate notes that reset annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.

For a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

     The base rate in effect from the original issue date to the first interest reset date will be the initial base rate. For floating rate notes that reset daily or weekly, the base rate in effect for each day following the second business day before an interest payment date to, but excluding, the interest payment date, and for each day following the second business day before the maturity to, but excluding, the maturity, will be the base rate in effect on that second business day.

     If any interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day. For a LIBOR note, however, if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

     INTEREST DETERMINATION DATES. The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise specified in the applicable pricing supplement:

      -- For all floating rate notes other than LIBOR notes, EURIBOR notes, treasury rate notes and 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the second business day before the interest reset date.

      -- For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second LONDON BUSINESS DAY preceding the interest reset date, unless the INDEX CURRENCY is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR interest determination date.

      -- For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second EURO BUSINESS DAY preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date.

      -- For treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills -- i.e., direct obligations of the U.S. government -- would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an interest reset date, then the interest reset date will instead be the first business day following the auction date.

      -- For 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date. We refer to an interest determination date for an 11th district cost of funds rate note as an 11th district interest determination date.

     INTEREST CALCULATION DATES. As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and EURIBOR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

      -- the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and

      -- the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

     INTEREST PAYMENT DATES. The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the applicable pricing supplement, will be as follows:

      -- for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

      -- for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

      -- for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; or

      -- for floating rate notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement.

Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date. We have defined the term "regular record date" under "Description of Debt Securities We May
Offer -- Payment Mechanics for Debt Securities" in the accompanying prospectus.

     In addition, the following special provision will apply to a floating rate note with regard to any interest payment date other than one that falls on the maturity. If the interest payment date would otherwise fall on a day that is not a business day, then the interest payment date will be the next day that is a business day. However, if the floating rate note is a LIBOR note or a EURIBOR note and the next business day falls in the next calendar month, then the interest payment date will be advanced to the next preceding day that is a business day. In all cases, an interest payment date that falls on the maturity will not be changed.

     CALCULATION AGENT. We have initially appointed The Bank of New York as our calculation agent for any floating rate notes and Goldman, Sachs & Co. as our calculation agent for any indexed notes.

COMMERCIAL PAPER RATE NOTES

     If you purchase a commercial paper rate note, your note will bear interest at a base rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

     The commercial paper rate will be the MONEY MARKET YIELD of the rate, for the relevant interest determination date, for commercial paper having the INDEX MATURITY specified in your pricing supplement, as published in H.15(519) under the heading "Commercial Paper -- Nonfinancial". If the commercial paper rate cannot be determined as described above, the following procedures will apply.

      -- If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your pricing supplement, as published in H.15 DAILY UPDATE or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper -- Nonfinancial".

      -- If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent.

      -- If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

PRIME RATE NOTES

     If you purchase a prime rate note, your note will bear interest at a base rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

     The prime rate will be the rate, for the relevant interest determination date, published in H.15(519) under the heading "Bank Prime Loan". If the prime rate cannot be determined as described above, the following procedures will apply.

      -- If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan".

      -- If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the prime rate will be the arithmetic mean of the following rates as they appear on the REUTERS SCREEN US PRIME 1 PAGE: the rate of interest publicly announced by each bank appearing on that page as that bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

      -- If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

      -- If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for the new interest period will be the prime rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR NOTES

     If you purchase a LIBOR note, your note will bear interest at a base rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in your pricing supplement. In addition, the applicable LIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. LIBOR will be determined in the following manner:

      --  LIBOR will be either:

        -- the offered rate appearing on the TELERATE LIBOR PAGE; or

        -- the arithmetic mean of the offered rates appearing on the REUTERS
           SCREEN LIBOR PAGE unless that page by its terms cites only one rate, in which case that rate;

      in either case, as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. Your pricing supplement will indicate the index currency, the index maturity and the reference page that apply to your LIBOR note. If no reference page is specified in your pricing supplement, Telerate LIBOR page will apply to your LIBOR note.

      -- If Telerate LIBOR page applies and the rate described above does not appear on that page, or if Reuters screen LIBOR page applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a REPRESENTATIVE AMOUNT. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.

      -- If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center for the country of the index currency, on that LIBOR interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

      -- If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR NOTES

     If you purchase a EURIBOR note, your note will bear interest at a base rate equal to the interest rate for deposits in euros designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI -- the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. EURIBOR will be determined in the following manner:

      -- EURIBOR will be the offered rate for deposits in euros having the index maturity specified in your pricing supplement, beginning on the second euro business day after the relevant EURIBOR interest determination date, as that rate appears on TELERATE PAGE 248 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

      -- If the rate described above does not appear on Telerate page 248, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the EURO-ZONE interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

      -- If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

      -- If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

TREASURY RATE NOTES

     If you purchase a treasury rate note, your note will bear interest at a base rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

     The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in your pricing supplement, as that rate appears on Telerate page 56 or 57 under the heading "Investment Rate". If the treasury rate cannot be determined in this manner, the following procedures will apply.

      -- If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the BOND EQUIVALENT YIELD of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in
          H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High".

      -- If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

      -- If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

      -- If the rate described in the prior paragraph does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

      -- If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.

      -- If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT RATE NOTES

     If you purchase a CMT rate note, your note will bear interest at a base rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

     The CMT rate will be the following rate displayed on the DESIGNATED CMT TELERATE PAGE under the heading " . . . Treasury Constant
Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.", under the column for the DESIGNATED CMT INDEX MATURITY:

      -- if the designated CMT Telerate page is Telerate page 7051, the rate for the relevant interest determination date; or

      -- if the designated CMT Telerate page is Telerate page 7052, the weekly or monthly average, as specified in your pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

     If the CMT rate cannot be determined in this manner, the following procedures will apply.

      -- If the applicable rate described above is not displayed on the relevant designated CMT Telerate page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above -- i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable -- as published in H.15(519).

      -- If the applicable rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

        -- is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

        -- is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Telerate page and published in H.15(519).

      -- If the rate described in the prior paragraph does not appear at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued treasury notes having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.

      -- If the calculation agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest. If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

      -- If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

      -- If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD RATE NOTES

     If you purchase a CD rate note, your note will bear interest at a base rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

     The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in your pricing supplement, as published in H.15(519) under the heading "CDs (Secondary Market)". If the CD rate cannot be determined in this manner, the following procedures will apply.

      -- If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date, described above as published in
          H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "CDs (Secondary Market)".

      -- If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the calculation agent.

      -- If fewer than three dealers selected by the calculation agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

FEDERAL FUNDS RATE NOTES

     If you purchase a federal funds rate note, your note will bear interest at a base rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

     The federal funds rate will be the rate for U.S. dollar federal funds on the relevant interest determination date, as published in H.15 (519) under the heading "Federal Funds (Effective)", as that rate is displayed on Telerate page
120. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

      -- If the rate described above is not displayed on Telerate page 120 at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, for the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)".

      -- If the rate described above is not displayed on Telerate page 120 and does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

      -- If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

11TH DISTRICT COST OF FUNDS RATE NOTES

     If you purchase an 11th district cost of funds rate note, your note will bear interest at a base rate equal to the 11th district cost of funds rate and adjusted by the spread or spread multiplier, if any, specified in your pricing supplement.

     The 11th district cost of funds rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before the relevant 11th district interest determination date, as displayed on Telerate page 7058 under the heading "11th District" as of 11:00 A.M., San Francisco time, on that date. If the 11th district cost of funds rate cannot be determined in this manner, the following procedures will apply.

      -- If the rate described above does not appear on Telerate page 7058 on the relevant 11th district interest determination date, then the 11th district cost of funds rate for that date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately before the relevant 11th district interest determination date, as most recently announced by the Federal Home Loan Bank of San Francisco as that cost of funds.

      -- If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in the prior paragraph on or before the relevant 11th district interest determination date, the 11th district cost of funds rate in effect for the new interest period will be the 11th district cost of funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

SPECIAL RATE CALCULATION TERMS

     In this subsection entitled "-- Interest Rates", we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

     The term "BOND EQUIVALENT YIELD" means a yield expressed as a percentage and calculated in accordance with the following formula:

                                D x N
bond equivalent yield   =   -------------    x  100
                            360 - (D x M)

     where

      -- "D" means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

      --  "N" means 365 or 366, as the case may be; and

      -- "M" means the actual number of days in the applicable interest reset period.

     The term "BUSINESS DAY" means, for any note, a day that meets all the following applicable requirements:

      -- for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close;

      --  if the note is a LIBOR note, is also a London business day;

      -- if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency; and

      -- if the note is a EURIBOR note or has a specified currency of euros, or is a LIBOR note for which the index currency is euros, is also a Euro business day.

     The term "DESIGNATED CMT INDEX MATURITY" means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security -- either 1, 2, 3, 5, 7, 10, 20 or 30 years -- specified in the applicable pricing supplement. If no such original maturity period is so specified, the designated CMT index maturity will be 2 years.

     The term "DESIGNATED CMT TELERATE PAGE" means the Telerate page specified in the applicable pricing supplement that displays treasury constant maturities as reported in H.15(519). If no Telerate page is so specified, then the applicable page will be Telerate page 7052. If Telerate page 7052 applies but the applicable pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

     The term "EURO BUSINESS DAY" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

     The term "EURO-ZONE" means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

     "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15 (519)", or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 DAILY UPDATE" means the daily update of H.15(519) available through the worldwide-web site of the Board of Governors of the Federal Reserve System, at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

     The term "INDEX CURRENCY" means, with respect to a LIBOR note, the currency specified as such in the applicable pricing supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the applicable pricing supplement.

     The term "INDEX MATURITY" means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

     "LONDON BUSINESS DAY" means any day on which dealings in the relevant index currency are transacted in the London interbank market.

     The term "MONEY MARKET YIELD" means a yield expressed as a percentage and calculated in accordance with the following formula:

                            D x 360
money market yield   =   -------------    x  100
                         360 - (D x M)

     where

      -- "D" means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

      -- "M" means the actual number of days in the relevant interest reset period.

     The term "REPRESENTATIVE AMOUNT" means an amount that, in the calculation agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

     "REUTERS SCREEN LIBOR PAGE" means the display on the Reuters Monitor Money Rates Service, or any successor service, on the page designated as "LIBO" or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

     "REUTERS SCREEN US PRIME 1 PAGE" means the display on the "US PRIME 1" page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

     "TELERATE LIBOR PAGE" means Telerate page 3750 or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

     "TELERATE PAGE" means the display on Bridge Telerate, Inc., or any successor service, on the page or pages specified in this prospectus supplement or the applicable pricing supplement, or any replacement page or pages on that service.

     If, when we use the terms designated CMT Telerate page, H.15(519), H.15 daily update, Reuters screen LIBOR page, Reuters screen US PRIME 1 page, Telerate LIBOR page or Telerate page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

                             UNITED STATES TAXATION

     Investors should read carefully the description of material United States federal income tax consequences of owning the debt securities under "United States Taxation" in the accompanying prospectus. It is the opinion of Sullivan & Cromwell, United States tax counsel to The Goldman Sachs Group, Inc., that commercial paper rate notes, prime rate notes, LIBOR notes, EURIBOR notes, treasury rate notes, CMT rate notes, CD rate notes, federal funds rate notes and 11th district cost of funds rate notes generally will be treated as variable rate notes under the rules described under "United States Taxation -- Taxation of Debt Securities -- United States Holders -- Original Issue
Discount -- Variable Rate Debt Securities" in the accompanying prospectus.

                    EMPLOYEE RETIREMENT INCOME SECURITY ACT

     This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan proposing to invest in the notes.

     The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; government plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction".

     The Goldman Sachs Group, Inc. and certain of its affiliates may each be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, The Goldman Sachs Group, Inc. (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue
Code), which we call a "Plan", and with respect to which The Goldman Sachs Group, Inc. or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that plan by a "qualified professional asset manager" or an "in-house asset manager" or for transactions involving insurance company general accounts. The person making the decision on behalf of a Plan or a government plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the notes, to represent that such purchase and holding of the notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a government plan, under any similar applicable law or regulation).

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

     We and Goldman, Sachs & Co., as the agent, have entered into a distribution agreement with respect to the notes. Subject to certain conditions, the agent has agreed to use its reasonable efforts to solicit purchases of the notes. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agent may also reject any offer to purchase notes. We will pay the agent a commission on any notes sold through the agent. The commission will range from 0.100% to 0.900% of the principal amount of the notes, depending on the stated maturity of the notes.

     We may also sell notes to the agent who will purchase the notes as principal for its own account. In that case, the agent will purchase the notes at a price equal to the issue price specified in the applicable pricing supplement, less a discount. The discount will equal the applicable commission on an agency sale of notes with the same stated maturity.

     The agent may resell any notes it purchases as principal to other brokers or dealers at a discount, which may include all or part of the discount the agent received from us. If all the notes are not sold at the initial offering price, the agent may change the offering price and the other selling terms.

     We may also sell notes directly to investors. We will not pay commissions on notes we sell directly.

     The agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act.

     If the agent sells notes to dealers who resell to investors and the agent pays the dealers all or part of the discount or commission it receives from us, those dealers may also be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

     The purchase price of the notes will be required to be paid in immediately available funds in New York City.

     We may appoint agents, other than or in addition to Goldman, Sachs & Co., with respect to the notes. Any other agents will be named in the applicable pricing supplements and those agents will enter into the distribution agreement referred to above. The other agents may be affiliates or customers of The Goldman Sachs Group, Inc. and may engage in transactions with and perform services for The Goldman Sachs Group, Inc. in the ordinary course of business. Goldman, Sachs & Co. may resell notes to or through another of our affiliates, as selling agent.

     The notes are a new issue of securities, and there will be no established trading market for any note before its original issue date. We do not plan to list the notes on a securities exchange or quotation system. We have been advised by Goldman, Sachs & Co. that it intends to make a market in the notes. However, neither Goldman, Sachs & Co. nor any of our other affiliates nor any other agent named in your pricing supplement that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

     This prospectus supplement may be used by Goldman, Sachs & Co. or any of our other affiliates in connection with offers and sales of the notes in market-making transactions. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless The Goldman Sachs Group, Inc. or an agent informs you in your confirmation of sale that your note is being purchased in its original offering and sale, you may assume that you are purchasing your note in a market-making transaction.

     The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of new notes we may issue on and after the date of this prospectus supplement. This amount does not include notes that may be resold in market-making transactions. The latter include notes that we may issue going forward as well as notes we have previously issued.

     We describe market-making transactions and other matters relating to the distribution of the notes in the accompanying prospectus under "Plan of Distribution".

     In this prospectus supplement, the term "this offering" means the initial offering of the notes made in connection with their original issuance. This term does not refer to any subsequent resales of notes in market-making transactions.

                             VALIDITY OF THE NOTES

     The validity of the notes that may be issued after the date of this prospectus supplement has been passed upon for The Goldman Sachs Group, Inc. and the agents by Sullivan & Cromwell, New York, New York. The validity of the notes that were issued before the date of this prospectus supplement was previously passed upon for The Goldman Sachs Group, Inc. by Gregory K. Palm, Esq., General Counsel of The Goldman Sachs Group, Inc., and for the agents by Sullivan & Cromwell. The opinions of Mr. Palm and of Sullivan & Cromwell were based on assumptions about future actions required to be taken by The Goldman Sachs Group, Inc. and the trustee in connection with the issuance and sale of each note, about the specific terms of each note and about other matters that may affect the validity of the notes but which could not be ascertained on the date of those opinions.

     As of the date of this prospectus supplement, Mr. Palm owned less than one percent of the common stock, and participated in the employee benefit plans, of The Goldman Sachs Group, Inc. Sullivan & Cromwell has in the past represented and continues to represent Goldman Sachs on a regular basis and in a variety of matters, including offerings of our common stock and debt securities. Sullivan & Cromwell also performed services for The Goldman Sachs Group, Inc. in connection with this offering.

                                                Filed pursuant to Rule 424(b)(2)
                                            Registration Statement No. 333-63082


                                $25,000,000,000
                         THE GOLDMAN SACHS GROUP, INC.
[GOLDMAN SACHS LOGO]
                                Debt Securities
                                    Warrants
                               Purchase Contracts
                                     Units
                                Preferred Stock
                               Depositary Shares
                             ----------------------
     The Goldman Sachs Group, Inc. from time to time may offer to sell debt securities, warrants and purchase contracts, either individually or in units, as well as preferred stock, either separately or represented by depositary shares. The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Goldman Sachs or debt or equity securities of one or more other entities. The total amount of debt securities, warrants, purchase contracts, units, preferred stock and depositary shares will have an initial aggregate offering price of up to $25,000,000,000, or the equivalent amount in other currencies, currency units or composite currencies, although Goldman Sachs may increase this amount in the future.

     Goldman Sachs may offer and sell these securities to or through one or more underwriters, dealers and agents, including the firm named below, or directly to purchasers, on a continuous or delayed basis.

     This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.
                             ----------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------
     Goldman Sachs may use this prospectus in the initial sale of these securities. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS IS BEING USED IN A MARKET-MAKING TRANSACTION.
                             ----------------------
                              GOLDMAN, SACHS & CO.
                             ----------------------
                        Prospectus dated June 25, 2001.

                               TABLE OF CONTENTS

                                                              Page
                                                              ----
Available Information.......................................    2
Prospectus Summary..........................................    4
Ratio of Earnings to Fixed Charges..........................    7
Description of Debt Securities We May Offer.................    8
Description of Warrants We May Offer........................   31
Description of Purchase Contracts We May Offer..............   49
Description of Units We May Offer...........................   54
Description of Preferred Stock We May Offer.................   60
Description of Capital Stock................................   67
Legal Ownership and Book-Entry Issuance.....................   73
Considerations Relating to Securities Issued in Bearer
  Form......................................................   79
Considerations Relating to Indexed Securities...............   83
Considerations Relating to Securities Denominated or Payable
  in or Linked to a Non-U.S. Dollar Currency................   86
United States Taxation......................................   89
Plan of Distribution........................................  109
Employee Retirement Income Security Act.....................  111
Validity of the Securities..................................  112
Experts.....................................................  112
Cautionary Statement Pursuant to the Private Securities
  Litigation Reform Act of 1995.............................  113

                             AVAILABLE INFORMATION

     The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the NYSE, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     We have filed registration statements on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statements and does not contain all of the information in the registration statements. Whenever a reference is made in this prospectus to a contract or other document of Goldman Sachs, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statements for a copy of the contract or other document. You may review a copy of the registration statements at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

     The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

     The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC:

        (1) Annual Report on Form 10-K for the fiscal year ended November 24, 2000 (File No. 001-14965);

        (2) Quarterly Report on Form 10-Q for the quarter ended February 23, 2001 (File No. 001-14965);

        (3) Current Report on Form 8-K/A, dated October 31, 2000 and filed on January 16, 2001 (File No. 001-14965);

        (4) Current Report on Form 8-K/A, dated October 31, 2000 and filed on February 16, 2001 (File No. 001-14965);

        (5) Current Report on Form 8-K, dated and filed on December 19, 2000 (File No. 001-14965);

        (6) Current Report on Form 8-K, dated and filed on March 20, 2001 (File No. 001-14965);

        (7) Current Report on Form 8-K, dated and filed on June 19, 2001 (File No. 001-14965);

        (8) The description of common stock contained in the Registration Statement on Form 8-A, dated April 27, 1999 (File No. 001-14965), of The Goldman Sachs Group, Inc., filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934; and

        (9) All documents filed by The Goldman Sachs Group, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our Director of Investor Relations, 10 Hanover Square, New York, New York 10005, telephone (212) 357-2674.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described above under "Available Information". This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.

                                 GOLDMAN SACHS

     Goldman Sachs is a leading global investment banking and securities firm, providing a full range of investing, advisory and financing services worldwide to a substantial and diversified client base, which includes corporations, financial institutions, governments and high-net-worth individuals. Founded in 1869, we are one of the oldest and largest investment banking firms. Our headquarters are located at 85 Broad Street, New York, New York 10004, telephone
(212) 902-1000, and we maintain offices in London, Frankfurt, Tokyo, Hong Kong and other major financial centers around the world.

                         THE SECURITIES WE ARE OFFERING

     We may offer any of the following securities from time to time:

     - debt securities;

     - warrants;

     - purchase contracts;

     - units, comprised of two or more debt securities, warrants and purchase contracts, in any combination; and

     - preferred stock, either directly or represented by depositary shares.

     When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

DEBT SECURITIES

     Our debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the terms on which the debt securities may be convertible into or exercisable or exchangeable for common stock or other securities of The Goldman Sachs Group, Inc. or any other entity, if any; and any other specific terms. We will issue the senior and subordinated debt securities under separate debt indentures between us and The Bank of New York, as trustee.

WARRANTS

     We may offer two types of warrants:

     - warrants to purchase our debt securities; and

     - warrants to purchase or sell, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

        -- securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

        -- one or more currencies;

        -- one or more commodities;

        -- any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

        -- one or more indices or baskets of the items described above.

     For any particular warrants we offer, the applicable prospectus supplement will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise; and any other specific terms. We may issue the warrants under the warrant indenture between us and The Bank of New York, as trustee, or under warrant agreements between us and one or more warrant agents.

PURCHASE CONTRACTS

     We may offer purchase contracts for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

     - securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus and debt or equity securities of third parties;

     - one or more currencies;

     - one or more commodities;

     - any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

     - one or more indices or baskets of the items described above.

     For any particular purchase contracts we offer, the applicable prospectus supplement will describe the underlying property; the settlement date; the purchase price or manner of determining the purchase price and whether it must be paid when the purchase contract is issued or at a later date; the amount and kind, or the manner of determining the amount and kind, of property to be delivered at settlement; whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract; and any other specific terms. We may issue purchase contracts under an indenture described above or a unit agreement described below.

UNITS

     We may offer units, comprised of two or more debt securities, warrants and purchase contracts, in any combination. For any particular units we offer, the applicable prospectus supplement will describe the particular securities comprising each unit; the terms on which those securities will be separable, if any; whether the holder will pledge property to secure the performance of any obligations the holder may have under the unit; and any other specific terms of the units. We may issue the units under unit agreements between us and one or more unit agents.

PREFERRED STOCK AND DEPOSITARY SHARES

     We may offer our preferred stock, par value $0.01 per share, in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exercisable or exchangeable for our common stock, preferred stock of another series or other securities described in this prospectus, debt or equity securities of third parties or property, if any; the redemption terms, if any; and any other specific terms. We may also offer depositary shares, each of which would represent an interest in a fractional share or multiple shares of preferred stock. We may issue the depositary shares under deposit agreements between us and one or more depositaries.

FORM OF SECURITIES

     We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement.

PAYMENT CURRENCIES

     Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.

LISTING

     If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

USE OF PROCEEDS

     We intend to use the net proceeds from the sales of securities to provide additional funds for our operations and for other general corporate purposes.

MANNER OF OFFERING

     The securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that we will not issue until after the date of this prospectus as well as debt securities that we have previously issued. The initial aggregate offering price specified on the cover of this prospectus relates to the securities that we have not yet issued.

     When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

     Our affiliates that we refer to above may include Goldman, Sachs & Co., for offers and sales in the United States, and Goldman Sachs International and Goldman Sachs (Asia) L.L.C., for offers and sales outside the United States.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The Goldman Sachs Group, Inc.'s consolidated ratios of earnings to fixed charges for the three-month periods ended February 25, 2000 and February 23, 2001 and for each of the fiscal years ended November 29, 1996, November 28, 1997, November 27, 1998, November 26, 1999 and November 24, 2000 are as follows:

                                                                               THREE MONTHS
                                                                                  ENDED
                                            YEAR ENDED NOVEMBER                  FEBRUARY
                                 -----------------------------------------    --------------
                                 1996     1997     1998     1999     2000     2000     2001
                                 -----    -----    -----    -----    -----    -----    -----
Ratio of Earnings to Fixed
  Charges (unaudited)(1)(2)....  1.23x    1.23x    1.21x    1.16x    1.30x    1.42x    1.26x

-------------------------

(1) Our pre-tax earnings in fiscal year 1999 and in subsequent fiscal periods reflect payments for services rendered by managing directors who, before our conversion to corporate form, were profit participating limited partners. In prior years, these payments were accounted for as distributions of partners' capital rather than as compensation and benefits expense. As a result, these payments are not reflected in operating expenses in 1996, 1997 or 1998 and, therefore, the pre-tax earnings in these periods are not comparable to fiscal year 1999 and fiscal year 2000. Please refer to our consolidated financial statements and their notes, which are incorporated into this prospectus by reference, for further information. See "Available Information" for information about how to obtain copies of our consolidated financial statements.

(2) For purposes of the ratio of earnings to fixed charges, "earnings" represent pre-tax earnings plus fixed charges and "fixed charges" represent interest expense plus that portion of rent expense that, in our opinion, approximates the interest factor included in rent expense.

     As of the date of this prospectus, we have no preferred stock outstanding.

                  DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled "Description of Debt Securities We May Offer", references to The Goldman Sachs Group, Inc., "we", "our" and "us" refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Legal Ownership and Book-Entry Issuance".

                 DEBT SECURITIES MAY BE SENIOR OR SUBORDINATED

     We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of The Goldman Sachs Group, Inc. or its subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

     The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

     The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior indebtedness", as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior indebtedness.

     When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

         THE SENIOR DEBT INDENTURE AND THE SUBORDINATED DEBT INDENTURE

     The senior debt securities and the subordinated debt securities are each governed by a document called an indenture -- the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and The Bank of New York, which will initially act as trustee. The indentures are substantially identical, except for our covenant described below under "-- Restriction on Liens", which is included only in the senior debt indenture, and the provisions relating to subordination, which are included only in the subordinated debt indenture.

     The trustee under each indenture has two main roles:

     - First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "-- Default, Remedies and Waiver of Default".

     - Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See "-- Our Relationship With the Trustee" below for more information about the trustee.

     When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

                  WE MAY ISSUE MANY SERIES OF DEBT SECURITIES

     We may issue as many distinct series of debt securities under either debt indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. We describe most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

     When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

                           AMOUNTS THAT WE MAY ISSUE

     Neither debt indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities in amounts that exceed the total amount specified on the cover of this prospectus, at any time without your consent and without notifying you.

     The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except as described below under "-- Restriction on Liens".

                 PRINCIPAL AMOUNT, STATED MATURITY AND MATURITY

     The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

     The term "stated maturity" with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

     We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment.

When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

                            WE ARE A HOLDING COMPANY

     Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to us from some of our subsidiaries, including Goldman, Sachs & Co., are restricted by net capital requirements under the Securities Exchange Act of 1934 and under rules of securities exchanges and other regulatory bodies. Furthermore, because some of our subsidiaries, including Goldman, Sachs & Co., are partnerships in which we are a general partner, we may be liable for their obligations. We also guarantee many of the obligations of our subsidiaries. Any liability we may have for our subsidiaries' obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

                         THIS SECTION IS ONLY A SUMMARY

     The debt indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed copies of the indentures with the SEC as exhibits to our registration statements. See "Available Information" above for information on how to obtain copies of them.

     This section and your prospectus supplement summarize all the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.

                                 GOVERNING LAW

     The debt indentures and the debt securities will be governed by New York law.

                          CURRENCY OF DEBT SECURITIES

     Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a "specified currency". The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to Goldman, Sachs & Co. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in "-- Payment Mechanics for Debt Securities". See "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency" below for more information about risks of investing in debt securities of this kind.

                            FORM OF DEBT SECURITIES

     We will issue each debt security in global -- i.e., book-entry -- form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance".

     In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. If we issue a debt security in bearer form, the provisions described below under "Considerations Relating to Securities Issued in Bearer Form" would apply to that security. As we note in that section, some of the features of the debt securities that we describe in this prospectus may not apply to bearer debt securities.

                            TYPES OF DEBT SECURITIES

     We may issue any of the following three types of senior debt securities or subordinated debt securities:

FIXED RATE DEBT SECURITIES

     A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See "-- Original Issue Discount Debt Securities" below for more information about zero coupon and other original issue discount debt securities.

     Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under "-- Payment Mechanics for Debt Securities".

FLOATING RATE DEBT SECURITIES

     A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

     Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under "-- Payment Mechanics for Debt Securities".

     CALCULATION OF INTEREST. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as Goldman, Sachs & Co. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

     For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period -- i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

     Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect -- and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

     All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

     In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of The Goldman Sachs Group, Inc.

INDEXED DEBT SECURITIES

     A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

     - securities of one or more issuers;

     - one or more currencies;

     - one or more commodities;

     - any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

     - one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

     An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder's option. Some indexed debt securities may be convertible, exercisable or exchangeable, at our option or the holder's option, into or for securities of The Goldman Sachs Group, Inc. or an issuer other than The Goldman Sachs Group, Inc.

     If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. The calculation agent may be Goldman, Sachs & Co. or another of our affiliates. See "Considerations Relating to Indexed Securities" for more information about risks of investing in debt securities of this type.

                    ORIGINAL ISSUE DISCOUNT DEBT SECURITIES

     A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See "United States Taxation -- Taxation of Debt Securities -- United States Holders -- Original Issue Discount" below for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

                    INFORMATION IN THE PROSPECTUS SUPPLEMENT

     Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

     - whether it is a senior debt security or a subordinated debt security;

     - any limit on the total principal amount of the debt securities of the same series;

     - the stated maturity;

     - the specified currency or currencies for principal and interest, if not U.S. dollars;

     - the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

     - whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

     - if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

     - if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

     - if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

     - if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

     - if your debt security is also an original issue discount debt security, the yield to maturity;

     - if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

     - the authorized denominations, if other than $1,000 and integral multiples of $1,000;

     - the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

     - if your debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

     - if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

     - the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security; and

     - any other terms of your debt security, which could be different from those described in this prospectus.

     MARKET-MAKING TRANSACTIONS. If you purchase your debt security -- or any of our other securities we describe in this prospectus -- in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Goldman, Sachs & Co. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security.

                            REDEMPTION AND REPAYMENT

     Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund -- that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

     If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

     If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

     If your prospectus supplement specifies a repayment date, your debt security will be repayable at the holder's option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

     If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in "-- Notices".

     If a debt security represented by a global debt security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

     We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

                        MERGERS AND SIMILAR TRANSACTIONS

     We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

     - If the successor entity in the transaction is not The Goldman Sachs Group, Inc., the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

     - Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "-- Default, Remedies and Waiver of Default".

     If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of The Goldman Sachs Group, Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

     Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

                            SUBORDINATION PROVISIONS

     Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture and all warrants we will issue under the warrant indenture.

     The subordinated debt indenture defines "senior indebtedness" as all indebtedness and obligations of, or guaranteed or assumed by, The Goldman Sachs Group, Inc. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

     The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

     - in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

     - (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

     - in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

     If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

     Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

     The subordinated debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

                              RESTRICTION ON LIENS

     In the senior debt indenture, we promise, with respect to each series of senior debt securities, not to create, assume, incur or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that we or any of our subsidiaries own in Goldman, Sachs & Co., or in any subsidiary that beneficially owns or holds, directly or indirectly, those interests in Goldman, Sachs & Co., unless we also secure the senior debt securities of that series on an equal or priority basis with the other secured debt. Our promise, however, is subject to an important exception: we may secure debt for borrowed money with liens on those interests without securing the senior debt securities of any series if our board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests, as of the date of the determination.

The subordinated debt indenture does not include the promise described in the preceding paragraph.

     Except as noted above, neither indenture restricts our ability to put liens on our interests in our subsidiaries other than Goldman, Sachs & Co., nor do the indentures restrict our ability to sell or otherwise dispose of our interests in any of our subsidiaries, including Goldman, Sachs & Co. In addition, the restriction on liens in the senior debt indenture applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers' compensation benefits, or liens we create to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.

                       DEFEASANCE AND COVENANT DEFEASANCE

     Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

     FULL DEFEASANCE. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

     - We must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

     - There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security;

     - We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

     - In the case of the subordinated debt securities, the following requirements must also be met:

        -- No event or condition may exist that, under the provisions described above under "-- Subordination Provisions" above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

        -- We must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

     If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment in the event of any shortfall.

     COVENANT DEFEASANCE. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the restriction on liens described under "-- Restriction on Liens" above and any other restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must do both of the following:

     - We must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates; and

     - We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves.

In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, both conditions described in the last bullet point under "-- Full Defeasance" above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless the applicable prospectus supplement specifically provides that they do.

     If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

     - If your debt security is a senior debt security, our promise not to create liens on our voting or profit participating equity ownership interests in Goldman, Sachs & Co. described above under "-- Restriction on Liens";

     - Any additional covenants that your prospectus supplement may state are applicable to your debt security; and

     - The events of default resulting from a breach of covenants, described below in the fourth bullet point under "-- Default, Remedies and Waiver of Default -- Events of Default".

     If we accomplish covenant defeasance on your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

                    DEFAULT, REMEDIES AND WAIVER OF DEFAULT

     You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

EVENTS OF DEFAULT

     Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

     - We do not pay the principal or any premium on any debt security of that series on the due date;

     - We do not pay interest on any debt security of that series within 30 days after the due date;

     - We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

     - We remain in breach of our covenant described above under "-- Restriction on Liens", in the case of any series of senior debt securities, or any other covenant we make in the indenture for the benefit of the relevant series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities;

     - We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

     - If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

REMEDIES IF AN EVENT OF DEFAULT OCCURS

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "-- Subordination Provisions".

     If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc., the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

     Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

     If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

     Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

     - The holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

     - The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

     - The trustee must not have taken action for 60 days after the above steps have been taken; and

     - During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

     You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

WAIVER OF DEFAULT

     The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.

WE WILL GIVE THE TRUSTEE INFORMATION ABOUT DEFAULTS ANNUALLY

     We will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below under "Legal Ownership and Book-Entry Issuance".

          MODIFICATION OF THE DEBT INDENTURES AND WAIVER OF COVENANTS

     There are four types of changes we can make to either debt indenture and the debt securities of any series issued under that indenture.

CHANGES REQUIRING EACH HOLDER'S APPROVAL

     First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular debt indenture. Here is a list of those types of changes:

     - change the stated maturity for any principal or interest payment on a debt security;

     - reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

     - permit redemption of a debt security if not previously permitted;

     - impair any right a holder may have to require repayment of its debt security;

     - impair any right that a holder of an indexed or any other debt security may have to exchange or convert the debt security for or into securities or other property;

     - change the currency of any payment on a debt security;

     - change the place of payment on a debt security;

     - impair a holder's right to sue for payment of any amount due on its debt security;

     - reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the indenture or those debt securities;

     - reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

     - change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

CHANGES NOT REQUIRING APPROVAL

     The second type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

     We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

MODIFICATION OF SUBORDINATION PROVISIONS

     We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

CHANGES REQUIRING MAJORITY APPROVAL

     Any other change to a particular debt indenture and the debt securities issued under that indenture would require the following approval:

     - If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

     - If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all series affected by the change, with the debt securities of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

     The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging and putting liens on our interests in Goldman, Sachs & Co., which we describe above under "-- Mergers and Similar Transactions" and "-- Restriction on Liens", and which, in the latter case, are only for the benefit of the holders of our senior debt securities. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "-- Changes Requiring Each Holder's Approval", unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

                      SPECIAL RULES FOR ACTION BY HOLDERS

     When holders take any action under either debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

ONLY OUTSTANDING DEBT SECURITIES ARE ELIGIBLE

     Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

     - if it has been surrendered for cancellation;

     - if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

     - if we have fully defeased it as described above under "-- Defeasance and Covenant Defeasance -- Full Defeasance"; or

     - if we or one of our affiliates, such as Goldman, Sachs & Co., is the owner.

ELIGIBLE PRINCIPAL AMOUNT OF SOME DEBT SECURITIES

     In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

     For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

     - For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

     - For a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

     - For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

DETERMINING RECORD DATES FOR ACTION BY HOLDERS

     We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

FORM, EXCHANGE AND TRANSFER OF DEBT SECURITIES

     If any debt securities cease to be issued in registered global form, they will be issued:

     - only in fully registered form;

     - without interest coupons; and

     - unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

     Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

     Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

     Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

     If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

     If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

     If a debt security is issued as a global debt security, only the depositary -- e.g., DTC, Euroclear and Clearstream -- will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

     The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

                     PAYMENT MECHANICS FOR DEBT SECURITIES

WHO RECEIVES PAYMENT?

     If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under "-- Payment and Record Dates for Interest". If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, as applicable.

PAYMENT AND RECORD DATES FOR INTEREST

     Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a "business day", as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

     BUSINESS DAY. The term "business day" means, for any debt security, a day that meets all the following applicable requirements:

     - for all debt securities, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

     - if the debt security is a floating rate debt security whose interest rate is based on LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market;

     - if the debt security has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

     - if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euros, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

     - if the debt security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

     - if the debt security is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

HOW WE WILL MAKE PAYMENTS DUE IN U.S. DOLLARS

     We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

     PAYMENTS ON GLOBAL DEBT SECURITIES. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled "Legal Ownership and Book-Entry Issuance -- What Is a Global Security?".

     PAYMENTS ON NON-GLOBAL DEBT SECURITIES. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds -- i.e., funds that become available on the day after the check is cashed.

     Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

HOW WE WILL MAKE PAYMENTS DUE IN OTHER CURRENCIES

     We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

     PAYMENTS ON GLOBAL DEBT SECURITIES. We will make payments on a global debt security in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form. We understand that DTC's policies, as currently in effect, are as follows.

     Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global debt security is held of your election:

     - on or before the applicable regular record date, in the case of a payment of interest; or

     - on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

     Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to the stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

     DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

     If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

     If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under "-- Conversion to U.S. Dollars". We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

     PAYMENTS ON NON-GLOBAL DEBT SECURITIES. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

     If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee's records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

     Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

     CONVERSION TO U.S. DOLLARS. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent's discretion.

     A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

     WHEN THE SPECIFIED CURRENCY IS NOT AVAILABLE. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control -- such as the imposition of exchange controls or a disruption in the currency markets -- we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

     The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

     THE EURO. The euro may be a specified currency for some debt securities. On January 1, 1999, the euro became the legal currency for the 11 member states participating in the European Economic and Monetary Union. During a transition period from January 1, 1999 to December 31, 2001 and for a maximum of six months after December 31, 2001, the former national currencies of these 11 member states will continue to be legal tender in their country of issue, at rates irrevocably fixed on December 31, 1998.

     EXCHANGE RATE AGENT. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select Goldman, Sachs & Co. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

     All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

PAYMENT WHEN OFFICES ARE CLOSED

     If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under "-- Payment and Record Dates for Interest".

PAYING AGENT

     We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

UNCLAIMED PAYMENTS

     Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

                                    NOTICES

     Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

                       OUR RELATIONSHIP WITH THE TRUSTEE

     The Bank of New York has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, The Bank of New York provides us with a line of credit, holds debt securities issued by us and serves as trustee or agent with regard to other debt obligations and warrants of The Goldman Sachs Group, Inc. or its subsidiaries.

     The Bank of New York is initially serving as the trustee for our senior debt securities and subordinated debt securities and the warrants issued under our warrant indenture. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

                      DESCRIPTION OF WARRANTS WE MAY OFFER

Please note that in this section entitled "Description of Warrants We May Offer", references to The Goldman Sachs Group, Inc., "we", "our" and "us" refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own warrants registered in their own names, on the books that we or the applicable trustee or warrant agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled "Legal Ownership and Book-Entry Issuance".

                      WE MAY ISSUE MANY SERIES OF WARRANTS

     We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with our debt securities. We may also offer warrants together with other warrants, purchase contracts and debt securities in the form of units, as summarized below in "Description of Units We May Offer".

     We may issue warrants in such amounts or in as many distinct series as we wish. We will issue each series of warrants under either a warrant indenture or a warrant agreement. This section summarizes terms of the warrant indenture and warrant agreements and terms of the warrants that apply generally to the warrants. We describe most of the financial and other specific terms of your warrant in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your warrant as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.

     When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable indenture or warrant agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

                                 DEBT WARRANTS

     We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "debt warrant".

                               UNIVERSAL WARRANTS

     We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

     - securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

     - one or more currencies;

     - one or more commodities;

     - any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

     - one or more indices or baskets of the items described above.

We refer to this type of warrant as a "universal warrant". We refer to each property described above as a "warrant property".

     We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

     - the warrant property;

     - the cash value of the warrant property; or

     - the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

                           GENERAL TERMS OF WARRANTS

     Your prospectus supplement may contain, where applicable, the following information about your warrants:

     - the specific designation and aggregate number of, and the price at which we will issue, the warrants;

     - the currency with which the warrants may be purchased;

     - the indenture or warrant agreement under which we will issue the warrants;

     - the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

     - whether the warrants will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

     - the identities of the trustee or warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

     - any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

     - whether the warrants are to be sold separately or with other securities, as part of units or otherwise; and

     - any other terms of the warrants.

     If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants' expiration date. A warrant issued in a unit in the United States may not be so separated before the 91st day after the unit is issued.

     No holder of a warrant will have any rights of a holder of the warrant property deliverable under the warrant.

     An investment in a warrant may involve special risks, including risks associated with indexed securities and currency-related risks if the warrant or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under "Considerations Relating to Indexed Securities" and "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency".

     Because we are a holding company, our ability to perform our obligations on the warrants will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under "Description of Debt Securities We May Offer -- We Are a Holding Company".

     Our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under "Description of Debt Securities We May Offer -- Information in the Prospectus
Supplement -- Market-Making Transactions".

                          ADDITIONAL TERMS OF WARRANTS

DEBT WARRANTS

     If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

     - the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

     - the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

     - the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

UNIVERSAL WARRANTS

     If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

     - whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

     - the money or warrant property, and the amount or method of determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

     - the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

     - whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

     - whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis.

                    GENERAL PROVISIONS OF WARRANT INDENTURE

     We may issue universal warrants under the warrant indenture. Warrants of this kind will not be secured by any property or assets of The Goldman Sachs Group, Inc. or its subsidiaries. Thus, by owning a warrant issued under the indenture, you hold one of our unsecured obligations.

     The warrants issued under the indenture will be contractual obligations of The Goldman Sachs Group, Inc. and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. The indenture does not limit our ability to incur additional contractual obligations or debt.

     The indenture is a contract between us and The Bank of New York, which will initially act as trustee. The trustee has two main roles:

     - First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "-- Default, Remedies and Waiver of Default".

     - Second, the trustee performs administrative duties for us, such as sending you payments and notices.

See "-- Our Relationship With the Trustee" below for more information about the trustee.

WE MAY ISSUE MANY SERIES OF WARRANTS UNDER THE INDENTURE

     We may issue as many distinct series of warrants under the warrant indenture as we wish. This section summarizes terms of the warrants that apply generally to all series. The provisions of the indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the indenture, but also to "reopen" a previous issue of a series of warrants and issue additional warrants of that series.

AMOUNTS THAT WE MAY ISSUE

     The warrant indenture does not limit the aggregate number of warrants that we may issue or the number of series or the aggregate amount of any particular series. We may issue warrants and other securities in amounts that exceed the total amount specified on the cover of this prospectus at any time without your consent and without notifying you.

     The indenture and the warrants do not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions on us except as described below under "-- Restriction on Liens".

EXPIRATION DATE AND PAYMENT OR SETTLEMENT DATE

     The term "expiration date" with respect to any warrant means the date on which the right to exercise the warrant expires. The term "payment or settlement date" with respect to any warrant means the date when any money or warrant property with respect to that warrant becomes payable or deliverable upon exercise or redemption of that warrant in accordance with its terms.

THIS SECTION IS ONLY A SUMMARY

     The warrant indenture and its associated documents, including your warrant, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed a copy of the indenture with the SEC as an exhibit to our registration statements. See "Available Information" above for information on how to obtain a copy of it.

     This section and your prospectus supplement summarize all the material terms of the indenture and your warrant. They do not, however, describe every aspect of the indenture and your warrant. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms.

GOVERNING LAW

     The warrant indenture and the warrants will be governed by New York law.

CURRENCY OF WARRANTS

     Amounts that become due and payable on your warrant may be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a "specified currency". The specified currency for your warrant will be U.S. dollars, unless your prospectus supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to Goldman, Sachs & Co. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described below in "-- Payment Mechanics for Warrants". See "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency" below for more information about risks of investing in warrants of this kind.

MERGERS AND SIMILAR TRANSACTIONS

     We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any warrant, however, we may not take any of these actions unless all the following conditions are met:

     - If the successor entity in the transaction is not The Goldman Sachs Group, Inc., the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under that warrant and the indenture. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

     - Immediately after the transaction, no default under the warrant has occurred and is continuing. For this purpose, "default under the warrant" means an event of default with respect to that warrant or any event that would be an event of default with respect to that warrant if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "-- Default, Remedies and Waiver of Default".

     If the conditions described above are satisfied with respect to any warrant, we will not need to obtain the approval of the holder of that warrant in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of The Goldman Sachs Group, Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

     Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your warrants.

RESTRICTION ON LIENS

     In the warrant indenture, we promise, with respect to each series of warrants, not to create or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that we or any of our subsidiaries own in Goldman, Sachs & Co., or in any subsidiary that beneficially owns or holds, directly or indirectly, those interests in Goldman, Sachs & Co., unless we also secure the warrants of that series on an equal or priority basis with the secured debt. Our promise, however, is subject to an important exception: we may secure debt for borrowed money with liens on those interests without securing the warrants of any series if our board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests as of the date of the determination.

     Except as noted above, the indenture does not restrict our ability to put liens on our interests in our subsidiaries other than Goldman, Sachs & Co., nor does the indenture restrict our ability to sell or otherwise dispose of our interests in any of our subsidiaries, including Goldman, Sachs & Co. In addition, the restriction on liens in the indenture applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers' compensation benefits, or liens we create to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.

DEFAULT, REMEDIES AND WAIVER OF DEFAULT

     You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.

     EVENTS OF DEFAULT. Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any warrant, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs:

     - We do not pay any money or deliver any warrant property with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant;

     - We remain in breach of our covenant described above under "-- Restriction on Liens", or any other covenant we make in the indenture for the benefit of the holder of that warrant for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in number of the relevant series of warrants;

     - We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

     - If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

If we do not pay any money or deliver any warrant property when due with respect to a particular warrant of a series, as described in the first bullet point above, that failure to make a payment or delivery will not constitute an event of default with respect to any other warrant of the same series or any other series.

     REMEDIES IF AN EVENT OF DEFAULT OCCURS. If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

     Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in number of all warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the warrants of that series.

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant, all of the following must occur:

     - The holder of your warrant must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

     - The holders of not less than 25% in number of all warrants of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

     - The trustee must not have taken action for 60 days after the above steps have been taken; and

     - During those 60 days, the holders of a majority in number of the warrants of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in number of the warrants of your series.

     You are entitled at any time to bring a lawsuit for the payment of any money or delivery of any warrant property due on your warrant on or after its payment or settlement date.

     WAIVER OF DEFAULT. The holders of not less than a majority in number of the warrants of any series may waive a default for all warrants of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a default in payment of any money or delivery of any warrant property due on any warrant, however, without the approval of the particular holder of that warrant.

     WE WILL GIVE THE TRUSTEE INFORMATION ABOUT DEFAULTS ANNUALLY. We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the warrants issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee. Book-entry and other indirect owners are described below under "Legal Ownership and Book-Entry Issuance".

MODIFICATION OF THE WARRANT INDENTURE AND WAIVER OF COVENANTS

     There are three types of changes we can make to the warrant indenture and the warrants of any series issued under that indenture.

     CHANGES REQUIRING EACH HOLDER'S APPROVAL. First, there are changes that cannot be made without the approval of each holder of a warrant affected by the change. Here is a list of those types of changes:

     - change the exercise price of the warrant;

     - change the terms of any warrant with respect to the payment or settlement date of the warrant;

     - reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

     - change the currency of any payment on a warrant;

     - change the place of payment on a warrant;

     - permit redemption of a warrant if not previously permitted;

     - impair a holder's right to exercise its warrant, or sue for payment of any money payable or delivery of any warrant property deliverable with respect to its warrant on or after the payment or settlement date or, in the case of redemption, the redemption date;

     - if any warrant provides that the holder may require us to repurchase the warrant, impair the holder's right to require repurchase of the warrant;

     - reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the indenture or those warrants;

     - reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the indenture or to waive defaults; and

     - change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected warrant.

     CHANGES NOT REQUIRING APPROVAL. The second type of change does not require any approval by holders of the warrants of an affected series. These changes are limited to clarifications and changes that would not adversely affect the warrants of that series in any material respect. Nor do we need any approval to make changes that affect only warrants to be issued under the indenture after the changes take effect.

     We may also make changes or obtain waivers that do not adversely affect a particular warrant, even if they affect other warrants. In those cases, we do not need to obtain the approval of the holder of that warrant; we need only obtain any required approvals from the holders of the affected warrants.

     CHANGES REQUIRING MAJORITY APPROVAL. Any other change to the indenture and the warrants issued under the indenture would require the following approval:

     - If the change affects only the warrants of a particular series, it must be approved by the holders of a majority in number of the warrants of that series.

     - If the change affects the warrants of more than one series issued under the indenture, it must be approved by the holders of a majority in number of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

     The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging and putting liens on our interests in Goldman, Sachs & Co., which we describe above under "-- Mergers and Similar Transactions" and "-- Restriction on Liens". If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular warrant, or in the indenture as it affects that warrant, that we cannot change without the approval of the holder of that warrant as described above in "-- Changes Requiring Each Holder's Approval", unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the warrant indenture or any warrants or request a waiver.

SPECIAL RULES FOR ACTION BY HOLDERS

     When holders take any action under the warrant indenture, such as giving a notice of default, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

     ONLY OUTSTANDING WARRANTS ARE ELIGIBLE. Only holders of outstanding warrants of the applicable series will be eligible to participate in any action by holders of warrants of that series. Also, we will count only outstanding warrants in determining whether the various percentage requirements for taking action have been met. For these purposes, a warrant will not be "outstanding":

     - if it has been surrendered for cancellation;

     - if it has been called for redemption;

     - if we have deposited or set aside, in trust for its holder, money or warrant property for its payment or settlement; or

     - if we or one of our affiliates, such as Goldman, Sachs & Co., is the owner.

     DETERMINING RECORD DATES FOR ACTION BY HOLDERS. We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants.

REDEMPTION

     We will not be entitled to redeem your warrant before its expiration date unless your prospectus supplement specifies a redemption commencement date.

     If your prospectus supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.

     If your prospectus supplement specifies a redemption commencement date, your warrant will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your warrant is redeemed.

     If we exercise an option to redeem any warrant, we will give to the holder written notice of the redemption price of the warrant to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in the applicable prospectus supplement. We will give the notice in the manner described below in "-- Notices".

     We or our affiliates may purchase warrants from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Warrants that we or they purchase may, at our discretion, be held, resold or canceled.

FORM, EXCHANGE AND TRANSFER OF WARRANTS

     We will issue each warrant in global -- i.e., book-entry -- form only, unless we say otherwise in the applicable prospectus supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance".

     If a warrant is issued as a registered global warrant, only the depositary -- e.g., DTC, Euroclear and Clearstream -- will be entitled to transfer and exchange the warrant as described in this subsection, since the depositary will be the sole holder of the warrant.

     If any warrants cease to be issued in registered global form, they will be issued:

     - only in fully registered form; and

     - only in the denominations specified in your prospectus supplement.

     Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total number of warrants is not changed.

     Holders may exchange or transfer their warrants at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We have appointed the trustee to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may appoint another entity to perform these functions or perform them ourselves.

     Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.

     If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

     If we have designated additional transfer agents for your warrant, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

     The rules for exchange described above apply to exchange of warrants for other warrants of the same series and kind. If a warrant is exercisable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise will be described in the applicable prospectus supplement.

PAYMENT MECHANICS FOR WARRANTS

     WHO RECEIVES PAYMENT? If money is due on a warrant at its payment or settlement date, we will pay the amount to the holder of the warrant against surrender of the warrant at a proper place of payment or, in the case of a global warrant, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, as applicable.

     HOW WE WILL MAKE PAYMENTS DUE IN U.S. DOLLARS. We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

     - PAYMENTS ON GLOBAL WARRANTS. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global warrant. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled "Legal Ownership and Book-Entry Issuance -- What Is a Global Security?".

     - PAYMENTS ON NON-GLOBAL WARRANTS. We will make payments on a warrant in non-global, registered form as follows. We will make all payments by check at the paying agent described below, against surrender of the warrant. All payments by check will be made in next-day funds -- i.e., funds that become available on the day after the check is cashed.

       Alternatively, if a non-global warrant has an original issue price of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the warrant by wire transfer of immediately available funds to an account at a bank in New York City, on the payment or settlement date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. Payment will be made only after the warrant is surrendered to the paying agent.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their warrants.

     HOW WE WILL MAKE PAYMENTS DUE IN OTHER CURRENCIES. We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

     - PAYMENTS ON GLOBAL WARRANTS. We will make payments on a global warrant in accordance with the applicable policies as in effect from time to time of the depositary, which may be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all warrants in global form. We understand that these policies, as currently in effect at DTC, are as follows.

      - Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global warrants denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global warrant is held of your election on or before the 16th day before the payment or settlement date. Your participant must, in turn, notify DTC of your election on or before the 12th DTC business day before the payment or settlement date.

      - DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

      - If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payment to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

      - If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under "-- Conversion to U.S. Dollars". We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect owners of a global warrant denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

     - PAYMENTS ON NON-GLOBAL WARRANTS. Except as described in the last paragraph under this heading, we will make payments on warrants in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. The payment will be made only after the warrant is surrendered to the paying agent.

      If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee's records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the payment or settlement date, and no interest will accrue on the late payment from the payment or settlement date to the date paid.

      Although a payment on a warrant in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the payment or settlement date for which payment in U.S. dollars is requested.

Book-entry and other indirect owners of a warrant with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

     - CONVERSION TO U.S. DOLLARS. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global warrant or a non-global warrant as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent's discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

     - WHEN THE SPECIFIED CURRENCY IS NOT AVAILABLE. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control -- such as the imposition of exchange controls or a disruption in the currency markets -- we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

      The foregoing will apply to any warrant, whether in global or non-global form, and to any payment, including a payment at the payment or settlement date. Any payment made under the circumstances and in a manner described above will not result in a default under any warrant or the indenture.

     - THE EURO. The euro may be a specified currency for some warrants. On January 1, 1999, the euro became the legal currency for the 11 member states participating in the European Economic and Monetary Union. During a transition period from January 1, 1999 to December 31, 2001 and for a maximum of six months after December 31, 2001, the former national currencies of these 11 member states will continue to be legal tender in their country of issue, at rates irrevocably fixed on December 31, 1998.

     - EXCHANGE RATE AGENT. If we issue a warrant in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the warrant is originally issued in the applicable prospectus supplement. We may select Goldman, Sachs & Co. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

     - All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

     PAYMENT WHEN OFFICES ARE CLOSED. If any payment or delivery of warrant property is due on a warrant on a day that is not a business day, we will make the payment or delivery on the next day that is a business day. Payments or deliveries postponed to the next business day in this situation will be treated under the indenture as if they were made on the original payment or settlement date. Postponement of this kind will not result in a default under any warrant or the indenture, and no interest will accrue on the postponed amount from the original payment or settlement date to the next day that is a business day.

     The term "business day" means, for any warrant, a day that meets all the following applicable requirements:

     - for all warrants, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

     - if the warrant has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

     - if the warrant is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

     - if the warrant is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

     PAYING AGENT. We may appoint one or more financial institutions to act as our paying agents, at whose designated offices warrants in non-global form may be surrendered for payment at their payment or settlement date. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

     UNCLAIMED PAYMENTS. Regardless of who acts as paying agent, all money paid or warrant property delivered by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid or redelivered to us. After that two-year period, the holder may look only to us for payment of any money or delivery of any warrant property, and not to the trustee, any other paying agent or anyone else.

NOTICES

     Notices to be given to holders of a global warrant will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of warrants not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

OUR RELATIONSHIP WITH THE TRUSTEE

     The Bank of New York has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, The Bank of New York provides us with a line of credit, holds debt securities issued by us and serves as trustee or agent with regard to other warrants and debt obligations of The Goldman Sachs Group, Inc. or its subsidiaries.

     The Bank of New York is initially serving as the trustee for the warrants issued under the warrant indenture and for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

                    GENERAL PROVISIONS OF WARRANT AGREEMENTS

     We may issue debt warrants and some universal warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. We will describe the warrant agreement under which we issue any warrants in the applicable prospectus supplement, and we will file that agreement with the SEC, either as an exhibit to an amendment to the registration statements of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See "Available Information" above for information on how to obtain a copy of a warrant agreement when it is filed.

     We may also issue universal warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

ENFORCEMENT OF RIGHTS

     The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or warrant property purchasable upon exercise of the warrant, including any right to receive payments on those debt securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement.

MODIFICATIONS WITHOUT CONSENT OF HOLDERS

     We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

     - to cure any ambiguity;

     - to cure, correct or supplement any defective or inconsistent provision;
       or

     - to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

MODIFICATIONS WITH CONSENT OF HOLDERS

     We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of that warrant, if the amendment would:

     - change the exercise price of the warrant;

     - change the kind or reduce the amount of the warrant property or other consideration receivable upon exercise, cancellation or expiration of the warrant;

     - shorten, advance or defer the period of time during which the holder may exercise the warrant or otherwise impair the holder's right to exercise the warrant; or

     - reduce the percentage of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

     Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

     - If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

     - If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given in writing.

WARRANT AGREEMENT WILL NOT BE QUALIFIED UNDER TRUST INDENTURE ACT

     No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

MERGERS AND SIMILAR TRANSACTIONS PERMITTED; NO RESTRICTIVE COVENANTS OR EVENTS OF DEFAULT

     The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.

     The warrant agreements and any warrants issued under the warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The warrant agreements and any warrants issued under the warrant agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

GOVERNING LAW

     Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

FORM, EXCHANGE AND TRANSFER

     We will issue each warrant in global -- i.e., book-entry -- form only, unless we specify otherwise in the applicable prospectus supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under "Legal Ownership and Book-Entry Issuance".

     In addition, we will issue each warrant in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under "Considerations Relating to Securities Issued in Bearer Form".

     If any warrants are issued in non-global form, the following will apply to them:

     The warrants will be issued in fully registered form in denominations stated in the applicable prospectus supplement. Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total number of warrants is not changed.

     Holders may exchange or transfer their warrants at the office of the warrant agent. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We may appoint another entity to perform these functions or perform them ourselves.

     Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any warrants.

     If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

     Only the depositary will be entitled to transfer or exchange a warrant in global form, since it will be the sole holder of the warrant.

PAYMENTS AND NOTICES

     In making payments and giving notices with respect to our warrants issued under warrant agreements, we will follow the procedures we plan to use with respect to our warrants issued under the warrant indenture, where applicable. We describe these procedures above under "-- General Provisions of Warrant Indenture -- Payment Mechanics for Warrants" and "-- Notices".

                               CALCULATION AGENT

     Calculations relating to warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as Goldman, Sachs & Co. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

     The calculation agent's determination of any amount of money payable or warrant property deliverable with respect to a warrant will be final and binding in the absence of manifest error.

     All percentages resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

                 DESCRIPTION OF PURCHASE CONTRACTS WE MAY OFFER

Please note that in this section entitled "Description of Purchase Contracts We May Offer", references to The Goldman Sachs Group, Inc., "we", "our" and "us" refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own purchase contracts registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in purchase contracts registered in street name or in purchase contracts issued in book-entry form through one or more depositaries. Owners of beneficial interests in the purchase contracts should read the section below entitled "Legal Ownership and Book-Entry Issuance".

                           PURCHASE CONTRACT PROPERTY

     We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

     - securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

     - one or more currencies;

     - one or more commodities;

     - any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

     - one or more indices or baskets of the items described above.

We refer to each property described above as a "purchase contract property". Each purchase contract will obligate:

     - the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

     - the holder or us to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. No holder of a purchase contract will have any rights of a holder of the purchase contract property purchasable under the contract, including any right to receive payments on that property.

     An investment in purchase contracts may involve special risks, including risks associated with indexed securities and currency-related risks if the purchase contract or purchase contract property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under "Considerations Relating to Indexed Securities" and "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency".

     Because we are a holding company, our ability to perform our obligations on the purchase contracts will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under "Description of Debt Securities We May Offer -- We Are a Holding Company".

     Our affiliates may resell purchase contracts after their initial issuance in market-making transactions. We describe these transactions above under "Description of Debt Securities We May Offer -- Information in the Prospectus Supplement -- Market-Making Transactions".

                 WE MAY ISSUE MANY SERIES OF PURCHASE CONTRACTS

     We may issue purchase contracts in such amounts and in as many distinct series as we wish. In addition, we may issue a purchase contract separately or as part of a unit, as described below under "Description of Units We May Offer".

     This section summarizes terms of the purchase contracts that apply generally to all purchase contracts. We describe most of the financial and other specific terms of your purchase contract in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your purchase contract as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your purchase contract.

     When we refer to a series of purchase contracts, we mean all the purchase contracts issued as part of the same series under the applicable governing instrument. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the purchase contract you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

          PREPAID PURCHASE CONTRACTS; APPLICABILITY OF DEBT INDENTURE

     Some purchase contracts may require the holders to satisfy their obligations under the contracts at the time the contracts are issued. We refer to those contracts as "prepaid purchase contracts". Our obligation to settle a prepaid purchase contract on the relevant settlement date will be one of our senior debt securities or subordinated debt securities, which are described above under "Description of Debt Securities We May Offer". Prepaid purchase contracts will be issued under the applicable debt indenture, and the provisions of that indenture will govern those contracts.

       NON-PREPAID PURCHASE CONTRACTS; NO TRUST INDENTURE ACT PROTECTION

     Some purchase contracts do not require the holders to satisfy their obligations under the contracts until settlement. We refer to those contracts as "non-prepaid purchase contracts". The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

     Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. For example, we may issue non-prepaid purchase contracts under which the holder has multiple obligations to purchase or sell, some of which are prepaid and some of which are not, under one of our indentures. We describe unit agreements generally under "Description of Units We May Offer" below. We will describe the particular governing document that applies to your non-prepaid purchase contracts in the applicable prospectus supplement.

     Non-prepaid purchase contracts will not be senior debt securities or subordinated debt securities and will not be issued under one of our indentures, unless we say otherwise in the applicable prospectus supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act. Holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act with respect to those contracts.

                      GENERAL TERMS OF PURCHASE CONTRACTS

     Your prospectus supplement may contain, where applicable, the following information about your purchase contract:

     - whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

     - whether the purchase contract is to be prepaid or not and the governing document for the contract;

     - whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

     - any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

     - whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below; and

     - whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form.

     If we issue a purchase contract as part of a unit, the accompanying prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract settlement date. A purchase contract issued in a unit in the United States may not be so separated before the 91st day after the unit is issued.

               ADDITIONAL TERMS OF NON-PREPAID PURCHASE CONTRACTS

     In addition to the general terms described above, a non-prepaid purchase contract may include the following additional terms.

PLEDGE BY HOLDERS TO SECURE PERFORMANCE

     If we say so in the applicable prospectus supplement, the holder's obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement, which will hold them, for our benefit, as collateral to secure the holder's obligations. We refer to this as the "pledge" and all the items described below as the "pledged items". The pledge will create a security interest in the holder's entire interest in and to:

     - any other securities included in the unit, if the purchase contract is part of a unit, or any other property specified in the applicable prospectus supplement;

     - all additions to and substitutions for the pledged items;

     - all income, proceeds and collections received in respect of the pledged items; and

     - all powers and rights owned or acquired later with respect to the pledged items.

The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments from the pledged items to satisfy the holder's obligations under the purchase contract.

SETTLEMENT OF PURCHASE CONTRACTS THAT ARE PART OF UNITS

     The following will apply to a non-prepaid purchase contract that is issued together with any of our debt securities as part of a unit. If the holder fails to satisfy its obligations under the purchase contract, the unit agent may apply the principal payments on the debt securities to satisfy those obligations as provided in the governing document. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document.

Book-entry and other indirect owners should consult their banks or brokers for information on how to settle their purchase contracts.

FAILURE OF HOLDER TO PERFORM OBLIGATIONS

     If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

ASSUMPTION OF OBLIGATIONS BY TRANSFEREE

     When the holder of a non-prepaid purchase contract transfers the purchase contract to a new holder, the new holder will assume the obligations of the prior holder with respect to the purchase contract, and the prior holder will be released from those obligations. Under the non-prepaid purchase contract, we will consent to the transfer of the purchase contract, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of the purchase contract.

MERGERS AND SIMILAR TRANSACTIONS PERMITTED; NO RESTRICTIVE COVENANTS OR EVENTS OF DEFAULT

     Purchase contracts that are not prepaid will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under these purchase contracts. We will then be relieved of any further obligation under these purchase contracts.

     Purchase contracts that are not prepaid will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. These purchase contracts also will not provide for any events of default or remedies upon the occurrence of any events of default.

                                 GOVERNING LAW

     The purchase contracts and any governing documents will be governed by New York law.

                          FORM, EXCHANGE AND TRANSFER

     We will issue each purchase contract in global -- i.e., book-entry -- form only, unless we specify otherwise in the applicable prospectus supplement. Purchase contracts in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the purchase contracts represented by the global security. Those who own beneficial interests in a purchase contract will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under "Legal Ownership and Book-Entry Issuance".

     In addition, we will issue each purchase contract in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under "Considerations Relating to Securities Issued in Bearer Form".

     If any purchase contracts are issued in non-global form, the following will apply to them:

     - The purchase contracts will be issued in fully registered form in denominations stated in the applicable prospectus supplement. Holders may exchange their purchase contracts for contracts of smaller denominations or combined into fewer contracts of larger denominations, as long as the total amount is not changed.

     - Holders may exchange or transfer their purchase contracts at the office of the trustee, unit agent or other agent we name in the applicable prospectus supplement. Holders may also replace lost, stolen, destroyed or mutilated purchase contracts at that office. We may appoint another entity to perform these functions or perform them ourselves.

     - Holders will not be required to pay a service charge to transfer or exchange their purchase contracts, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any purchase contracts.

     - If we have the right to redeem, accelerate or settle any purchase contracts before their maturity, and we exercise our right as to less than all those purchase contracts, we may block the transfer or exchange of those purchase contracts during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any purchase contract selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any purchase contract being partially settled.

     Only the depositary will be entitled to transfer or exchange a purchase contract in global form, since it will be the sole holder of the purchase contract.

                              PAYMENTS AND NOTICES

     In making payments and giving notices with respect to purchase contracts, we will follow the procedures we plan to use with respect to our debt securities, when applicable. We describe these procedures above under "Description of Debt Securities We May Offer -- Payment Mechanics for Debt Securities" and "-- Notices."

                       DESCRIPTION OF UNITS WE MAY OFFER

Please note that in this section entitled "Description of Units We May Offer", references to The Goldman Sachs Group, Inc., "we", "our" and "us" refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled "Legal Ownership and Book-Entry Issuance".

     We may issue units comprised of one or more debt securities, warrants and purchase contracts in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

     The applicable prospectus supplement may describe:

     - the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

     - any provisions of the governing unit agreement that differ from those described below; and

     - any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The applicable provisions described in this section, as well as those described under "Description of Debt Securities We May Offer", "Description of Warrants We May Offer" and "Description of Purchase Contracts We May Offer", will apply to each unit and to any debt security, warrant or purchase contract included in each unit, respectively.

     An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under "Considerations Relating to Indexed Securities" and "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency".

     Our affiliates may resell units after their initial issuance in market-making transactions. We discuss these transactions above under "Description of Debt Securities We May Offer -- Information in the Prospectus Supplement -- Market-Making Transactions".

                       WE MAY ISSUE MANY SERIES OF UNITS

     We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your unit as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your unit.

     When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement. We will identify the series of which your units are a part in your prospectus supplement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the units you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

                UNIT AGREEMENTS: PREPAID, NON-PREPAID AND OTHER

     We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We may also choose to act as our own unit agent. We will identify the unit agreement under which your units will be issued and the unit agent under that agreement in your prospectus supplement.

     If a unit includes one or more purchase contracts and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a "prepaid unit agreement". Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a "non-prepaid unit agreement". Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which we will describe in the applicable prospectus supplement. In some cases, we may issue units under one of our indentures.

     A unit agreement may also serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

     In this prospectus, we refer to prepaid unit agreements, non-prepaid unit agreements and other unit agreements, generally, as "unit agreements". We will file the unit agreement under which we issue your units with the SEC, either as an exhibit to an amendment to the registration statements of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See "Available Information" above for information on how to obtain a copy of a unit agreement when it is filed.

                     GENERAL PROVISIONS OF A UNIT AGREEMENT

     This following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

ENFORCEMENT OF RIGHTS

     The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

     Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or unit agreement under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants and purchase contracts.

     Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, prepaid purchase contracts and warrants issued under the warrant indenture, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

MODIFICATION WITHOUT CONSENT OF HOLDERS

     We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

     - to cure any ambiguity;

     - to correct or supplement any defective or inconsistent provision; or

     - to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

     The foregoing applies also to any security issued under a unit agreement, as the governing document.

MODIFICATION WITH CONSENT OF HOLDERS

     We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

     - impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right;

     - impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due; or

     - reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

     Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

     - If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series.

     - If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

     In each case, the required approval must be given by written consent.

UNIT AGREEMENTS WILL NOT BE QUALIFIED UNDER TRUST INDENTURE ACT

     No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

             ADDITIONAL PROVISIONS OF A NON-PREPAID UNIT AGREEMENT

     In addition to the provisions described above, a non-prepaid unit agreement will include the following provisions.

OBLIGATIONS OF UNIT HOLDER

     Each holder of units issued under a non-prepaid unit agreement will:

     - be bound by the terms of each non-prepaid purchase contract included in the holder's units and by the terms of the unit agreement with respect to those contracts; and

     - appoint the unit agent as its authorized agent to execute, deliver and perform on the holder's behalf each non-prepaid purchase contract included in the holder's units.

The unit agreement for a unit that includes a non-prepaid purchase contract will also include provisions regarding the holder's pledge of collateral and special settlement provisions. These are described above under "Description of Purchase Contracts We May Offer -- Additional Terms of Non-Prepaid Purchase Contracts".

FAILURE OF HOLDER TO PERFORM OBLIGATIONS

     If the holder fails to settle its obligations under a non-prepaid purchase contract included in a unit as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement of the purchase contract. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

ASSUMPTION OF OBLIGATIONS BY TRANSFEREE

     When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each non-prepaid purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

 MERGERS AND SIMILAR TRANSACTIONS PERMITTED; NO RESTRICTIVE COVENANTS OR EVENTS
                                   OF DEFAULT

     The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

     The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

                                 GOVERNING LAW

     The unit agreements and the units will be governed by New York law.

                          FORM, EXCHANGE AND TRANSFER

     We will issue each unit in global -- i.e., book-entry -- form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance".

     In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under "Considerations Relating to Securities Issued in Bearer Form".

     Each unit and all securities comprising the unit will be issued in the same form.

     If we issue any units in registered, non-global form, the following will apply to them.

     The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

     - Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

     - Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

     - If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

     Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

                              PAYMENTS AND NOTICES

     In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures above under "Descriptions of Debt Securities We May Offer -- Payment Mechanics for Debt Securities" and
"-- Notices".

                  DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

Please note that in this section entitled "Description of Preferred Stock We May Offer", references to The Goldman Sachs Group, Inc., "we", "our" and "us" refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own shares of preferred stock or depositary shares, as the case may be, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of preferred stock or depositary shares should read the section below entitled "Legal Ownership and Book-Entry Issuance".

     We may issue our preferred stock in one or more series, as described below. This section summarizes terms of the preferred stock that apply generally to all series. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your series of preferred stock and any related depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock or any related depositary shares.

     When we refer to a series of preferred stock, we mean all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our certificate of incorporation. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the preferred stock and any related depositary shares you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

     Our affiliates may resell preferred stock and depositary shares after their initial issuance in market-making transactions. We describe these transactions above under "Description of Debt Securities We May Offer -- Information in the Prospectus Supplement -- Market-Making Transactions."

                         OUR AUTHORIZED PREFERRED STOCK

     Our authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share. We do not have any preferred stock outstanding as of the date of this prospectus; the prospectus supplement with respect to any offered preferred stock will describe any preferred stock that may be outstanding as of the date of the prospectus supplement.

                   PREFERRED STOCK ISSUED IN SEPARATE SERIES

     Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

     - dividend rights;

     - conversion or exchange rights;

     - voting rights;

     - redemption rights and terms;

     - liquidation preferences;

     - sinking fund provisions;

     - the serial designation of the series; and

     - the number of shares constituting the series.

     Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased or decreased, but not below the number of shares of that series then outstanding, by resolution adopted by our board of directors and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote on the matter, voting together as a single class. No separate vote of the holders of any series of preferred stock is required for an increase or decrease in the number of authorized shares of that series.

     Before we issue any series of preferred stock, our board of directors, or a committee of our board authorized to do so by our board, will adopt resolutions creating and designating the series and will file a certificate of designations stating the terms of the series with the Secretary of State of the State of Delaware. None of our stockholders will need to approve that amendment.

     In addition, as described below under "-- Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares", we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

     The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing for acquisitions and issuances to officers, directors and employees under their respective benefit plans. Shares of preferred stock we issue may have the effect of discouraging or making more difficult an acquisition of The Goldman Sachs Group, Inc. We may choose to issue preferred stock, together with our other securities described in this prospectus, in units.

     Preferred stock will be fully paid and nonassessable when issued, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have preemptive or subscription rights to acquire more stock of The Goldman Sachs Group, Inc.

     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

RANK

     Shares of each series of preferred stock will rank equally with each other series of preferred stock and senior to our common stock with respect to dividends and distributions of assets. In addition, we will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.

DIVIDENDS

     Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

REDEMPTION

     If specified in an applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder's, and may be redeemed mandatorily.

     Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in the applicable prospectus supplement.

     Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

     Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

CONVERSION OR EXCHANGE RIGHTS

     The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of third parties.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of The Goldman Sachs Group, Inc., holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

VOTING RIGHTS

     The holders of preferred stock of each series will have no voting rights, except:

     - as stated in the applicable prospectus supplement and in the certificate of designations establishing the series; or

     - as required by applicable law.

      MERGERS AND SIMILAR TRANSACTIONS PERMITTED; NO RESTRICTIVE COVENANTS

     The terms of the preferred stock will not include any restrictions on our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. The terms of the preferred stock also will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries.

     Because we are a holding company, our ability to make payments on the preferred stock will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under "Description of Debt Securities We May Offer -- We Are a Holding Company".

                                 GOVERNING LAW

     The preferred stock will be governed by Delaware law.

  FRACTIONAL OR MULTIPLE SHARES OF PREFERRED STOCK ISSUED AS DEPOSITARY SHARES

     We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt. We will issue depositary shares under a deposit agreement between a depositary, which we will appoint in our discretion, and us.

DEPOSIT AGREEMENT

     We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

     - The Goldman Sachs Group, Inc.;

     - a bank or other financial institution selected by us and named in the applicable prospectus supplement, as preferred stock depositary; and

     - the holders from time to time of depositary receipts issued under that depositary agreement.

     Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

     We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statements of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See "Available Information" above for information on how to obtain a copy of the form of deposit agreement.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

     The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

REDEMPTION OF PREFERRED STOCK

     If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the preferred stock. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

WITHDRAWAL OF PREFERRED STOCK

     Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

VOTING DEPOSITED PREFERRED STOCK

     When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, it will vote all shares of that series held by it proportionately with instructions received.

CONVERSION OF PREFERRED STOCK

     If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of one or more third parties, the following will apply. The depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities of The Goldman Sachs Group, Inc. or any third party. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under "-- Withdrawal of Preferred Stock", to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

     The deposit agreement will automatically terminate if:

     - all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

     - a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of The Goldman Sachs Group, Inc.

     We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the recordholders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

CHARGES OF PREFERRED STOCK DEPOSITARY; TAXES AND OTHER GOVERNMENTAL CHARGES

     We will pay the fees, charges and expenses of the preferred stock depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

REPORTS TO HOLDERS

     We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary. It will forward those reports and communications to the holders of depositary shares.

LIMITATION ON LIABILITY OF THE PREFERRED STOCK DEPOSITARY

     The preferred stock depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

                 FORM OF PREFERRED STOCK AND DEPOSITARY SHARES

     We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance". All preferred stock will be issued in registered form.

     We will issue depositary shares in book-entry form, to the same extent as we describe above for preferred stock. Depositary shares will be issued in registered form.

                          DESCRIPTION OF CAPITAL STOCK

     Under our amended and restated certificate of incorporation, our authorized capital stock consists of 4,350,000,000 shares, each with a par value of $0.01 per share, of which:

     - 150,000,000 shares are designated as preferred stock, none of which are outstanding;

     - 4,000,000,000 shares are designated as common stock, 481,884,744 shares of which were outstanding as of March 30, 2001; and

     - 200,000,000 shares are designated as nonvoting common stock, none of which are outstanding.

     All outstanding shares of common stock are validly issued, fully paid and nonassessable.

     The shareholders' agreement contains provisions relating to the voting and disposition of certain shares of common stock. See "-- Shareholders' Agreement" below for a discussion of those provisions.

                                PREFERRED STOCK

     Our authorized capital stock includes 150,000,000 shares of preferred stock. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the series, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock and which could have certain anti-takeover effects.

                                  COMMON STOCK

     Each holder of common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Accordingly, the holders of a plurality of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so, subject to any voting rights of holders of preferred stock to elect directors. For a discussion of the ability of the parties to the shareholders' agreement to elect all of our directors, see "-- Shareholders' Agreement" below.

     Subject to the preferential rights of any holders of any outstanding series preferred stock, the holders of common stock, together with the holders of the nonvoting common stock, are entitled to such dividends and distributions, whether payable in cash or otherwise, as our board of directors may declare from time to time from legally available funds. Subject to the preferential rights of holders of any outstanding series of preferred stock, upon our liquidation, dissolution or winding-up and after payment of all prior claims, the holders of common stock, with the shares of the common stock and the nonvoting common stock being considered as a single class for this purpose, will be entitled to receive proportionally all our assets. Other than the shareholder protection rights discussed below, holders of common stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for securities of The Goldman Sachs Group, Inc.

                             NONVOTING COMMON STOCK

     The nonvoting common stock has the same rights and privileges as, ranks equally and shares proportionately with, and is identical in all respects as to all matters to, the common stock, except that the nonvoting common stock has no voting rights other than those voting rights required by law.

                         SHAREHOLDER PROTECTION RIGHTS

     Each share of common stock has attached to it a shareholder protection right. The shareholder protection rights are currently represented only by the certificates for the shares and will not trade separately from the shares unless and until:

     - we announce that a person or group has become the beneficial owner of 15% or more of the outstanding common stock (other than persons deemed to beneficially own common stock solely because they are parties to the shareholders' agreement, members of the shareholders' committee or certain other persons) (an "acquiring person"); or

     - ten business days (or such later date as our board of directors may fix by resolution) after the date a person or group commences a tender or exchange offer that would result in that person or group becoming an acquiring person.

If and when the shareholder protection rights separate and before the date of the announcement by us that any person has become an acquiring person, each shareholder protection right will entitle the holder to purchase 1/100 of a share of Series A participating preferred stock for an exercise price of $250. Each 1/100 of a share of Series A participating preferred stock would have economic and voting terms equivalent to one share of common stock.

     Upon the date of the announcement by us that any person or group has become an acquiring person, each shareholder protection right (other than shareholder protection rights beneficially owned by the acquiring person or their transferees, which shareholder protection rights become void) will entitle its holder to purchase, for the exercise price, a number of shares of common stock having a market value of twice the exercise price. Also, if, after the date of our announcement that any person has become an acquiring person, the acquiring person controls our board of directors and:

     - Goldman Sachs is involved in a merger or similar form of business combination and (a) any term of the transaction provides for different treatment of the shares of capital stock held by the acquiring person as compared to the shares of capital stock held by all other shareholders or
       (b) the person with whom the transaction occurs is the acquiring person or an affiliate of the acquiring person; or

     - Goldman Sachs sells or transfers assets representing more than 50% of its assets or generating more than 50% of its operating income or cash flow to any person other than Goldman Sachs or its wholly owned subsidiaries, then each shareholder protection right will entitle its holder to purchase, for the exercise price, a number of shares of capital stock with the greatest voting power in respect of the election of directors of either the acquiring person or the other party to the transaction, depending on the circumstances of the transaction, having a market value of twice the exercise price. If any person or group acquires from 15% to and including 50% of the common stock, our board of directors may, at its option, exchange each outstanding shareholder protection right, except for those held by an acquiring person or their transferees, for one share of common stock.

     The shareholder protection rights may be redeemed by our board of directors for $0.01 per shareholder protection right before the date of our announcement that any person has become an acquiring person. Our charter permits this redemption right to be exercised by our board of directors or certain directors specified or qualified by the terms of the instrument governing the shareholder protection rights.

     The shareholder protection rights will not prevent a takeover of Goldman Sachs. However, these rights may cause substantial dilution to a person or group that acquires 15% or more of the common stock unless the shareholder protection rights are first redeemed by our board of directors.

              LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our charter provides that a director of Goldman Sachs will not be liable to Goldman Sachs or its shareholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. Our by-laws provide for indemnification, to the fullest extent permitted by law, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that the person is or was a director or officer of Goldman Sachs, or is or was a director of a subsidiary of Goldman Sachs, or is or was a member of the shareholders' committee acting under the shareholders' agreement or, at the request of Goldman Sachs, serves or served as a director or officer of or in any other capacity for, or in relation to, any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by that person in connection with the action, suit or proceeding. Our by-laws also provide that, to the extent authorized from time to time by our board of directors, Goldman Sachs may provide to any one or more employees and other agents of Goldman Sachs or any subsidiary or other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred by the by-laws on directors and officers of Goldman Sachs or any subsidiary or other enterprise.

                  CHARTER PROVISIONS APPROVING CERTAIN ACTIONS

     Our charter provides that our board of directors may determine to take the following actions, in its sole discretion, and Goldman Sachs and each shareholder of Goldman Sachs will, to the fullest extent permitted by law, be deemed to have approved and ratified, and waived any claim relating to, the taking of any of these actions:

     - causing Goldman Sachs to register with the SEC for resale shares of common stock held by our directors, employees and former directors and employees and our subsidiaries and affiliates and former partners and employees of The Goldman Sachs Group, L.P. and its subsidiaries and affiliates; and

     - making payments to, and other arrangements with, certain former limited partners of Goldman Sachs, including managing directors who were profit participating limited partners, in order to compensate them for, or to prevent, significantly disproportionate adverse tax or other consequences arising out of our incorporation.

              SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 203 of the Delaware General Corporation Law applies to Goldman Sachs. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between Goldman Sachs and an interested stockholder is prohibited unless it satisfies one of the following conditions:

     - before the stockholder became an interested stockholder, the board of directors of Goldman Sachs must have approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Goldman Sachs outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

     - the business combination is approved by the board of directors of Goldman Sachs and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     Our board of directors has adopted a resolution providing that neither the shareholders' agreement nor the voting agreements of Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association will create an "interested stockholder".

                         CERTAIN ANTI-TAKEOVER MATTERS

     Our charter and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

CLASSIFIED BOARD OF DIRECTORS

     Our charter provides for a board of directors divided into three classes, with one class to be elected each year to serve for a three-year term. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of our board of directors. In addition, the shareholders of Goldman Sachs can only remove directors for cause by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of Goldman Sachs entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by our board of directors. The classification of directors and the inability of shareholders to remove directors without cause or to fill vacancies on the board of directors make it more difficult to change the composition of our board of directors, but promote a continuity of existing management.

CONSTITUENCY PROVISION

     In accordance with our charter, a director of Goldman Sachs, in taking any action, including an action that may involve or relate to a change or potential change in control of Goldman Sachs, may consider, among other things, the effects that Goldman Sachs' actions may have on other interests or persons in addition to our shareholders, including our employees, former partners of The Goldman Sachs Group, L.P. and the community. A director is not required to consider those effects in taking any action.

ADVANCE NOTICE REQUIREMENTS

     Our by-laws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of shareholders of Goldman Sachs. These procedures provide that notice of shareholder proposals of these kinds must be timely given in writing to the Secretary of Goldman Sachs before the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of Goldman Sachs not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the by-laws.

NO ABILITY OF SHAREHOLDERS TO CALL SPECIAL MEETINGS

     Our charter and by-laws deny shareholders the right to call a special meeting of shareholders. Our charter and by-laws provide that only the board of directors may call special meetings of the shareholders.

NO WRITTEN CONSENT OF SHAREHOLDERS

     Our charter requires all shareholder actions to be taken by a vote of the shareholders at an annual or special meeting, and does not permit our shareholders to act by written consent without a meeting.

MAJORITY VOTE NEEDED FOR SHAREHOLDER PROPOSALS

     Our by-laws require that any shareholder proposal be approved by a majority of all of the outstanding shares of common stock and not by only a majority of the shares present at the meeting and entitled to vote. This requirement may make it more difficult to approve shareholder resolutions.

AMENDMENT OF BY-LAWS AND CHARTER

     Our charter requires the approval of not less than 80% of the voting power of all outstanding shares of Goldman Sachs' capital stock entitled to vote to amend any by-law by shareholder action or the charter provisions described in this section. Those provisions make it more difficult to dilute the anti-takeover effects of our by-laws and our charter.

BLANK CHECK PREFERRED STOCK

     Our charter provides for 150,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of Goldman Sachs by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of Goldman Sachs, the board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the charter grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of Goldman Sachs.

                                    LISTING

     The common stock is listed on the New York Stock Exchange under the symbol "GS".

                                 TRANSFER AGENT

     The transfer agent for the common stock is Mellon Investor Services LLC.

                            SHAREHOLDERS' AGREEMENT

     Collectively, as of April 30, 2001, our current managing directors and former profit participating limited partners beneficially owned approximately 260,000,000 shares of common stock, or approximately 54% of the total shares of common stock outstanding. Substantially all of these shares are subject to a shareholders' agreement, which provides for coordinated voting by the parties. Further, both SMBC Capital Markets, Inc., formerly Sumitomo Bank Capital Markets, Inc., and Kamehameha Activities Association have agreed to vote their shares of common stock in the same manner as a majority of the shares held by our current managing directors are voted.

     As a result of these arrangements, the managing directors currently are able to elect our entire board of directors, control the management and policies of Goldman Sachs and, in general, determine, without the consent of the other shareholders, the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of the assets of Goldman Sachs. The managing directors currently are able to prevent or cause a change in control of Goldman Sachs.

                    LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

     In this section, we describe special considerations that will apply to registered securities issued in global -- i.e., book-entry -- form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

                WHO IS THE LEGAL OWNER OF A REGISTERED SECURITY?

     Each debt security, warrant, purchase contract, unit, share of preferred stock and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

BOOK-ENTRY OWNERS

     We will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

STREET NAME OWNERS

     In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

LEGAL HOLDERS

     Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose -- e.g., to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture -- we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

     When we refer to "you" in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

SPECIAL CONSIDERATIONS FOR INDIRECT OWNERS

     If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

     - how it would handle a request for the holders' consent, if ever required;

     - whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

     - how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

     - if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

                           WHAT IS A GLOBAL SECURITY?

     We will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the

"depositary" for that security. A security will usually have only one depositary but it may have more.

     Each series of securities will have one or more of the following as the depositaries:

     - The Depository Trust Company, New York, New York, which is known as
       "DTC";

     - a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

     - a financial institution holding the securities on behalf of Clearstream Banking, societe anonyme, Luxembourg, which is known as "Clearstream"; and

     - any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

     A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

     A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "-- Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

     If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "-- Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

     As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

     If securities are issued only in the form of a global security, an investor should be aware of the following:

     - An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

     - An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "-- Who Is the Legal Owner of a Registered Security?";

     - An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

     - An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

     - The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents and unit agents also do not supervise the depositary in any way;

     - The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

     - Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

HOLDER'S OPTION TO OBTAIN A NON-GLOBAL SECURITY; SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

     If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

     In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "-- Who Is the Legal Owner of a Registered Security?".

     The special situations for termination of a global security are as follows:

     - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

     - if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or

     - in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

     If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

CONSIDERATIONS RELATING TO EUROCLEAR AND CLEARSTREAM

     Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

     Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

     As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

     Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

SPECIAL TIMING CONSIDERATIONS FOR TRANSACTIONS IN EUROCLEAR AND CLEARSTREAM

     Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

     In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

          CONSIDERATIONS RELATING TO SECURITIES ISSUED IN BEARER FORM

     If we issue securities in bearer, rather than registered, form, those securities will be subject to special provisions described in this section. This section primarily describes provisions relating to debt securities issued in bearer form. Other provisions may apply to securities of other kinds issued in bearer form. To the extent the provisions described in this section are inconsistent with those described elsewhere in this prospectus, they supersede those described elsewhere with regard to any bearer securities. Otherwise, the relevant provisions described elsewhere in this prospectus will apply to bearer securities.

                TEMPORARY AND PERMANENT BEARER GLOBAL SECURITIES

     If we issue securities in bearer form, all securities of the same series and kind will initially be represented by a temporary bearer global security, which we will deposit with a common depositary for Euroclear and Clearstream. Euroclear and Clearstream will credit the account of each of their subscribers with the amount of securities the subscriber purchases. We will promise to exchange the temporary bearer global security for a permanent bearer global security, which we will deliver to the common depositary upon the later of the following two dates:

     - the date that is 40 days after the later of (a) the completion of the distribution of the securities as determined by the underwriter, dealer or agent and (b) the closing date for the sale of the securities by us; we may extend this date as described below under "-- Extensions for Further Issuances"; and

     - the date on which Euroclear and Clearstream provide us or our agent with the necessary tax certificates described below under "-- U.S. Tax Certificate Required".

     Unless we say otherwise in the applicable prospectus supplement, owners of beneficial interests in a permanent bearer global security will be able to exchange those interests at their option, in whole but not in part, for:

     - non-global securities in bearer form with interest coupons attached, if applicable; or

     - non-global securities in registered form without coupons attached.

     A beneficial owner will be able to make this exchange by giving us or our designated agent 60 days' prior written notice in accordance with the terms of the securities.

EXTENSIONS FOR FURTHER ISSUANCES

     Without the consent of the trustee, any holders or any other person, we may issue additional securities identical to a prior issue from time to time. If we issue additional securities before the date on which we would otherwise be required to exchange the temporary bearer global security representing the prior issue for a permanent bearer global security as described above, that date will be extended until the 40th day after the completion of the distribution and the closing, whichever is later, for the additional securities. Extensions of this kind may be repeated if we sell additional identical securities. As a result of these extensions, beneficial interests in the temporary bearer global security may not be exchanged for interests in a permanent bearer global security until the 40th day after the additional securities have been distributed and sold.

                         U.S. TAX CERTIFICATE REQUIRED

     We will not pay or deliver interest or other amounts in respect of any portion of a temporary bearer global security unless and until Euroclear or Clearstream delivers to us or our agent a tax certificate with regard to the owners of the beneficial interests in that portion of the global security. Also, we will not exchange any portion of a temporary bearer global security for a permanent bearer global security unless and until we receive from Euroclear or Clearstream a tax certificate with regard to the owners of the beneficial interests in the portion to be exchanged. In each case, this tax certificate must state that each of the relevant owners:

     - is not a United States person, as defined below under "-- Limitations on Issuance of Bearer Securities";

     - is a foreign branch of a United States financial institution purchasing for its own account or for resale, or is a United States person who acquired the security through a financial institution of this kind and who holds the security through that financial institution on the date of certification, provided in either case that the financial institution provides a certificate to us or the distributor selling the security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code and the U.S. Treasury Regulations under that Section; or

     - is a financial institution holding for purposes of resale during the "restricted period", as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution of this kind, whether or not it is also described in either of the two preceding bullet points, must certify that it has not acquired the security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

The tax certificate must be signed by an authorized person satisfactory to us.

No one who owns an interest in a temporary bearer global security will receive payment or delivery of any amount or property in respect of its interest, and will not be permitted to exchange its interest for an interest in a permanent bearer global security or a security in any other form, unless we or our agent have received the required tax certificate on its behalf.

     Special requirements and restrictions imposed by United States federal tax laws and regulations will apply to bearer debt securities. We describe these below under "-- Limitations on Issuance of Bearer Debt Securities".

                      LEGAL OWNERSHIP OF BEARER SECURITIES

     Securities in bearer form are not registered in any name. Whoever is the bearer of the certificate representing a security in bearer form is the legal owner of that security. Legal title and ownership of bearer securities will pass by delivery of the certificates representing the securities. Thus, when we use the term "holder" in this prospectus with regard to bearer securities, we mean the bearer of those securities.

     The common depositary for Euroclear and Clearstream will be the bearer, and thus the holder and legal owner, of both the temporary and permanent bearer global securities described above. Investors in those securities will own beneficial interests in the securities represented by those global securities; they will be only indirect owners, not holders or legal owners, of the securities.

     As long as the common depositary is the bearer of any bearer security in global form, the common depositary will be considered the sole legal owner and holder of the securities represented by the bearer security in global form. Ownership of beneficial interests in any bearer security in global form will be shown on records maintained by Euroclear or Clearstream, as applicable, or by the common depositary on their behalf, and by the direct and indirect participants in their systems, and ownership interests can be held and transferred only through those records. We will pay any amounts owing with respect to a bearer global security only to the common depositary.

     Neither we, the trustee nor any agent will recognize any owner of indirect interests as a holder or legal owner. Nor will we, the trustee or any agent have any responsibility for the ownership records or practices of Euroclear or Clearstream, the common depositary or any direct or indirect participants in those systems or for any payments, transfers, deliveries, notices or other transactions within those systems, all of which will be subject to the rules and procedures of those systems and participants. If you own an indirect interest in a bearer global security, you must look only to the common depositary for Euroclear or Clearstream, and to their direct and indirect participants through which you hold your interest, for your ownership rights. You should read the section above entitled "Legal Ownership and Book-Entry Issuance" for more information about holding interests through Euroclear and Clearstream.

              PAYMENT AND EXCHANGE OF NON-GLOBAL BEARER SECURITIES

     Payments and deliveries owing on non-global bearer securities will be made, in the case of interest payments, only to the holder of the relevant coupon after the coupon is surrendered to the paying agent. In all other cases, payments and deliveries will be made only to the holder of the certificate representing the relevant security after the certificate is surrendered to the paying agent.

     Non-global bearer securities, with all unmatured coupons relating to the securities, if any, may be exchanged for a like aggregate amount of non-global bearer or registered securities of like kind. Non-global registered securities may be exchanged for a like aggregate amount of non-global registered securities of like kind, as described above in the sections on the different types of securities we may offer. However, we will not issue bearer securities in exchange for any registered securities.

     Replacement certificates and coupons for non-global bearer securities will not be issued in lieu of any lost, stolen or destroyed certificates and coupons unless we and our transfer agent receive evidence of the loss, theft or destruction, and an indemnity against liabilities, satisfactory to us and our agent. Upon redemption or any other settlement before the stated maturity or expiration, as well as upon any exchange, of a non-global bearer security, the holder will be required to surrender all unmatured coupons to us or our designated agent. If any unmatured coupons are not surrendered, we or our agent may deduct the amount of interest relating to those coupons from the amount otherwise payable or deliverable or we or our agent may demand an indemnity against liabilities satisfactory to us and our agent.

     We may make payments, deliveries and exchanges in respect of bearer securities in global form in any manner acceptable to us and the depositary.

                                    NOTICES

     If we are required to give notice to the holders of bearer securities, we will do so by publication in a daily newspaper of general circulation in a city in Western Europe. The term "daily newspaper" means a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in the relevant city. If these bearer securities are listed on the Luxembourg Stock Exchange and its rules so require, that city will be Luxembourg and that newspaper will be the Luxemburger Wort, unless publication in that newspaper is impractical. A notice of this kind will be presumed to have been received on the date it is first published. If we cannot give notice as described in this paragraph because the publication of any newspaper is suspended or it is otherwise impractical to publish the notice, then we will give notice in another form. That alternate form of notice will be deemed to be sufficient notice to each holder. Neither the failure to give notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

     We may give any required notice with regard to bearer securities in global form to the common depositary for the securities, in accordance with its applicable procedures. If these provisions do not require that notice be given by publication in a newspaper, we may omit giving notice by publication.

               LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

     In compliance with United States federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the restricted period applicable under the Treasury Regulations cited earlier, offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.

     In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer debt securities.

     We will make payments on bearer debt securities only outside the United States and its possessions except as permitted by the applicable Treasury Regulations described above.

     Bearer debt securities and any coupons will bear the following legend:

     "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code."

     The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer debt security or coupon.

     As used in this subsection entitled "-- Limitations on Issuance of Bearer Debt Securities", the term "bearer debt securities" includes bearer debt securities that are part of units. As used in this section entitled "Considerations Relating to Securities Issued in Bearer Form", "United States person" means:

     - a citizen or resident of the United States;

     - a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     "United States" means the United States of America, including the States and the District of Columbia, and "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury Regulations.

                 CONSIDERATIONS RELATING TO INDEXED SECURITIES

     We use the term "indexed securities" to mean debt securities, warrants and purchase contracts whose value is linked to an underlying property or index, as well as units that include any debt security, warrant or purchase contract of this kind. Indexed securities may present a high level of risk, and those who invest in some indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read "United States Taxation" for a discussion of U.S. tax matters.

INVESTORS IN INDEXED SECURITIES COULD LOSE THEIR INVESTMENT

     The amount of principal and/or interest payable on an indexed debt security, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an "index". The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. An indexed warrant or purchase contract generally will not provide for any guaranteed minimum settlement value. Thus, if you purchase an indexed security, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

THE ISSUER OF A SECURITY OR CURRENCY THAT SERVES AS AN INDEX COULD TAKE ACTIONS THAT MAY ADVERSELY AFFECT AN INDEXED SECURITY

     The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

     If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See "Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency -- Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security" below for more information about these kinds of government actions.

AN INDEXED SECURITY MAY BE LINKED TO A VOLATILE INDEX, WHICH COULD HURT YOUR INVESTMENT

     Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed debt security or the expected settlement value of an indexed warrant or purchase contract may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

     The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

AN INDEX TO WHICH A SECURITY IS LINKED COULD BE CHANGED OR BECOME UNAVAILABLE

     Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

     A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed debt security or the settlement value of an indexed warrant or purchase contract, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

     Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

WE MAY ENGAGE IN HEDGING ACTIVITIES THAT COULD ADVERSELY AFFECT AN INDEXED SECURITY

     In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

INFORMATION ABOUT INDICES MAY NOT BE INDICATIVE OF FUTURE PERFORMANCE

     If we issue an indexed security, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

WE MAY HAVE CONFLICTS OF INTEREST REGARDING AN INDEXED SECURITY

     Goldman, Sachs & Co. and our other affiliates may have conflicts of interest with respect to some indexed securities. Goldman, Sachs & Co. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

     Goldman, Sachs & Co. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that Goldman, Sachs & Co. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

              CONSIDERATIONS RELATING TO SECURITIES DENOMINATED OR
               PAYABLE IN OR LINKED TO A NON-U.S. DOLLAR CURRENCY

     If you intend to invest in a non-U.S. dollar security -- e.g., a security whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency -- you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

     The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

AN INVESTMENT IN A NON-U.S. DOLLAR SECURITY INVOLVES CURRENCY-RELATED RISKS

     An investment in a non-U.S. dollar security entails significant risks that are not associated with a similar investment in a security that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

CHANGES IN CURRENCY EXCHANGE RATES CAN BE VOLATILE AND UNPREDICTABLE

     Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

GOVERNMENT POLICY CAN ADVERSELY AFFECT CURRENCY EXCHANGE RATES AND AN INVESTMENT IN A NON-U.S. DOLLAR SECURITY

     Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

     Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

NON-U.S. DOLLAR SECURITIES MAY PERMIT US TO MAKE PAYMENTS IN U.S. DOLLARS OR DELAY PAYMENT IF WE ARE UNABLE TO OBTAIN THE SPECIFIED CURRENCY

     Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under "Description of Debt Securities We May Offer -- Payment Mechanics for Debt Securities -- How We Will Make Payments Due in Other Currencies -- When the Specified Currency Is Not Available". A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens we will be entitled to deduct these taxes from any payment on securities payable in that currency.

WE WILL NOT ADJUST NON-U.S. DOLLAR SECURITIES TO COMPENSATE FOR CHANGES IN CURRENCY EXCHANGE RATES

     Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

IN A LAWSUIT FOR PAYMENT ON A NON-U.S. DOLLAR SECURITY, AN INVESTOR MAY BEAR CURRENCY EXCHANGE RISK

     Our debt securities, warrants, purchase contracts and units will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

     In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

INFORMATION ABOUT EXCHANGE RATES MAY NOT BE INDICATIVE OF FUTURE PERFORMANCE

     If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

                             UNITED STATES TAXATION

     This section describes the material United States federal income tax consequences of owning certain of the debt securities, preferred stock and depositary shares we are offering. The material United States federal income tax consequences of owning the debt securities described below under "-- Taxation of Debt Securities -- United States Holders -- Indexed and Other Debt Securities", of owning preferred stock that may be convertible into or exercisable or exchangeable for securities or other property or of owning warrants, purchase contracts and units will be described in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell, United States tax counsel to The Goldman Sachs Group, Inc. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

     - a dealer in securities or currencies;

     - a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

     - a bank;

     - a life insurance company;

     - a tax-exempt organization;

     - a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

     - a person that owns debt securities as part of a straddle or conversion transaction for tax purposes; or

     - a person whose functional currency for tax purposes is not the U.S.
       dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

                          TAXATION OF DEBT SECURITIES

     This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under "-- United States Holders -- Indexed and Other Debt Securities", which will be described in the applicable prospectus supplement. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.

UNITED STATES HOLDERS

     This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

     - a citizen or resident of the United States;

     - a domestic corporation;

     - an estate whose income is subject to United States federal income tax regardless of its source; or

     - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to "-- United States Alien Holders" below.

     PAYMENTS OF INTEREST. Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under "-- United States Holders -- Original Issue Discount", you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

     CASH BASIS TAXPAYERS

     If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

     ACCRUAL BASIS TAXPAYERS

     If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

     If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.

     When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

     ORIGINAL ISSUE DISCOUNT. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security's stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security's issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security's stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under "-- Variable Rate Debt Securities".

     In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under "-- Election to Treat All Interest as Original Issue Discount". You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security's de minimis original issue discount by a fraction equal to:

     - the amount of the principal payment made

     divided by:

     - the stated principal amount of the debt security.

     Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

     You can determine the amount of original issue discount allocable to an accrual period by:

     - multiplying your discount debt security's adjusted issue price at the beginning of the accrual period by your debt security's yield to maturity; and then

     - subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security's adjusted issue price at the beginning of any accrual period by:

     - adding your discount debt security's issue price and any accrued original issue discount for each prior accrual period; and then

     - subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

     If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

     The amount of original issue discount allocable to the final accrual period is equal to the difference between:

     - the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

     - your debt security's adjusted issue price as of the beginning of the final accrual period.

     ACQUISITION PREMIUM

     If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security's adjusted issue price, as determined above, the excess is acquisition premium. If you do not make the election described below under "-- Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of original issue discount by a fraction equal to:

     - the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

     - the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security's adjusted issue price.

     MARKET DISCOUNT

     You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

     - you purchase your debt security for less than its issue price as determined above; and

     - the difference between the debt security's stated redemption price at maturity or, in the case of a discount debt security, the debt security's revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

     If your debt security's stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent multiplied by the number of complete years to the debt security's maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

     You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

     You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

     PRE-ISSUANCE ACCRUED INTEREST

     An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

     - a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

     - the first stated interest payment on your debt security is to be made within one year of your debt security's issue date; and

     - the payment will equal or exceed the amount of pre-issuance accrued interest.

     If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

     DEBT SECURITIES SUBJECT TO CONTINGENCIES INCLUDING OPTIONAL REDEMPTION

     Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

     - the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

     - one of such schedules is significantly more likely than not to occur.

     If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

     Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

     - in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

     - in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

     If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security's adjusted issue price on that date.

     ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

     You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under "-- United States Holders -- Debt Securities Purchased at a Premium", or acquisition premium.

     If you make this election for your debt security, then, when you apply the constant-yield method:

     - the issue price of your debt security will equal your cost;

     - the issue date of your debt security will be the date you acquired it;
       and

     - no payments on your debt security will be treated as payments of qualified stated interest.

     Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed above under "-- Market Discount" to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.

     VARIABLE RATE DEBT SECURITIES

     Your debt security will be a variable rate debt security if:

     - your debt security's issue price does not exceed the total noncontingent principal payments by more than the lesser of:

      1. .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

      2. 15 percent of the total noncontingent principal payments; and

     - your debt security provides for stated interest, compounded or paid at least annually, only at:

      1. one or more qualified floating rates;

      2. a single fixed rate and one or more qualified floating rates;

      3. a single objective rate; or

      4. a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     Your debt security will have a variable rate that is a qualified floating rate if:

     - variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

     - the rate is equal to such a rate multiplied by either:

      1. a fixed multiple that is greater than 0.65 but not more than 1.35; or

      2. a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

     - the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

     If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

     Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

     Your debt security will have a variable rate that is a single objective rate if:

     - the rate is not a qualified floating rate;

     - the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

     - the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

     Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security's term.

     An objective rate as described above is a qualified inverse floating rate if:

     - the rate is equal to a fixed rate minus a qualified floating rate and

     - the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

     Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

     - the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

     - the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

     In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

     If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:

     - determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

     - constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

     - determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

     - adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

     If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

     SHORT-TERM DEBT SECURITIES

     In general, if you are an individual or other cash-basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

     When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security's stated redemption price at maturity.

     NON-U.S. DOLLAR CURRENCY DISCOUNT DEBT SECURITIES

     If your discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under "-- United States
Holders -- Payments of Interest". You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.

     DEBT SECURITIES PURCHASED AT A PREMIUM. If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security's yield to maturity. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you will compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also "-- United States Holders -- Original Issue
Discount -- Election to Treat All Interest as Original Issue Discount".

     PURCHASE, SALE AND RETIREMENT OF THE DEBT SECURITIES. Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

     - adding any original issue discount, market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

     - subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

     You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize will be the U.S. dollar value of such amount on:

     - the date payment is received, if you are a cash basis taxpayer and the debt securities are not traded on an established securities market, as defined in the applicable Treasury regulations;

     - the date of disposition, if you are an accrual basis taxpayer; or

     - the settlement date for the sale, if you are a cash basis taxpayer, or an accrual basis taxpayer that so elects, and the debt securities are traded on an established securities market, as defined in the applicable Treasury regulations.

     You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

     - described above under "-- United States Holders -- Original Issue Discount -- Short-Term Debt Securities" or "-- Market Discount";

     - attributable to accrued but unpaid interest;

     - the rules governing contingent payment obligations apply; or

     - attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% where the property is held more than one year and 18% where the property is held more than five years.

     You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

     EXCHANGE OF AMOUNTS IN OTHER THAN U.S. DOLLARS. If you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

     INDEXED AND OTHER DEBT SECURITIES. The applicable prospectus supplement will discuss the material United States federal income tax rules with respect to contingent non-U.S. dollar currency debt securities, debt securities that may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Goldman Sachs or debt or equity securities of one or more third parties, debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security.

UNITED STATES ALIEN HOLDERS

     This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

     - a nonresident alien individual;

     - a foreign corporation;

     - a foreign partnership; or

     - an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this section does not apply to you.

     This discussion assumes that the debt security or coupon is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

     Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security or coupon:

     - we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

       1. you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

       2. you are not a controlled foreign corporation that is related to us through stock ownership;

       3. you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

       4. in the case of a debt security other than a bearer debt security, the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

          a. you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person;

          b. in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a person who is not a United States person;

          c. the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

              i. a withholding foreign partnership (generally a foreign
                 partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

              ii. a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service); or

             iii. a U.S. branch of a non-United States bank or of a non-United
                  States insurance company; and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service);

          d. the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business:

              i. certifying to the U.S. payor under penalties of perjury that an
                 Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

              ii. to which is attached a copy of the Internal Revenue Service
                  Form W-8BEN or acceptable substitute form; or

          e. the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person in accordance with U.S. Treasury regulations; and

       5. in the case of a bearer debt security, the debt security is offered, sold and delivered in compliance with the restrictions described above under "Considerations Relating to Securities Issued in Bearer Form" and payments on the debt security are made in accordance with the procedures described above under that section; and

     - no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security or coupon.

Further, a debt security or coupon held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

     - the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

     - the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     UNITED STATES HOLDERS. In general, if you are a noncorporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on a discount debt security. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

     UNITED STATES ALIEN HOLDERS. In general, if you are a United States alien holder, payments of principal, premium or interest, including original issue discount, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "-- United States Alien Holders" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

     - the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

       1. an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

       2. other documentation upon which it may rely to treat the payment as made to a person who is not a United States person in accordance with U.S. Treasury regulations; or

     - you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a person who is not a United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the payor has actual knowledge that you are a United States person.

     In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     - the proceeds are transferred to an account maintained by you in the United States;

     - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

     - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

     In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

     - a United States person;

     - a controlled foreign corporation for United States tax purposes;

     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

     - a foreign partnership, if at any time during its tax year:

       1. one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

       2. such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

               TAXATION OF PREFERRED STOCK AND DEPOSITARY SHARES

     This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the preferred stock and depositary shares that we may offer other than preferred stock that may be convertible into or exercisable or exchangeable for securities or other property, which will be described in the applicable prospectus supplement. When we refer to preferred stock in this subsection, we mean both preferred stock and depositary shares.

UNITED STATES HOLDERS

     This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a share of preferred stock and you are:

     - a citizen or resident of the United States;

     - a domestic corporation;

     - an estate whose income is subject to United States federal income tax regardless of its source; or

     - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to "-- United States Alien Holders" below.

     DISTRIBUTIONS ON PREFERRED STOCK. You will be taxed on distributions on preferred stock as ordinary dividend income to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes. If you are taxed as a corporation, except as described in the next subsection, dividends would be eligible for the 70% dividends-received deduction.

     You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the preferred stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the preferred stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the preferred stock. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.

     LIMITATIONS ON DIVIDENDS-RECEIVED DEDUCTION

     Corporate shareholders may not be entitled to take the 70% dividends-received deduction in all circumstances. Prospective corporate investors in preferred stock should consider the effect of:

     - Section 246A of the Internal Revenue Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is "directly attributable" to an investment in portfolio stock such as preferred stock;

     - Section 246(c) of the Internal Revenue Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

     - Section 1059 of the Internal Revenue Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any "extraordinary dividend" (as defined below) that is eligible for the dividends-received deduction.

     EXTRAORDINARY DIVIDENDS

     If you are a corporate shareholder, you will be required to reduce your tax basis (but not below zero) in the preferred stock by the nontaxed portion of any "extraordinary dividend" if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the preferred stock generally would be a dividend that:

     - equals or exceeds 5% of the corporate shareholder's adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

     - exceeds 20% of the corporate shareholder's adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on the preferred stock is an extraordinary dividend, a corporate shareholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder's holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate shareholder's tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

If you are a corporate shareholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of preferred stock in your particular circumstances.

     REDEMPTION PREMIUM

     If we may redeem your preferred stock at a redemption price in excess of its issue price, the entire amount of the excess may constitute an unreasonable redemption premium which will be treated as a constructive dividend. You generally must take this constructive dividend into account each year in the same manner as original issue discount would be taken into account if the preferred stock were treated as a debt security for United States federal income tax purposes. See "-- Taxation of Debt Securities -- United States
Holders -- Original Issue Discount" above for a discussion of the special tax rules for original issue discount. A corporate shareholder would be entitled to a dividends-received deduction for any constructive dividends unless the special rules denying a dividends-received deduction described above in "-- Limitations on Dividends-Received Deduction" apply. A corporate shareholder would also be required to take these constructive dividends into account when applying the extraordinary dividend rules described above. Thus, a corporate shareholder's receipt of a constructive dividend may cause some or all stated dividends to be treated as extraordinary dividends. The applicable prospectus supplement for preferred stock that is redeemable at a price in excess of its issue price will indicate whether tax counsel believes that a shareholder must include any redemption premium in income.

     SALE OR EXCHANGE OF PREFERRED STOCK OTHER THAN BY REDEMPTION. If you sell or otherwise dispose of your preferred stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the preferred stock. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% where the property is held more than one year and 18% where the property is held more than five years.

     REDEMPTION OF PREFERRED STOCK. If we are permitted to and redeem your preferred stock, it generally would be a taxable event. You would be treated as if you had sold your preferred stock if the redemption:

     - results in a complete termination of your stock interest in us;

     - is substantially disproportionate with respect to you; or

     - is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as shares actually owned, must be taken into account.

     If we redeem your preferred stock in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the preferred stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the preferred stock for more than one year.

     If a redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the preferred stock and thereafter would be treated as capital gain. If a redemption of the preferred stock is treated as a distribution that is taxable as a dividend, your basis in the redeemed preferred stock would be transferred to the remaining shares of our stock that you own, if any.

     Special rules apply if we redeem preferred stock for our debt securities. We will discuss these rules in an applicable prospectus supplement if we have the option to redeem your preferred stock for our debt securities.

UNITED STATES ALIEN HOLDERS

     This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of preferred stock by a United States alien holder. You are a United States alien holder if you are, for United States federal income tax purposes:

     - a nonresident alien individual;

     - a foreign corporation;

     - a foreign partnership; or

     - an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from preferred stock.

     DIVIDENDS. Except as described below, if you are a United States alien holder of preferred stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

     - a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

     - in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

     If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

     If dividends paid to you are "effectively connected" with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

     - you are not a United States person; and

     - the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

"Effectively connected" dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

     If you are a corporate United States alien holder, "effectively connected" dividends that you receive may, under certain circumstances, be subject to an additional "branch profits tax" at a

30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

     GAIN ON DISPOSITION OF PREFERRED STOCK. If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of preferred stock unless:

     - the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

     - you are an individual, you hold the preferred stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

     - we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of your class of preferred stock and you are not eligible for any treaty exemption.

     If you are a corporate United States alien holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

     We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

     FEDERAL ESTATE TAXES. Preferred stock held by a United States alien holder at the time of death will be included in the holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     UNITED STATES HOLDERS. In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements and backup withholding tax if you are a non-corporate United States person and you:

     - fail to provide an accurate taxpayer identification number;

     - are notified by the United States Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

     - in certain circumstances, fail to comply with applicable certification requirements.

     If you sell your preferred stock outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your preferred stock through a non-U.S. office of a broker that is:

     - a United States person;

     - a controlled foreign corporation for United States tax purposes;

     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

     - a foreign partnership, if at any time during its tax year:

      1. one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

      2. such foreign partnership is engaged in the conduct of a United States trade or business.

     You generally may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

     UNITED STATES ALIEN HOLDERS. If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

     - dividend payments; and

     - the payment of the proceeds from the sale of preferred stock effected at a United States office of a broker;

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

     - the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

      1. a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

      2. other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations; or

     - you otherwise establish an exemption.

     Payment of the proceeds from the sale of preferred stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of preferred stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     - the proceeds are transferred to an account maintained by you in the United States;

     - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

     - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

     In addition, a sale of preferred stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

     - a United States person;

     - a controlled foreign corporation for United States tax purposes;

     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

     - a foreign partnership, if at any time during its tax year:

      1. one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

      2. such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

     You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

                    INITIAL OFFERING AND SALE OF SECURITIES

     We may sell the securities from time to time in their initial offering as follows:

     - through agents;

     - to dealers or underwriters for resale;

     - directly to purchasers; or

     - through a combination of any of these methods of sale.

     In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

     The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

     From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those securities to the public.

     We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

     If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

     We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations, and will include any required information about commissions we may pay for soliciting these contracts.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

     In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

     The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, The Goldman Sachs Group, Inc. and its subsidiaries in the ordinary course of business. In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Among our affiliates, Goldman, Sachs & Co. may offer the securities for sale in the United States and Goldman Sachs International and Goldman Sachs (Asia) L.L.C. may offer the securities for sale outside the United States. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

     Goldman, Sachs & Co. is a subsidiary of The Goldman Sachs Group, Inc. and The Goldman Sachs Group, Inc. is the parent of Goldman, Sachs & Co. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member, such as Goldman, Sachs & Co., distributes an affiliated company's securities. Goldman, Sachs & Co. has advised The Goldman Sachs Group, Inc. that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720.

     Goldman, Sachs & Co. will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

                      MARKET-MAKING RESALES BY AFFILIATES

     This prospectus may be used by Goldman, Sachs & Co. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Goldman, Sachs & Co. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Goldman, Sachs & Co. may act as principal or agent, including as agent for the counterparty in a transaction in which Goldman, Sachs & Co. acts as principal, or as agent for both counterparties in a transaction in which Goldman, Sachs & Co. does not act as principal. Goldman, Sachs & Co. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of The Goldman Sachs Group, Inc. may also engage in transactions of this kind and may use this prospectus for this purpose. These other affiliates may include Goldman Sachs International and Goldman Sachs
(Asia) L.L.C.

     The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

     The Goldman Sachs Group, Inc. does not expect to receive any proceeds from market-making transactions. The Goldman Sachs Group, Inc. does not expect that Goldman, Sachs & Co. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to The Goldman Sachs Group, Inc.

     Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless The Goldman Sachs Group, Inc. or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

         MATTERS RELATING TO INITIAL OFFERING AND MARKET-MAKING RESALES

     Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. We have been advised by Goldman, Sachs & Co. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering may also make a market in those securities. However, neither Goldman, Sachs & Co. nor any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

     Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

     In this prospectus, the terms "this offering" means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

                    EMPLOYEE RETIREMENT INCOME SECURITY ACT

     This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan proposing to invest in the securities.

     The Goldman Sachs Group, Inc. and certain of its affiliates may each be considered a "party in interest" within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or a "disqualified person" within the meaning of the U.S. Internal Revenue Code of 1986, as amended, with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the debt securities, warrants or purchase contracts, or any units including debt securities, warrants and/or purchase contracts, are acquired by or with the assets of a pension or other employee benefit plan for which The Goldman Sachs Group, Inc. or any of its affiliates is a service provider, unless those securities are acquired under an exemption for transactions effected on behalf of that plan by a "qualified professional asset manager" or an "in-house asset manager" or under any other available exemption. The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan and propose to invest in the securities described in this prospectus, you should consult your legal counsel.

                           VALIDITY OF THE SECURITIES

     In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for The Goldman Sachs Group, Inc. by one of its General Counsel, Gregory K. Palm or Esta E. Stecher, or by Sullivan & Cromwell and for any underwriters or agents by Sullivan & Cromwell or other counsel named in the applicable prospectus supplement.

     Sullivan & Cromwell has in the past represented and continues to represent Goldman Sachs on a regular basis and in a variety of matters, including offerings of our common stock and debt securities. Sullivan & Cromwell also performed services for The Goldman Sachs Group, Inc. in connection with the offering of the securities described in this prospectus.

                                    EXPERTS

     The financial statements of Goldman Sachs as of November 24, 2000 and November 26, 1999 and for each of the three years in the period ended November 24, 2000 incorporated by reference in this prospectus and the financial statement schedule incorporated by reference in the registration statement have been included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The historical income statement, balance sheet and common share data set forth in "Selected Consolidated Financial Data" for each of the five fiscal years in the period ended November 24, 2000 incorporated by reference in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     With respect to the unaudited condensed consolidated financial statements of Goldman Sachs as of and for the three months ended February 23, 2001 and for the three months ended February 25, 2000 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 5, 2001 incorporated by reference herein states that they did not audit and they do not express an opinion on the unaudited condensed consolidated financial statements. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of

Section 11 of the Securities Act of 1933 for their report on the unaudited condensed consolidated financial statements because this report is not a "report" or a "part" of the registration statements prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                  CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995

     We have included or incorporated by reference in this prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

     Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under the caption "Item 1: Business -- Certain Factors That May Affect Our Business" in our Annual Report on Form 10-K for the fiscal year ended November 24, 2000, which is incorporated in this prospectus by reference. See "Available Information" above for information about how to obtain a copy of this annual report.

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  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or a solicitation of an offer to buy the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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                               TABLE OF CONTENTS

                                                   Page
                                                   ----
Summary Information..............................   S-2
Additional Risk Factors Specific to Your Note....  S-10
Specific Terms of Your Note......................  S-17
Hypothetical Pre-Tax Returns on Your Note........  S-26
Use of Proceeds and Hedging......................  S-31
The Indices......................................  S-32
Historical Currency Exchange Rate Information....  S-37
Supplemental Discussion of Federal Income Tax
  Consequences...................................  S-39
Employee Retirement Income Security Act..........  S-42
Supplemental Plan of Distribution................  S-43

       Prospectus Supplement dated June 25, 2001
Use of Proceeds..................................   S-2
Description of Notes We May Offer................   S-3
United States Taxation...........................  S-20
Employee Retirement Income Security Act..........  S-20
Supplemental Plan of Distribution................  S-20
Validity of the Notes............................  S-22

                      Prospectus
Available Information............................     2
Prospectus Summary...............................     4
Ratio of Earnings to Fixed Charges...............     7
Description of Debt Securities We May Offer......     8
Description of Warrants We May Offer.............    31
Description of Purchase Contracts We May Offer...    49
Description of Units We May Offer................    54
Description of Preferred Stock We May Offer......    60
Description of Capital Stock.....................    67
Legal Ownership and Book-Entry Issuance..........    73
Considerations Relating to Securities issued in
  Bearer Form....................................    79
Considerations Relating to Indexed Securities....    83
Considerations Relating to Securities Denominated
  or Payable in or Linked to a Non-U.S. Dollar
  Currency.......................................    86
United States Taxation...........................    89
Plan of Distribution.............................   109
Employee Retirement Income Security Act..........   111
Validity of the Securities.......................   112
Experts..........................................   112
Cautionary Statement Pursuant to the Private
  Securities Litigation Reform Act of 1995.......   113

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                             $
                         THE GOLDMAN SACHS GROUP, INC.
                        INTERNATIONAL INDEX-LINKED NOTES
                                    DUE 2004
                             (LINKED TO A BASKET OF
                         DOW JONES EURO STOXX 50 INDEX,
                        FTSE 100 INDEX, NIKKEI 225 INDEX
                          AND THE SWISS MARKET INDEX)

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                              GOLDMAN, SACHS & CO.
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